    As filed with the Securities and Exchange Commission on April 26, 2002.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                INTERFACE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              GEORGIA                                2822                              58-1451243
  (State or Other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   Incorporation or Organization)        Classification Code Number)             Identification Number)

           2859 PACES FERRY ROAD, SUITE 2000, ATLANTA, GEORGIA 30339
                                 (770) 437-6800
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                          RAYMOND S. WILLOCH, ESQUIRE
     SENIOR VICE PRESIDENT -- ADMINISTRATION, GENERAL COUNSEL AND SECRETARY
                                INTERFACE, INC.
           2859 PACES FERRY ROAD, SUITE 2000, ATLANTA, GEORGIA 30339
                                 (770) 437-6800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                            W. RANDY EADDY, ESQUIRE
                            KILPATRICK STOCKTON LLP
               1100 PEACHTREE STREET, ATLANTA, GEORGIA 30309-4530
                           TELEPHONE: (404) 815-6500
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS POSSIBLE AFTER THIS REGISTRATION STATEMENT IS EFFECTIVE.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same
offering:   [ ]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
          TITLE OF EACH CLASS OF            AMOUNT TO BE        PROPOSED MAXIMUM           PROPOSED MAXIMUM         AMOUNT OF
       SECURITIES TO BE REGISTERED           REGISTERED    OFFERING PRICE PER UNIT(1)  AGGREGATE OFFERING PRICE  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
10 3/8% Senior Notes, Series B, Due 2010    $175,000,000             100%                    $175,000,000            $16,100
---------------------------------------------------------------------------------------------------------------------------------
Subsidiary Guarantees(2)                         (3)                  (3)                        (3)                   (3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).
(2) The Company's material U.S. domestic subsidiaries -- Bentley Prince Street, Inc. (formerly known as Bentley Mills, Inc.), Bentley Mills, Inc. (formerly known as Bentley Royalty Company), Chatham Marketing Co., Chatham, Inc., Commercial Flooring Systems, Inc., Flooring Consultants, Inc., Guiliford of Maine Finishing Services, Inc., Guiliford of Maine Marketing Co., Guiliford of Maine, Inc., Intek Marketing Co., Intek, Inc., Interface Americas Holdings, Inc., Interface Americas, Inc., Interface Americas Re:Source Technologies, Inc., Interface Architectural Resources, Inc., Interface Fabrics Group, Inc., Interface Flooring Systems, Inc., Interface Licensing Company, Interface Overseas Holdings, Inc., Interface Real Estate Holdings, LLC, Interface Royalty Company, Pandel, Inc., Prince Street Royalty Company, Quaker City International, Inc., Re:Source Amercias Enterprises, Inc., Re:Source Massachusetts Floor Covering, Inc., Re:Source New Jersey, Inc., Re:Source New York, Inc., Re:Source Washington, D.C., Inc., Superior/ Reiser Flooring Resources, Inc., and Toltec Fabrics, Inc. (collectively, the "Guarantors") -- have guaranteed on a senior unsecured basis, jointly and severally, the payment of the principal of, premium, if any, and interest on the 10 3/8% Senior Notes being registered hereby (the "Guarantees"). The Guarantors are registering the Guarantees. Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees.
(3) Not applicable.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                (INTERFACE LOGO)

                               OFFER TO EXCHANGE
                    10 3/8% SENIOR NOTES DUE 2010, SERIES B
                                      FOR
                    10 3/8% SENIOR NOTES DUE 2010, SERIES A

                            TERMS OF EXCHANGE OFFER
------------------------------------------------------

-  OFFER
   We are offering to exchange up to $175 million in principal amount of our

   10 3/8% SENIOR NOTES DUE 2010, SERIES B

   for the same principal amount of our outstanding

   10 3/8% SENIOR NOTES DUE 2010, SERIES A.

   We are making this offer to satisfy our obligation in the Registration Rights Agreement, dated January 17, 2002, relating to the original issuance of the original notes.

-  PROCEDURES
   To tender, you must submit a signed letter of transmittal and your original notes to Wachovia Bank, National Association, our exchange agent. Special procedures apply in some cases. You must tender original notes in $1,000 multiples.

-  WITHDRAWAL
   You may withdraw tendered notes until 24 hours before the offer expires.

-  EXPIRATION
   This offer expires at 5:00 p.m., Eastern Time on          , 2002, unless
   extended.

-  UNACCEPTED TENDERS
   We will return any tendered original notes that we do not accept for exchange for any reason.

-  PROCEEDS AND EXPENSES
   We will not receive any proceeds from the issuance of the exchange notes. We have agreed to pay the expenses associated with this exchange offer.

                            TERMS OF EXCHANGE NOTES
------------------------------------------------------

    THE TERMS OF THE EXCHANGE NOTES AND THE ORIGINAL NOTES ARE IDENTICAL IN ALL MATERIAL RESPECTS, EXCEPT FOR TRANSFER RESTRICTIONS, REGISTRATION RIGHTS AND PENALTY INTEREST PROVISIONS RELATING TO THE ORIGINAL NOTES.

 -  MATURITY DATE
    The exchange notes will mature on February 1, 2010.

 -  INTEREST
    The exchange notes will bear interest at the rate of 10 3/8% per year. Interest on the exchange notes is payable semi-annually in cash on February 1 and August 1 of each year, beginning on August 1, 2002.

 -  OPTIONAL REDEMPTION
    We may redeem up to 35% of the exchange notes at any time prior to February 1, 2005 with the proceeds of one or more public equity offerings at a price of 110 3/8% of the principal amount.

 -  CHANGE OF CONTROL
    If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase the exchange notes from holders at a price of 101% of the principal amount.

 -  SUBSIDIARY GUARANTEES
    The exchange notes will be guaranteed on a senior basis by each of our material U.S. subsidiaries on the issue date of the original notes.

 -  SECURITY AND RANKING
    The exchange notes will be unsecured senior obligations of Interface, Inc. and will rank pari passu to all of our and the guarantors' existing and future senior debt, and will be senior in right of payment to all of our subordinated debt.

INVESTING IN THE EXCHANGE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    THE DATE OF THIS PROSPECTUS IS         .

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                             ---------------------

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Summary.....................................................     1
Risk Factors................................................     8
Use of Proceeds.............................................    13
Capitalization..............................................    13
The Exchange Offer..........................................    14
Selected Consolidated Financial Data........................    22
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    23
Business....................................................    31
Management..................................................    46
Principal Shareholders and Management Stock Ownership.......    54
Description of Certain Indebtedness and Other Obligations...    56
Description of the Notes....................................    59
U.S. Federal Income Tax Considerations......................    98
Plan of Distribution........................................   102
Legal Matters...............................................   103
Independent Auditors........................................   103
Incorporation by Reference and Available Documents..........   103
Where You Can Find More Information.........................   104

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains statements which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"), as amended by the Private Securities Litigation Reform Act of 1995. Words such as "believes", "anticipates", "plans", "expects" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements regarding our intent, belief or current expectations, as well as the assumptions on which these statements are based. These statements principally appear in the following sections of the prospectus:
"Summary", "Business", and "Management's Discussion and Analysis of Financial Condition and Results of Operations". Any forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by forward-looking statements. Various economic and competitive factors could cause actual results or events to differ materially from those discussed in such forward-looking statements, including our strong competition, the cyclical nature of our industry, our reliance on key personnel, the risks faced by our foreign operations, control over the election of a majority of the members of our Board of Directors, our reliance on petroleum-based raw materials, restrictions on our cash flow due to substantial indebtedness, and the other factors discussed in this prospectus, including those set forth under "Risk Factors".

                                   TRADEMARKS

     This prospectus includes trademarks of ours. All brand names or other trademarks appearing in this prospectus are the property of their respective holders.

                                    SUMMARY

     The following summary contains only basic information about this offering. We encourage you to read this entire document, including our consolidated financial statements and notes thereto contained in our Annual Report on Form 10-K for the year ended December 30, 2001 filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into this prospectus.

     In this prospectus, unless otherwise indicated, the words "Interface", "we", "our", and "us" refer to Interface, Inc., the issuer of the notes, and its subsidiaries. The words "exchange notes" refer to our 10 3/8% Senior Notes due 2010, Series B, which we are offering to issue in exchange for our 10 3/8% Senior Notes due 2010, Series A, which we refer to as the "original notes". The words "this offer", "the exchange offering" and "the exchange offer" refer to our offer, described in this prospectus, to issue exchange notes in exchange for original notes.

                                  THE COMPANY

     We are a global manufacturer, marketer, installer and servicer of products for the commercial and institutional interiors market with a strong presence in the following market segments:

     - Modular carpet;

     - Broadloom carpet;

     - Floorcovering services;

     - Interior panel fabrics;

     - Upholstery fabrics; and

     - Raised/Access flooring.

     With a market share of approximately 35%, we are the worldwide leader in the modular carpet segment. Our Bentley(R) and Prince Street(R) brands are leaders in the high quality, designer-oriented sector of the broadloom carpet segment. We provide specialized carpet replacement, installation and maintenance services through our Re:Source Americas service network. Our Fabrics Group includes the leading U.S. manufacturer of panel fabrics for use in open plan office furniture systems, with a market share in excess of 50%, and the leading U.S. manufacturer of contract upholstery sold to office furniture manufacturers and contract jobbers, with a U.S. contract upholstery market share of approximately 35%. Our specialty products operations produce raised/access flooring systems (for which we are the second largest U.S. manufacturer), antimicrobial additives, adhesives and other specialty chemical compounds and products. These complementary product offerings, together with an integrated marketing philosophy, enable Interface to take a "total interior solutions" approach to serving the diverse needs of our customers around the world.

     We market products in over 100 countries around the world under such established brand names as Interface(R), Heuga(R), Bentley and Prince Street in modular carpet; Bentley and Prince Street in broadloom carpet; Guilford of Maine(R), Stevens Linen(TM), Toltec(R), Intek(R), Chatham(R), Camborne(TM) and Glenside(TM) in interior fabrics and upholstery products; Intersept(R) in antimicrobials; and C-Tec(R), Atlantic(TM) and Intercell(R) in raised/access flooring systems. We utilize an internal marketing and sales force of over 1,000 experienced personnel stationed at over 75 locations in over 30 countries, to market our products and services in person to our customers. This sales force is one of the largest sales forces in the global commercial floorcovering industry. Our principal geographic markets are the Americas (69% of 2001 net sales), Europe (27% of 2001 net sales) and Asia-Pacific (4% of 2001 net sales).

     For 2001, we had net sales and net loss (including a nonrecurring pre-tax restructuring charge of approximately $65.1 million) of $1.104 billion and $36.3 million, respectively. Net sales consisted of sales of floorcovering products and related services ($833.8 million), interior fabrics sales ($209.9 million) and raised/access flooring and other specialty product sales ($60.2 million), accounting for 75.5%, 19.0% and 5.5% of total net sales, respectively.

SUMMARY OF OUR STRENGTHS

     Our dominant market positions reflect our principal strengths, each of which is discussed more fully under "Business -- Our Strengths", starting on page 31 below. These include:

     Preeminent Brand Names with Reputation for Quality and Reliability. Our products are known in the industry for their high quality and reliability. Our preeminent brand names in carpets, interior fabrics and raised/access flooring systems are leaders in the industry.

     Strong Free Cash Flow Generation. We have structured our principal businesses to yield high contribution margins. As a result of our historical investments in global manufacturing capabilities and mass customization techniques and facilities, and our sustained initiatives to reduce costs and enhance operating efficiencies throughout our supply and production chain, we are positioned to derive substantially increased cash flows from operations. We have the current capacity, without significant capital expenditures, to increase production levels to handle higher demand for our products, which may result from either or both of (i) improved economic conditions and (ii) the expansion of our business in non-corporate segments that is being driven by the increasing acceptance of modular products.

     Innovative Product Design and Development Capabilities. Our product design and development capabilities give us a significant competitive advantage. We have an exclusive consulting contract with the leading design firm David Oakey Designs, Inc. This relationship augments our internal research, development and design staff. Since engaging Oakey Designs in 1994, we have introduced more than 135 new carpet designs in the U.S. and have enjoyed considerable success in winning U.S. carpet industry design awards bestowed by the International Interior Design Association (IIDA), particularly in the carpet tile division. We also have a consulting contract with the design firm Suzanne Tick, Inc., which is affiliated with award-winning carpet manufacturer Tuva Looms, Inc., to steward and design our Prince Street brand broadloom carpets.

     Low-Cost Global Manufacturing Operations. Our global manufacturing capabilities are an important competitive advantage in serving the needs of multinational corporate customers that require products and services at various locations around the world. Global manufacturing locations enable us to compete effectively with local producers in our international markets, while also giving international customers more favorable delivery times and freight costs.

     Experienced and Motivated Management and Sales Force. An important component of our competitive position is the continued strengthening of our management team and its commitment to developing and maintaining an enthusiastic and accountable work force. We have a team of skilled and dedicated executives to guide our continued growth, diversification, and management of our financial position. Our executives and sales and marketing forces are also highly motivated by incentive programs designed to promote performance in strategic areas.

BUSINESS STRATEGY AND PRINCIPAL INITIATIVES

     Our corporate strategy is to continue the diversification and integration of our business, on a sustainable basis, worldwide. We have achieved diversification by both developing products internally and acquiring complementary product lines and businesses in the commercial and institutional interiors field. As usages and demand for modular carpet continue to increase in all areas of the commercial market, we seek to leverage our dominant position in the modular carpet segment to increase diversification. We are continuing to integrate our business by identifying and developing additional synergies and operating efficiencies among our products and global businesses. In implementing this strategy, we are pursuing the following principal strategic initiatives:

     Expand Markets for Modular Products. Our management believes that modular carpet continues to take share away from other floorcovering products across most markets. In response to such increased acceptance of and demand for modular products, we are leveraging our position as the worldwide leader in the modular carpet market, with a share of approximately 35%, to drive sales in all market sectors. The growing use of open plan interiors and modern office arrangements has encouraged the use of carpet tile generally. Our established global brands for modular carpet are leaders with respect to design, quality, value and performance. We have also produced a specially adapted version of our carpet tile for healthcare facilities, and we will seek to use our mass customization capabilities to develop and produce efficiently other innovative modular products to address specialized customer needs in other non-corporate segments.

     Increase Sales in Less Cyclical Market Segments. In both our floorcoverings and fabrics businesses, we are focusing more of our marketing and sales efforts on non-corporate segments in order to capture attractive market share opportunities and also to reduce our future exposure to certain economic cycles that affect the corporate segment more adversely. These other segments include retail space, government institutions, schools, healthcare facilities, tenant improvement space, hospitality centers and home office space. In order to implement this strategy, we have:

     - introduced specialized product offerings tailored to the unique demands of these segments, including specific designs, functionalities and price points;

     - created a sales force dedicated to penetrating these segments at a high level; and

     - realigned incentives for our corporate segment sales force generally in order to encourage their efforts to penetrate these other segments, including paying higher commissions for sales in these segments relative to the corporate segment.

     De-leverage Our Balance Sheet. One of our objectives is to use the strong free cash flow generation capability of our business to repay our existing debt more rapidly and strengthen our financial position. Certain of our ongoing initiatives, which have already reduced our operating costs structure, are expected to yield future annual cost savings of approximately $25 million. Our existing capacity to increase production levels without significant capital expenditures will facilitate our generation of additional free cash flow when demand for our products rises as a result of improved economic conditions generally or expansions of our business from other strategic initiatives we have implemented. We will continue our existing initiatives, and we expect to implement new ones such as our supply chain enhancement program, to reduce costs further and enhance free cash flow generation.

     Maximize Global Marketing and Manufacturing Capabilities. We will continue to use the complementary nature of our product lines to offer "total interior solutions" to our customers worldwide to meet their diverse needs for products and services. We combine our global marketing and manufacturing capabilities to target multinational companies successfully and compete effectively in local markets worldwide. We have a 12-person global accounts team with responsibility for our largest multinational customers and prospects, and we have established a web-based communications network to serve those multinational customers better.

     Advance Ecological Sustainability Programs. In 1995, we began a worldwide war-on-waste initiative referred to internally as "QUEST". The war on waste is part of our broader EcoSense initiative, which is our long-range program to achieve greater resource efficiency and, ultimately, ecological
"sustainability" -- that is, the point at which Interface is no longer a net "taker" from the earth -- with the goal of becoming the first "restorative" company. One example of a product developed under this initiative is the line of fabrics manufactured from recycled, recyclable or compostable materials under the Terratex(R) brand. We believe that our pursuit of our goals under this initiative provides a competitive advantage in marketing our products to an increasing number of customers.

     Interface was incorporated in 1973 as a Georgia corporation. Our principal executive offices are located at 2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339, and our telephone number is (770) 437-6800.

                               THE EXCHANGE OFFER

The Exchange Offer............   We are offering to exchange up to $175,000,000
                                 in principal amount of our 10 3/8% Senior Notes due 2010, Series B, for up to $175,000,000 in principal amount of our outstanding 10 3/8%
                                 Senior Notes due 2010, Series A.

The Exchange Notes............   The notes we will issue in this exchange offer
                                 are identical in all material respects to the original notes, except for transfer restrictions, registration rights and penalty interest provisions relating to the original notes. We will issue the exchange notes without legends restricting their transfer. See
                                 "Description of the Notes", beginning on page
                                 59.

Expiration Date; Withdrawal of
Tender........................   The exchange offer will expire at 12:00
                                 Midnight, Eastern Time, on           , 2002,
                                 unless we extend the offer. Until 24 hours before the offer expires, you may withdraw any original notes that you previously tendered. If we do not accept your original notes for exchange for any reason, we will return them to you at our cost, as soon as possible after the exchange offer. The exchange offer is subject to customary conditions, which we may waive.

Conditions to the Exchange
Offer See "The Exchange Offer -- Conditions to the Exchange Offer", beginning on page 16.

Procedures for Tendering
Original Notes................   If you hold original notes and wish to accept
                                 the exchange offer, you must:

                                 - complete, sign and date the letter of
                                   transmittal that is included with this
                                   prospectus, and

                                 - mail or deliver the letter of transmittal to
                                   Wachovia Bank, National Association, our exchange agent.

                                 Be sure to include the original notes you wish to exchange, deliver the original notes by book entry transfer, or make guaranteed delivery. You must tender original notes for exchange in $1,000 multiples.

                                 By executing the letter of transmittal, you will represent to us that, among other things,

                                 (1) you will acquire the exchange notes in the ordinary course of your business,

                                 (2) you are not engaging in or intending to engage in a distribution of the exchange notes,

                                 (3) you have no arrangement with any person to participate in the distribution of the exchange notes, and

                                 (4) (A) you are not our "affiliate", as defined
                                         in Rule 405 of the Securities Act of
                                         1933, as amended (the "Securities
                                         Act"), or,

                                      (B) if you are our affiliate, you will
                                          comply with the registration and
                                          prospectus delivery requirements of
                                          the Securities Act.

Special Procedures for
Beneficial Owners.............   This paragraph applies to the beneficial owners
                                 of original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee. If you are a beneficial owner and wish to tender your original notes in the exchange offer, please contact the registered holder and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must either re-register the original notes in your name or obtain a properly completed bond power from the registered holder. You may not be able to re-register your original notes in time to participate in the exchange offer.

Guaranteed Delivery
Procedures....................   If you wish to tender your original notes, but
                                 they are not immediately available, or you cannot deliver your original notes, the letter of transmittal, or any other required documents to Wachovia Bank, National Association before the offer expires, you must tender your original notes using the guaranteed delivery procedures described in "The Exchange
                                 Offer -- Guaranteed Delivery Procedures", beginning on page 19.

Registration Requirements.....   We will use our best efforts to complete the
                                 registered exchange offer to allow you an opportunity to exchange your original notes for the exchange notes. In the event that applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer or in certain other circumstances, we have agreed to file a shelf registration statement covering resales of the original notes. In such event, we will use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act and, subject to certain exceptions, to keep the shelf registration statement effective until the third anniversary of the date we initially issued the original notes, unless all the notes are sold under the shelf registration statement in a shorter timeframe.

U.S. Federal Income Tax
Considerations................   We discuss the material federal income tax
                                 considerations relating to the exchange notes in "U.S. Federal Income Tax Consequences", beginning on page 98.

Use of Proceeds...............   We will not receive any proceeds from the
                                 exchange of notes in this exchange offer.

Exchange Agent................   Wachovia Bank, National Association is our
                                 exchange agent. Its address and telephone number are listed in "The Exchange
                                 Offer -- Exchange Agent", on page 20.

                   SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

     The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange notes, see "Description of the Notes".

Issuer........................   Interface, Inc.

Notes Offered.................   $175,000,000 aggregate principal amount of
                                 10 3/8% Senior Notes due 2010, Series B.

Maturity Date.................   February 1, 2010.

Interest Payment Dates........   February 1 and August 1, commencing August 1,
                                 2002.

Subsidiary Guarantees.........   Each of our material U.S. subsidiaries on the
                                 issue date of the original notes will guarantee the exchange notes.

Security and Ranking..........   The exchange notes and the guarantees will be
                                 senior unsecured obligations of Interface and the guarantors. The exchange notes will rank pari passu with any existing and future senior indebtedness of Interface and the guarantors and will be senior in right of payment to any subordinated indebtedness of Interface and the guarantors.

Optional Redemption...........   At any time prior to February 1, 2005, we may
                                 redeem up to 35% of the aggregate principal amount of the exchange notes with the proceeds of one or more public equity offerings at a redemption price in cash equal to 110 3/8% of the principal amount thereof, plus accrued interest at the redemption date. In addition, we may redeem the exchange notes at any time subject to a specified make-whole premium.

Change of Control.............   Upon a change of control, we must offer to
                                 repurchase the exchange notes at 101% of the principal amount plus accrued interest at the purchase date.

Certain Covenants.............   The indenture governing the exchange notes will
                                 contain certain covenants, including
                                 limitations and restrictions on our ability to:

                                 - incur additional indebtedness;

                                 - make dividend payments or other restricted
                                   payments;

                                 - create liens;

                                 - make asset sales;

                                 - sell securities of our subsidiaries;

                                 - enter into transactions with shareholders and
                                   affiliates; and

                                 - enter into mergers, consolidations, or sales
                                   of all or substantially all of our assets.

                                 These covenants are subject to important exceptions and qualifications, which are described in "Description of the
                                 Notes -- Certain Covenants".

Risk Factors..................   Holders of original notes should carefully
                                 consider the matters set forth under the caption "Risk Factors" prior to making an investment decision with respect to the exchange notes.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     We derived the summary consolidated financial data presented below from our audited Consolidated Financial Statements and the notes thereto for the years indicated. You should read the summary financial data presented below together with those audited Consolidated Financial Statements and the notes thereto, which are included in our Annual Report on Form 10-K for the year ended December 30, 2001, which is filed with the Securities and Exchange Commission, and is incorporated herein by reference.

                                                          AS OF AND FOR THE
                                                              YEAR ENDED
                                 --------------------------------------------------------------------
                                 DECEMBER 28,   JANUARY 3,   JANUARY 2,   DECEMBER 31,   DECEMBER 30,
                                     1997          1999         2000          2000           2001
                                 ------------   ----------   ----------   ------------   ------------
                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Net sales......................   $1,135,290    $1,281,129   $1,228,239    $1,283,948     $1,103,905
Gross profit on sales..........      379,556       433,469      382,115       388,004        316,031
Selling, general and
  administrative expenses......      281,755       318,495      304,553       297,948        266,988
Restructuring charges..........           --        25,283        1,131        21,047         65,085
Operating income (loss)........       97,801        89,691       76,431        69,009        (16,042)
Interest expense(1)............       35,038        36,705       39,372        38,500         37,233
Net income (loss) applicable to
  common shareholders..........       37,514        29,823       23,545        17,321        (36,287)
OTHER DATA:
EBITDA(2)......................   $  136,406    $  157,560   $  123,351    $  140,681     $   31,293
Depreciation and
  amortization.................       38,605        42,586       45,789        50,625         47,852
Capital expenditures...........       38,654        45,227       37,278        30,495         30,036
Ratio of EBITDA to interest
  expense(1)...................        3.89x         4.29x        3.13x         3.65x          0.84x
Ratio of earnings to fixed
  charges(1)(3)................        3.38x         3.76x        2.84x         3.19x          2.29x

                                                                AS OF
                                 --------------------------------------------------------------------
                                 DECEMBER 28,   JANUARY 3,   JANUARY 2,   DECEMBER 31,   DECEMBER 30,
                                     1997          1999         2000          2000           2001
                                 ------------   ----------   ----------   ------------   ------------
                                                        (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital................   $  183,403    $  213,412   $  217,026    $  240,959     $  210,372
Total assets...................      929,563     1,036,864    1,028,495     1,034,849        954,754
Total long-term debt(4)........      392,250       390,437      402,118       422,358        454,994
Total common shareholders'
  equity.......................      316,365       398,824      389,192       372,435        302,475
Total capitalization...........      711,604       791,056      793,322       799,957        761,909

---------------
(1) Interest expense includes the amount of fees paid under the receivables securitization program, which may be less than the amount of interest that would have been paid if the amount of receivables sold under such program had alternatively been borrowed.
(2) EBITDA represents income before income taxes plus net interest expense, depreciation, amortization, non-recurring charges and extraordinary items. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. In addition, we believe that certain investors find EBITDA to be a useful tool for measuring our ability to service our debt. EBITDA is not necessarily a measure of our ability to fund cash needs.
(3) The ratio of earnings to fixed charges is determined by dividing the sum of earnings before non-recurring charges, extraordinary items, interest expense, taxes on income, depreciation, amortization and a portion of rent expense representative of the interest component, by the sum of interest expense and the portion of rent expense representative of the interest component.
(4) Total long-term debt does not include receivables sold under our receivables securitization program. As of December 30, 2001, December 31, 2000, January 2, 2000, January 3, 1999 and December 28, 1997, we had sold receivables of $34.0 million, $54.0 million, $40.0 million, $45.6 million, and $49.6 million, respectively.

                                  RISK FACTORS

     You should carefully consider the following factors, in addition to the other information included in this prospectus, before making an investment with respect to the exchange notes. Any or all of the following risk factors could have a material adverse effect on our business, financial condition, results of operations and prospects.

GENERAL BUSINESS RISKS

WE COMPETE WITH A LARGE NUMBER OF MANUFACTURERS IN THE HIGHLY COMPETITIVE COMMERCIAL FLOORCOVERING PRODUCTS MARKET, AND SOME OF THESE COMPETITORS HAVE GREATER FINANCIAL RESOURCES THAN WE DO.

     The commercial floorcovering industry is highly competitive. Globally, we compete for sales of floorcovering products with other carpet manufacturers and manufacturers of vinyl and other types of floorcovering. Although the industry has experienced significant consolidation, a large number of manufacturers remain in the industry. We believe that we are the largest manufacturer of modular carpet in the world. However, a number of domestic and foreign competitors manufacture modular carpet as one segment of their business, and some of these competitors have greater financial resources than we do.

SALES OF OUR PRINCIPAL PRODUCTS MAY BE AFFECTED BY CYCLES IN THE CONSTRUCTION AND RENOVATION OF COMMERCIAL AND INSTITUTIONAL BUILDINGS.

     Sales of our principal products are related to the construction and renovation of commercial and institutional buildings. This activity is cyclical and can be affected by the strength of a country's or region's general economy, prevailing interest rates and other factors that lead to cost control measures by businesses and other users of commercial or institutional space. The effects of cyclicality upon the commercial office sector tend to be more pronounced than the effects upon the institutional sector. Historically, we have generated more sales in the commercial office sector than in other markets. The effects of cyclicality upon the new construction sector of the market also tend to be more pronounced than the effects upon the renovation sector. Although the predominant portion of our sales are generated from the renovation sector, any adverse cycle, in either sector of the market, would lessen the overall demand for commercial interiors products, which could impair our growth.

OUR CONTINUED SUCCESS DEPENDS SIGNIFICANTLY UPON THE EFFORTS, ABILITIES AND CONTINUED SERVICE OF OUR SENIOR MANAGEMENT EXECUTIVES AND OUR DESIGN CONSULTANTS.

     We believe that our continued success will depend to a significant extent upon the efforts and abilities of our senior management executives. In addition, we rely significantly on the leadership that David Oakey of David Oakey Designs, Inc. provides to our internal design staff. Specifically, Oakey Designs provides product design/production engineering services to us under an exclusive consulting contract that contains non-competition covenants. We recently renewed our agreement with Oakey Designs for a five-year term through May 2006. The loss of any key personnel or key design consultants could have an adverse impact on our business.

OUR SUBSTANTIAL INTERNATIONAL OPERATIONS ARE SUBJECT TO VARIOUS POLITICAL, ECONOMIC AND OTHER UNCERTAINTIES.

     We have substantial international operations. In fiscal 2001, approximately 32% of our net sales and a significant portion of our production were outside the United States, primarily in Europe but also in Asia-Pacific. Our corporate strategy includes the expansion of our international business on a worldwide basis. As a result, our operations are subject to various political, economic and other uncertainties, including risks of restrictive taxation policies, changing political conditions and governmental regulations. We also make a substantial portion of our net sales in currencies other than U.S. dollars, which subjects us to the risks inherent in currency translations. Our ability to manufacture and ship products from facilities in several foreign countries reduces the risks of foreign currency fluctuations we might otherwise experience, and we also engage from time to time in hedging programs intended to reduce those risks further. Despite these precautions, the scope and volume of our global operations make it impossible to eliminate completely all foreign currency translation risks as an influence on our financial results.

OUR CHAIRMAN, TOGETHER WITH OTHER INSIDERS, CURRENTLY HAS SUFFICIENT VOTING POWER TO ELECT A MAJORITY OF OUR BOARD OF DIRECTORS.

     Our Chairman, Ray C. Anderson, beneficially owns approximately 50% of the Company's outstanding Class B Common Stock. The holders of the Class B Common Stock are entitled, as a class, to elect a majority of our Board of Directors. Therefore, Mr. Anderson, together with other insiders, has sufficient voting power to elect a majority of the Board of Directors. On all other matters submitted to the shareholders for a vote, the holders of the Class B Common Stock generally vote together as a single class with the holders of the Class A Common Stock. Mr. Anderson's beneficial ownership of the outstanding Class A and Class B Common Stock combined is less than 10%.

LARGE INCREASES IN THE COST OF PETROLEUM-BASED RAW MATERIALS, WHICH WE ARE UNABLE TO PASS THROUGH TO OUR CUSTOMERS, COULD ADVERSELY AFFECT US.

     Petroleum-based products comprise the predominant portion of the cost of raw materials that we use in manufacturing. While we attempt to match cost increases with corresponding price increases, large increases in the cost of petroleum-based raw materials could adversely affect our financial results if we are unable to pass through price increases in raw material costs to our customers.

UNANTICIPATED TERMINATION OR INTERRUPTION OF OUR ARRANGEMENT WITH OUR PRIMARY THIRD-PARTY SUPPLIER OF SYNTHETIC FIBER COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     E.I. DuPont de Nemours and Company currently supplies a significant percentage of our requirements for synthetic fiber (nylon), which is the principal raw material that we use in our carpet products. While we believe that there are adequate alternative sources of supply from which we could fulfill our synthetic fiber requirements, the unanticipated termination or interruption of our supply arrangement with DuPont could have a material adverse effect on us because of the cost and delay associated with shifting more business to another supplier.

RISKS SPECIFIC TO THE EXCHANGE NOTES

     In addition to the factors above relating generally to risks associated with our business and therefore any investment in us, you should also consider the following factors that represent special risks associated with an investment in the exchange notes.

AS A RESULT OF OUR HOLDING COMPANY STRUCTURE, THE EXCHANGE NOTES WILL EFFECTIVELY BE SUBORDINATED TO INDEBTEDNESS OF OUR NON-GUARANTOR SUBSIDIARIES.

     Our operations are conducted through our subsidiaries and, therefore, the exchange notes will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, other than subsidiaries which are guarantors of the exchange notes. We substantially depend on the earnings and cash flow of our subsidiaries and must rely upon distributions from our subsidiaries to meet our debt obligations, including our obligations with respect to the exchange notes. Any right of the holders of the exchange notes to participate in the assets of a non-guarantor subsidiary of Interface upon any liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary's creditors, including the lenders under our credit facility and trade creditors. In addition, substantially all of our assets and the assets of our material domestic subsidiaries as well as 100% of the capital stock of our principal domestic subsidiaries and up to 65% of the capital stock of our principal first-tier foreign subsidiaries are pledged as collateral to the lenders under our credit facility. Accordingly, upon any liquidation or reorganization of Interface, the holders of the exchange notes will have no claim against these assets or capital stock until the lenders under our credit facility are paid in full.

YOUR RIGHT TO BE REPAID WOULD BE ADVERSELY AFFECTED IF A COURT DETERMINED THAT ANY OF OUR SUBSIDIARIES MADE ANY GUARANTEE FOR INADEQUATE CONSIDERATION OR WITH THE INTENT TO DEFRAUD CREDITORS.

     Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, any guarantee made by any of our subsidiaries could be voided, or claims under the guarantee made by any of our subsidiaries could be subordinated to all other obligations of the obligor, if the obligor, at the time it incurred the obligations under any guarantee:

     - incurred the obligations with the intent to hinder, delay or defraud creditors; or

     - received less than reasonably equivalent value in exchange for incurring those obligations; and

        1. was insolvent or rendered insolvent by reason of that incurrence;

        2. was engaged in a business or transaction for which the obligor's remaining assets constituted unreasonably small capital; or

        3. intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

     A legal challenge to the obligations under any guarantee on fraudulent conveyance grounds could focus on any benefits received in exchange for the incurrence of those obligations. We believe that any of our subsidiaries making a guarantee received reasonably equivalent value for incurring the guarantees, but a court may disagree with our conclusion or elect to apply a different standard in making its determination.

     The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     Based on historical financial information, recent operating history and other factors, we believe that after giving effect to any guarantee, our subsidiaries are not insolvent, do not have unreasonably small capital for the business in which they are engaged and have not incurred debts beyond their ability to pay those debts as they mature. Because the question of whether a transaction is a fraudulent conveyance is fact-based and fact-specific, a court may not agree with us. Neither our counsel nor counsel for the issuers has expressed any opinion as to federal or state laws relating to fraudulent transfers.

OUR INDEBTEDNESS, WHICH IS SUBSTANTIAL IN RELATION TO OUR SHAREHOLDERS' EQUITY, REQUIRES US TO DEDICATE A SUBSTANTIAL PORTION OF OUR CASH FLOW FROM OPERATIONS TO SERVICE DEBT AND GOVERNS CERTAIN OTHER OF OUR ACTIVITIES.

     Our indebtedness is substantial in relation to our shareholders' equity. As of December 30, 2001, our long-term debt (net of current portion) totaled $453.3 million or approximately 59.5% of our total capitalization. As a consequence of our level of indebtedness, a substantial portion of our cash flow from operations must be dedicated to debt service requirements. The terms of our revolving credit facility govern our ability and the ability of our subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments or investments in certain situations, consummate certain asset sales, enter into certain transactions with affiliates, create liens, or merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. They also require us to meet certain financial tests and comply with certain other reporting, affirmative and negative covenants. If we fail to satisfy these tests or comply with these covenants, a default may occur, in which case the lenders could accelerate the debt as well as any other debt to which cross-acceleration or cross-default provisions apply. We cannot assure you that we would be able to renegotiate, refinance or otherwise obtain the necessary funds to satisfy these obligations.

WE MAY NOT BE ABLE TO REPURCHASE EXCHANGE NOTES UPON A CHANGE OF CONTROL WHICH WOULD BE AN EVENT OF DEFAULT UNDER THE INDENTURE.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes. Our credit facility restricts us from repurchasing the exchange notes without the approval of our lenders. In addition, it is possible that, even if such approval were obtained, we would not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes. Corporate events that would constitute a change of control under other of our senior indebtedness might not constitute a change of control under these exchange notes. Such an occurrence would nonetheless constitute an event of default under our credit facility, entitling the lenders to, among other things, cause all our outstanding debt obligations thereunder to become due and payable, and to proceed against their collateral.

YOU MAY NOT BE ABLE TO SELL THE NOTES YOU HOLD IF YOU DO NOT EXCHANGE THEM IN THIS OFFER.

     If you hold original notes and do not exchange them in this offer, you will remain subject to the transfer restrictions applicable to the original notes and reflected in their legend. We issued the original notes under exemptions from the registration requirements of the Securities Act and applicable state securities laws. In general, holders of the original notes may not offer or sell them unless they are exempt from registration or registered under the Securities Act and applicable state securities laws. We have agreed, in certain circumstances, to file a shelf registration statement covering resales of the original notes. Except in those circumstances, we do not intend to register the original notes under the Securities Act. After consummation of this exchange offer, we will have no further obligation to do so.

     If you tender original notes in this exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Additionally, as a result of the exchange offer, it is expected that the aggregate principal amount of the original notes will decrease substantially. As a result, it is unlikely that a liquid trading market will exist for the original notes at any time. This lack of liquidity will make transactions more difficult and may reduce the trading price of the original notes. See "The Exchange Offer" and "Description of the Notes -- Exchange Offer; Registration Rights Agreement; Penalty Interest".

YOU MAY BE UNABLE TO SELL YOUR EXCHANGE NOTES IF A TRADING MARKET FOR THE EXCHANGE NOTES DOES NOT DEVELOP.

     There is no existing market for the exchange notes. We cannot assure you that any market that may develop for the exchange notes will be liquid or that you will be able to sell your exchange notes. In addition, we cannot offer assurances as to the price at which you would be able to sell the notes. Future trading prices of the exchange notes will depend on many factors, including, for example:

     - prevailing interest rates,

     - our operating results, and

     - the market for similar securities.

     We do not intend to list the exchange notes on any securities exchange or the Nasdaq Stock Market. The initial purchasers have informed us that they currently intend to make a market in these notes after this exchange offer is completed. However, the initial purchasers may discontinue their market-making activities at any time without notice. The Securities Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), will limit this market-making activity. The original notes are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market.

Although we intend to have them designated for trading in the PORTAL market, the exchange notes offered by this prospectus will constitute a new issue of securities with no established trading market. In addition, the liquidity of the trading market in the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or in prospects for companies in our industry generally. If a trading market does not develop, you may experience difficulty in reselling these exchange notes or may be unable to sell them.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy obligations that we have under the registration rights agreement we entered into with the Initial Purchasers of the original notes. We will not receive any proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive original notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the original notes, except as described in "The Exchange Offer -- Terms of the Exchange Offer". The original notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Therefore, issuance of the exchange notes will not result in any increase in our outstanding debt.

                                 CAPITALIZATION

     The following table sets forth our actual capitalization as of December 30, 2001 and as adjusted for the offering of the original notes and the application of the net proceeds of the offering to repay the indebtedness specifically identified in this prospectus. You should read this table in conjunction with the information contained in our Consolidated Financial Statements that are included elsewhere in this prospectus.

                                                               AS OF DECEMBER 30, 2001
                                                              -------------------------
                                                               ACTUAL    AS ADJUSTED(1)
                                                              --------   --------------
                                                               (DOLLARS IN THOUSANDS)
Long-term debt (including current maturities):
  Senior credit facility(2).................................  $173,381      $  2,881
  7.300% Senior Notes due 2008..............................   150,000       150,000
  10.375% Senior Notes due 2010.............................        --       175,000
  9.500% Senior Subordinated Notes due 2005.................   125,000       125,000
  Other long-term debt......................................     6,613         6,613
                                                              --------      --------
Total long-term debt(3).....................................   454,994       459,494
Minority interest...........................................     4,440         4,440
Total common shareholders' equity...........................   302,475       302,475
                                                              --------      --------
Total capitalization........................................  $761,909      $766,409
                                                              ========      ========

---------------
(1) As adjusted for the offering and the application of the net proceeds of the offering.
(2) As of December 30, 2001, our borrowing capacity under the senior credit facility was $250.0 million and we had approximately $173.4 million outstanding under the facility. After the offering was completed, our amended and restated senior credit facility provided $100.0 million of borrowing capacity. Adjusting for the pro forma effect of the offering and the application of the net proceeds from the offering, at December 30, 2001 our borrowing capacity would have been approximately $97.1 million under the facility.
(3) Total long-term debt and total capitalization do not include receivables sold under our receivables securitization program. As of December 30, 2001, we had sold receivables of $34.0 million.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     On January 17, 2002, we sold the original notes to Salomon Smith Barney, Wachovia Securities, SunTrust Robinson Humphrey, and Fleet Securities, Inc., as the Initial Purchasers. The Initial Purchasers sold the original notes to institutional investors in reliance on Rule 144A and Regulation S promulgated by the SEC under the Securities Act. When we sold the original notes, we and our subsidiary guarantors signed a registration rights agreement for the benefit of holders of original notes. Under that agreement, we agreed to file a registration statement covering an offer to exchange the original notes for senior debt securities with substantially identical terms, primarily in order to eliminate the securities law transfer restrictions that are applicable to holders of the original notes. We agreed to make that filing within 120 days after we issued the original notes, and to use our best efforts to cause the registration statement to become effective within 150 days after the issue date.

     We also agreed that if applicable law or SEC staff interpretations do not permit us to effect the exchange offer, if the exchange offer is not consummated within 180 days after the date we issued the original notes, or if any holder notifies us that it:

        (1) is prohibited by applicable law or SEC policy from participating in the exchange offer,

        (2) may not resell exchange notes to the public without delivering a prospectus and this prospectus is not appropriate or not available for such resales by such holder, or

        (3) is a broker-dealer and holds original notes acquired directly from us or an affiliate of us then, we and our subsidiary guarantors would, as promptly as practicable, file a shelf registration statement covering resales of the original notes, and use our best efforts to cause the shelf registration statement to be declared effective, and to remain current and effective until the earlier of January 17, 2005 or when all the notes are sold under the shelf registration statement. If we are required to do so, we will provide to each holder copies of the prospectus, notify each such holder when the shelf registration statement is effective, and take other actions as are required to permit unrestricted resales of the original notes.

     The interest rate on the original notes may increase if we do not comply with our obligations under the registration rights agreement.

RESALE OF EXCHANGE NOTES

     We believe that holders of exchange notes issued in the exchange offer may generally offer them for resale and may resell or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act. Our belief is based on existing SEC staff interpretations and is subject to the exceptions and qualifications described in "Plan of Distribution".

     Notwithstanding those beliefs, however, each holder of original notes who wishes to exchange them in the exchange offer will be required to make representations to us. These include representations that the holder:

     - will acquire the exchange notes in the ordinary course of its business,

     - is not engaging in or intending to engage in a distribution of the exchange notes,

     - has no arrangement or understanding with any person to participate in the distribution of the exchange notes, and is not our "affiliate", as defined in Rule 405 of the Securities Act, or, if the holder is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act.

TERMS OF THE EXCHANGE OFFER

     We will accept for exchange all original notes properly tendered prior to 12:00 Midnight, Eastern Time, on the date this offer expires and not withdrawn as described under the heading "Withdrawal of Tenders" below. The initial
expiration date will be           , 2002. We may extend the exchange offer in
our discretion. We will only accept original notes that are tendered in compliance with this prospectus and the terms of the letter of transmittal. You must tender original notes only in $1,000 multiples.

     We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 in principal amount of original notes tendered and accepted for exchange.

     The form and terms of the exchange notes will be substantially the same as those of the original notes, except that the exchange notes will be registered under the Securities Act. Accordingly, the exchange notes will not bear legends restricting their transfer. The terms of the exchange notes will also not include registration rights and penalty interest provisions applicable to the original notes. The exchange notes will evidence the same debt as the original notes. We will issue the exchange notes under the same indenture as the original notes. The indenture treats the exchange notes and the original notes as a single class of debt securities. The exchange notes and the original notes will be entitled to the same benefits under the indenture.

     We are not conditioning this exchange offer upon any minimum aggregate principal amount of original notes being tendered for exchange. Holders of original notes will not have any appraisal or dissenters' rights in connection with the exchange offer.

     As of the date of this prospectus, we have issued $175,000,000 in principal amount of the original notes, all of which remain outstanding. We are sending this prospectus, together with the letter of transmittal, to all registered holders of original notes. We will not fix a record date for determining registered holders of original notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the registration rights agreement, the applicable requirements of the Exchange Act and the rules and regulations of the SEC. Any original notes not exchanged in the exchange offer will remain valid and continue to accrue interest. Holders of such notes will remain entitled to the rights and benefits of the indenture and the registration rights agreement.

     We will be deemed to have accepted tendered original notes for exchange only when, as, and if we so notify Wachovia Bank, National Association, the exchange agent, and have complied with the registration rights agreement. We will deliver the exchange notes to Wachovia Bank, National Association, as agent for the tendering holders.

     If, for any reason, we do not accept any tendered original notes for exchange, we will return them, without expense to the tendering holder, as soon as practical after the expiration or termination of the exchange offer.

     Except for certain taxes, we will generally pay all charges and expenses in connection with the exchange offer. Tendering note holders will not be required to pay brokerage commissions or fees or, in most cases, transfer taxes, with respect to the exchange of their original notes in the exchange offer. See "The Exchange Offer -- Fees and Expenses".

EXTENSIONS; AMENDMENTS; TERMINATION

     We may extend the exchange offer by oral notice followed by written notice to the exchange agent and will mail an announcement of the extension to the registered holders of the original notes. The notice and mailing must occur prior to 9:00 a.m., Eastern Time, the next business day after the original expiration date. During any extension, we may continue to accept for exchange any previously tendered original notes that have not been withdrawn. During an extension, any holders who previously tendered original notes for exchange will be permitted to withdraw them.

     We also reserve the right, in our sole discretion to:

     - delay our acceptance for exchange any original notes,

     - terminate the exchange offer if any of the conditions described in "The Exchange Offer -- Conditions to the Exchange Offer" are not satisfied, or

     - amend the terms of the exchange offer in any manner.

We may delay acceptance, terminate or amend the exchange offer by notice to the exchange agent. We will also notify the registered holders of original notes of any delay in acceptance, termination, or amendment as promptly as practicable. If we amend the exchange offer in a way we consider material, we will prepare a supplement to this prospectus in order to reflect the amendment and will distribute the prospectus supplement to the registered holders. Depending upon the significance of the amendment and the means we choose to notify registered holders, we may extend the exchange offer, if we deem necessary, to allow registered holders time to consider the effect of the amendment.

INTEREST ON THE EXCHANGE NOTES

     As with the original notes, we will pay interest on the exchange notes at an annual rate of 10 3/8%. We will pay accrued interest semi-annually, on February 1 and August 1. We will make our first interest payment on August 1, 2002. The first payment will include interest from the date we initially issue the exchange notes, plus any accrued interest on the original notes for the period from their initial issue through the date of exchange. Once we issue the exchange notes, interest will no longer accrue on original notes accepted for exchange.

CONDITIONS TO THE EXCHANGE OFFER

     We are not required to accept any original notes for exchange, or to issue any exchange notes, and we may terminate the exchange offer before we accept any original notes for exchange, if:

     - any person sues, or threatens to sue, in any forum with respect to the exchange offer and, in our sole judgment, the suit might materially impair our ability to proceed with the exchange offer,

     - a government proposes, adopts or enacts any law, statute, rule or regulation, or the SEC staff interprets any existing law, statute, rule or regulation in a way that, we believe, in our sole judgment, might materially impair our ability to proceed with the exchange offer, or

     - we do not receive any governmental approval that we, in our sole discretion, deem necessary to complete the exchange offer.

     These conditions are for our sole benefit. We may assert or waive them in our sole discretion regardless of the circumstances giving rise to them before the expiration of the exchange offer. We may waive any of them, in whole or part, at any time and from time to time, prior to the expiration of the exchange offer, in our sole discretion, whether or not we waive any other conditions of the exchange offer. Our failure or delay at any time prior to the expiration of the exchange offer to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances.

     In addition, we will not accept any original notes for exchange, and we will not issue any exchange notes, if the SEC has threatened or issued a stop order with respect to:

     - the registration statement of which this prospectus is a part, or

     - the qualification of the indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

     You may only tender original notes held by you. To tender such notes, you must complete, sign, and date the letter of transmittal or a facsimile of the letter of transmittal, as well as comply with one of the procedures below for actual delivery of the original notes to us. Under certain circumstances described in the letter of transmittal, you must have your signature guaranteed. You must mail or deliver the letter of transmittal to the exchange agent before
12:00 Midnight, Eastern Time, on           , 2002, the day the offer expires. In
addition, either

     - you must deliver your original notes to the exchange agent with your letter of transmittal,

     - the Depository Trust Company must confirm to the exchange agent that the original notes have been transferred by book entry into the exchange agent's account with Depository Trust Company, or

     - you must comply with the guaranteed delivery procedures.

We discuss the procedures for book entry transfer and guaranteed delivery in the next two sections below.

     THE EXCHANGE AGENT MUST RECEIVE THE LETTER OF TRANSMITTAL AND OTHER
REQUIRED DOCUMENTS BEFORE 12:00 MIDNIGHT, EASTERN TIME, ON           , 2002, THE
DATE THE OFFER EXPIRES. OTHERWISE, WE WILL NOT CONSIDER YOUR NOTES TO BE PROPERLY TENDERED, AND WE WILL NOT ACCEPT THEM FOR EXCHANGE. The exchange
agent's address is set forth on page                and also printed on the back
cover page of this prospectus. Do not send your letter of transmittal or any original notes to us.

     By tendering and not withdrawing original notes before the exchange offer expires, you agree to the terms and conditions described in this prospectus and the letter of transmittal. No alternative, conditional, irregular or contingent tender of original notes will be accepted.

     We recommend that you use an overnight or hand delivery service instead of regular mail. In all cases, you should allow sufficient time for your tender materials to be delivered to the exchange agent before the offer expires. You may ask your broker, dealer, commercial bank, trust company or other nominee to handle these formalities for you. However, you are responsible for choosing how to deliver your original notes, the letter of transmittal and any other required documents to the exchange agent. You alone bear the risk of non-delivery or late delivery.

     If you wish to tender any original notes of which you are the beneficial owner but that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact the registered holder as soon as possible and arrange with the registered holder to tender on your behalf. If instead you wish to tender on your own behalf, you must first either:

     - arrange to re-register the original notes in your name, or

     - obtain a properly completed bond power from the registered holder of the original notes.

Please note that such a transfer of registered ownership may take considerable time. We cannot assure you that you will be able to re-register your original notes before the exchange offer expires.

     If the letter of transmittal is signed by anyone other than the registered holder of the tendered original notes, we will only accept the notes for exchange if:

     - the registered holder:

        (a) endorses the original notes, or

        (b) executes a properly completed bond power, and

     - an eligible guarantor institution guarantees the registered holder's signature.

Eligible guarantor institutions are:

     - a member firm of a registered national securities exchange,

     - a member firm of the National Association of Securities Dealers, Inc.,

     - a commercial bank or trust company having an office or correspondent in the United States, or

     - an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act and which is a member of a recognized signature guarantee program identified in the letter of transmittal.

The signature guarantee requirement does not apply to you if:

     - you do not check the "Special Issuance Instructions" or "Special Delivery Instructions" boxes on the letter of transmittal, or

     - you are tendering for the account of an eligible institution.

     If you sign a letter of transmittal or any original notes or bond powers in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, corporate officer or other fiduciary or representative, you should indicate your capacity when signing. You must provide with the letter of transmittal evidence satisfactory to us of your authority to act.

     We will resolve all questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered original notes in our sole discretion. Our determinations on these issues and our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. We reserve the right to reject:

     - any original notes that are not validly tendered, or

     - any original notes where our acceptance would, in the opinion of our counsel, be unlawful.

     We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. We may, in our discretion, allow tendering note holders an opportunity to cure any defects or irregularities with respect to particular original notes. Although we intend to notify holders of any defects or irregularities affecting their tenders, neither we, the exchange agent nor any other person shall be liable for any failure to give such notice. We will not consider a holder to have tendered original notes until the holder cures, or we waive, all defects or irregularities. Unless the holder instructs differently in the letter of transmittal, the exchange agent will return improperly tendered original notes to the tendering holder as soon as practical after the exchange offer expires.

     We will issue exchange notes only after the exchange agent timely receives:

     - (a) the tendered original notes, or

      (b) confirmation that they have been transferred by book entry into the exchange agent's account at the Depository Trust Company,

     - a properly completed, duly executed letter of transmittal, and

     - all other documents that might be required as indicated above or in the letter of transmittal.

If we do not accept your tendered original notes for exchange for any reason, or if you submit more original notes than your letter of transmittal indicates you wish to exchange, we will return the unaccepted or excess original notes to you, without cost, as soon as practical after the expiration or termination of the exchange offer. If you tendered the original notes by book-entry transfer, we will have the unaccepted or excess original notes credited to an account maintained with the Depository Trust Company.

BOOK-ENTRY TRANSFER

     Within two days after the date of this prospectus, the exchange agent will ask the Depository Trust Company to establish an account for purposes of receiving original notes tendered in connection with the exchange offer. Any financial institution that participates in the Depository Trust Company system may deliver original notes by having the Depository Trust Company transfer them by book-entry in the exchange agent's account.

     IF YOU DELIVER ORIGINAL NOTES BY BOOK-ENTRY TRANSFER, YOU STILL MUST DELIVER THE LETTER OF TRANSMITTAL, WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT BEFORE THE EXCHANGE OFFER EXPIRES. PLEASE NOTE THAT DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

     You may use the guaranteed delivery procedures we describe in this section if you wish to tender your original notes and either:

     - you do not have immediate access to your original notes;

     - you cannot deliver your original notes, the letter of transmittal or any other required document to the exchange agent before the offer expires; or

     - you are unable to complete the procedure for book-entry transfer on a timely basis.

The guaranteed delivery procedures require that:

     - the tender is made through an eligible institution;

     - the eligible institution, before the exchange offer expires, delivers a notice of guaranteed delivery (by fax, mail or hand delivery) to the exchange agent, which notice:

      - identifies the name and address of the holder,

      - identifies the registered number(s) and principal amount of the original notes tendered,

      - states that the original notes are being tendered, and

      - guarantees that the eligible institution will deliver the letter of transmittal, the original notes, and any other required documents to the exchange agent within three (3) Nasdaq trading days after the offer expires; and

     - the exchange agent actually receives the letter of transmittal, the tendered original notes, and all other required documents within three
       (3) Nasdaq trading days after the offer expires. The eligible institution may deliver the original notes by book-entry transfer as described in the preceding section.

     Upon request, the exchange agent will send a form of notice of guaranteed delivery to holders who wish to use these guaranteed delivery procedures. If you use the guaranteed delivery procedures, you must comply with them within the time period described in this section.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender of original notes at any time before 12:00 Midnight, Eastern Time, on
          , 2002, the day before the exchange offer expires. If we extend the exchange offer beyond that date, you will be entitled to withdraw your tender of original notes during the extension period on the same terms described here for the initial offer period.

     For your withdrawal to be effective, the exchange agent must receive a timely written notice of withdrawal at one of the addresses listed in the "Exchange Agent" section below. The notice of withdrawal must:

     - identify the person who tendered the original notes,

     - identify the original notes to be withdrawn, including their principal amount(s), and

     - where certificates for original notes have been transmitted, specify the name of the registered holder of the original notes if different from the name of the withdrawing holder.

     If the exchange agent has received certificates for original notes, then, before it will release the certificates, the withdrawing holder must also provide:

     - the serial numbers of the particular certificates to be withdrawn, and

     - a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the withdrawing holder is itself an eligible institution.

     If you tendered original notes using the book-entry transfer procedures, we will have the original notes credited to an account maintained with the Depository Trust Company. Your notice of withdrawal must specify the name and number of the account at the Depository Trust Company to which you want the withdrawn original notes credited. Your notice of withdrawal must also comply with any procedures of the Depository Trust Company.

     As mentioned earlier, we reserve the right to resolve all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination on these issues will be final and binding on all parties.

     We will treat any withdrawn original notes as not validly tendered, and will return them to their holder without cost, as soon as practical after withdrawal. You may re-tender any properly withdrawn original notes by again following the tender procedures described in this prospectus before the offer expires.

EXCHANGE AGENT

     We have appointed Wachovia Bank, National Association as our exchange agent for this exchange offer. You should contact the exchange agent with any questions or requests for:

     - assistance,

     - additional copies of this prospectus,

     - additional copies of the letter of transmittal, or

     - copies of the notice of guaranteed delivery.

     You may contact the exchange agent as follows:

By Overnight Courier, Hand Delivery or      By Facsimile:
  Mail:

Wachovia Bank, National Association         1-704-   -
  Customer Information Center               Confirm by telephone: 1-704-   -
  Corporate Trust Operations                (For Eligible Institutions Only)
  1525 West W.P. Harris Boulevard
  3C3
  Mail Code 1153
  Charlotte, NC 28262

FEES AND EXPENSES

     We will pay the expenses of soliciting tenders. We will make the principal solicitation by mail. We may make additional solicitations by telegraph, facsimile or telephone. We may also have our officers and regular employees make in-person solicitations.

     We have not retained any dealer-manager in connection with the exchange offer. We will not pay any broker-dealers or others to solicit acceptances of the exchange offer. We will pay the exchange agent reasonable and customary fees for its services and will reimburse its reasonable out-of-pocket expenses in connection with the exchange offer.

     We estimate that we will incur and pay $          in cash expenses in
connection with the exchange offer. These expenses include registration fees, fees and expenses of the exchange agent and trustee, accounting and legal fees, printing costs, and related fees and expenses.

TRANSFER TAXES

     We will pay any transfer taxes imposed on the registered holder of original notes solely as a result of such holder's tender thereof for exchange notes issued to such holders in the exchange offer. We will not, however, pay any transfer taxes arising for any other reason. The tendering holder will be required to pay any such other taxes, whether imposed on the registered holder or any other person. For example, we will not pay taxes imposed on:

     - the transfer, issuance or delivery of unexchanged original notes to any person other than their registered holder, or

     - the registration of any original notes or exchange notes in the name of any person other than the tendering registered holder.

If the tendering holder does not provide with the letter of transmittal satisfactory evidence that it has paid or is exempt from any such other transfer taxes, such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your original notes in the exchange offer, your notes will continue to be subject to transfer restrictions, as reflected in their restrictive legends. These restrictions apply because we issued the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the original notes unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the original notes under the Securities Act.

     The securities laws of certain states and other jurisdictions also prohibit the offer or sale of the original notes (and the exchange notes) unless they have been registered under those laws or are exempt from their registration requirements. We have agreed in the registration rights agreement, subject to limitations, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of such jurisdictions if a holder of exchange notes reasonably requests in writing. We do not intend to register or qualify the original notes under any such laws.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     We derived the selected consolidated financial data presented below from our audited Consolidated Financial Statements and the notes thereto for the years indicated. You should read the financial data presented below together with our Consolidated Financial Statements and the notes thereto, which are included in our Annual Report on Form 10-K for the year ended December 30, 2001, which is filed with the Securities and Exchange Commission, and is incorporated herein by reference.

                                                     AS OF AND FOR THE YEAR ENDED
                                 --------------------------------------------------------------------
                                 DECEMBER 28,   JANUARY 3,   JANUARY 2,   DECEMBER 31,   DECEMBER 30,
                                     1997          1999         2000          2000           2001
                                 ------------   ----------   ----------   ------------   ------------
                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Net sales......................   $1,135,290    $1,281,129   $1,228,239    $1,283,948     $1,103,905
Gross profit on sales..........      379,556       433,469      382,115       388,004        316,031
Selling, general and
  administrative expenses......      281,755       318,495      304,553       297,948        266,988
Restructuring charges..........           --        25,283        1,131        21,047         65,085
Operating income (loss)........       97,801        89,691       76,431        69,009        (16,042)
Interest expense (1)...........       35,038        36,705       39,372        38,500         37,233
Net income (loss) applicable to
  common shareholders..........       37,514        29,823       23,545        17,321        (36,287)
OTHER DATA:
EBITDA(2)......................   $  136,406    $  157,560   $  123,351    $  140,681     $   31,293
Depreciation and
  amortization.................       38,605        42,586       45,789        50,625         47,852
Capital expenditures...........       38,654        45,227       37,278        30,495         30,036
Ratio of EBITDA to interest
  expense (1)..................        3.89x         4.29x        3.13x         3.65x          0.84x
Ratio of earnings to fixed
  charges(1)(3)................        3.38x         3.76x        2.84x         3.19x          2.29x

                                                                AS OF
                                 --------------------------------------------------------------------
                                 DECEMBER 28,   JANUARY 3,   JANUARY 2,   DECEMBER 31,   DECEMBER 30,
                                     1997          1999         2000          2000           2001
                                 ------------   ----------   ----------   ------------   ------------
                                                        (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital................    $183,403     $  213,412   $  217,026    $  240,959      $210,372
Total assets...................     929,563      1,036,864    1,028,495     1,034,849       954,754
Total long-term debt(4)........     392,250        390,437      402,118       422,358       454,994
Total common shareholders'
  equity.......................     316,365        398,824      389,192       372,435       302,475
Total capitalization...........     711,604        791,056      793,322       799,957       761,909

---------------

(1) Interest expense includes the amount of fees paid under the receivables securitization program, which may be less than the amount of interest that would have been paid if the amount of receivables sold under such program had alternatively been borrowed.
(2) EBITDA represents income before income taxes plus net interest expense, depreciation, amortization, non-recurring charges and extraordinary items. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. In addition, we believe that certain investors find EBITDA to be a useful tool for measuring the ability to service our debt. EBITDA is not necessarily a measure of our ability to fund cash needs.
(3) The ratio of earnings to fixed charges is determined by dividing the sum of earnings before non-recurring charges, extraordinary items, interest expense, taxes on income, depreciation, amortization and a portion of rent expense representative of the interest component, by the sum of interest expense and the portion of rent expense representative of the interest component.
(4) Total long term debt does not include receivables sold under our receivables securitization program. As of December 30, 2001, December 31, 2000, January 2, 2000, January 3, 1999 and December 28, 1997, we had sold receivables of $34.0 million, $54.0 million, $40.0 million, $45.6 million and $49.6 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Our revenues are derived from sales of commercial floorcovering products (primarily modular and broadloom carpet) and related services, interior fabrics, raised/access flooring and other specialty products. Our business, as well as the commercial interiors market in general, is somewhat cyclical in nature and is impacted by economic conditions and trends that affect the markets for commercial and institutional business space. Our financial performance in recent years has been strongly tied to the corporate segment, although we have begun to focus more of our marketing and sales efforts on non-corporate segments to reduce in part our exposure to certain economic cycles that affect the corporate market segment more adversely, as well as to capture additional market share.

     Since 1999 (except for a modest rebound during the latter portion of 2000), the commercial interiors market as a whole, and the broadloom carpet market in particular, have experienced decreased demand levels. The general downturn in the domestic and international economy that characterized most of 2001 further adversely affected the commercial interiors market, especially in the U.S. corporate segment. These conditions significantly impaired our growth and profitability, especially during the latter portions of 2001.

     Because we have substantial international operations, we are impacted, from time to time, by certain international developments that affect foreign currency transactions. For example, the performance of the euro against the U.S. dollar, for purposes of the translation of European revenues into U.S. dollars, adversely affected us to varying degrees in both 2000 and 2001, when the euro was weak relative to the U.S. dollar.

     During 2001, we had net sales of $1.104 billion and a net loss of $36.3 million, or $(0.72) per diluted share, after giving effect to a $65.1 million nonrecurring pre-tax restructuring charge, compared with net sales of $1.284 billion and net income of $17.3 million, or $0.34 per diluted share, during 2000 after giving effect to a $21.0 million nonrecurring pre-tax restructuring charge. Net sales for 2001 consisted of floorcovering products (primarily modular and broadloom carpet) and related services ($833.8 million), interior fabrics sales ($209.9 million) and raised/access flooring and other specialty products sales ($60.2 million), accounting for 75.5%, 19.0% and 5.5%, respectively, of total sales. Net sales for 2000 consisted of sales of floorcovering products and related services ($951.7 million), interior fabrics sales ($252.7 million) and raised/access flooring and other specialty products sales ($79.6 million), accounting for 74.1%, 19.7% and 6.2% of total sales, respectively.

IMPACT OF 2001 AND 2000 STRATEGIC RESTRUCTURING INITIATIVES

     As indicated above, we incurred substantial, nonrecurring pre-tax restructuring charges in 2001 and 2000 -- $65.1 million and $21.0 million, respectively -- as we implemented various initiatives to reduce our operating costs and strengthen our ability to generate free cash flow. Excluding those restructuring charges, we had net income of $6.9 million and $31.8 million for 2001 and 2000, respectively.

     The charge in 2001 reflected:

     - our withdrawal from the European broadloom market;

     - consolidation in our raised/access flooring operations;

     - further rationalization of our U.S. broadloom operations and certain European modular operations;

     - a reduction in force of over 800 employees, which represented 10% of our workforce worldwide; and

     - the consolidation of certain non-strategic Re:Source Americas operations.

     The charge in 2000 reflected:

     - the integration of our U.S. broadloom operations into a single manufacturing location;

     - the consolidation of a division's administrative, manufacturing, and back-office functions;

     - a reduction of 425 employees in the U.S. and Europe;

     - the divestiture of certain non-strategic Re:Source Americas operations;
       and

     - the abandonment of manufacturing equipment utilized in the production of discontinued product lines.

     The 2001 restructuring charge comprised $24.0 million of cash expenditures for severance benefits and other costs and $41.1 million of non-cash charges, primarily for the write-down of carrying value and disposal of assets, including goodwill. The 2001 restructuring initiatives have aspects that continued into 2002, and we anticipate that they will be completed by the end of the second quarter 2002. The 2000 restructuring charge comprised $12.8 million of cash expenditures for severance benefits and relocation costs and $8.2 million of non-cash charges, primarily for the write-down of impaired assets.

     These initiatives are producing the strategic results we targeted, in that we have reduced our cost structure and have strengthened our free cash flow position. Additionally, in connection with our withdrawal from the European broadloom business, we are liquidating the net assets of that business. We believe that we will generate cash proceeds from this liquidation of approximately $20 million, which will be used to offset redundancy costs associated with the closing of that business. We believe the 2001 restructuring initiatives alone will yield future annual cost savings of approximately $25 million.

     Further discussion about both the 2001 and 2000 restructuring charges appears in the notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 30, 2001, which is filed with the Securities and Exchange Commission and is incorporated herein by reference.

RESULTS OF OPERATIONS

     The following table presents, as a percentage of net sales, certain items included in our consolidated statements of operations.

                                                                FISCAL YEAR ENDED
                                                              ---------------------
                                                              2001    2000    1999
                                                              -----   -----   -----
Net sales...................................................  100.0%  100.0%  100.0%
Cost of sales...............................................   71.4    69.8    68.9
                                                              -----   -----   -----
Gross profit on sales.......................................   28.6    30.2    31.1
Selling, general and administrative expenses................   24.2    23.2    24.8
Restructuring charges.......................................    5.9     1.6      .1
                                                              -----   -----   -----
Operating income (loss).....................................   (1.5)    5.4     6.2
Other expense...............................................    3.4     3.1     3.1
                                                              -----   -----   -----
Income (loss) before taxes on income (benefit)..............   (4.9)    2.3     3.1
Taxes on income (benefit)...................................   (1.6)    1.0     1.2
                                                              -----   -----   -----
Net income (loss)...........................................   (3.3)    1.3     1.9
                                                              =====   =====   =====

FISCAL 2001 COMPARED WITH FISCAL 2000

     Our net sales decreased $180.0 million (14.0%) compared with 2000. The decrease was attributable primarily to (1) the decline of panel fabric sales to some original equipment manufacturer (OEM) furniture manufacturers (as a result of reduced demand in the commercial interiors market), (2) poor macroeconomic conditions, (3) reduced demand for steel panel products made by our raised/access flooring division, and (4) the liquidation of our European broadloom operation.

     Cost of sales, as a percentage of net sales, increased to 71.4% in 2001, compared with 69.8% in 2000, primarily as a result of (1) the under-absorption of fixed manufacturing costs due to lower volume levels, and (2) other manufacturing costs associated with scaling production to meet demand levels.

     Selling, general and administrative expenses declined by $30.9 million in 2001, to $267.0 million from $297.9 million in the prior year, as a result of successful cost-cutting initiatives and other restructuring activities. Because of the lower level of net sales, however, selling, general and administrative expenses, as a percentage of net sales, increased to 24.2% in 2001 compared with 23.2% in 2000.

     Other expense decreased $1.4 million in 2001 compared with 2000, due primarily to lower London Interbank Offered Rate (LIBOR) interest rates.

     The rate of the effective tax benefit recognized by the Company in 2001 was 32.5%, compared to an effective tax rate of 42.0% in 2000. This change was due to the write-off of certain non-deductible amounts as part of the restructuring charge taken during 2001 that reduced the tax benefit to the Company.

     As a result of these factors, excluding restructuring charges, our net income decreased to $6.9 million in 2001 versus $31.8 million in 2000.

FISCAL 2000 COMPARED WITH FISCAL 1999

     Our net sales increased $55.7 million (4.5%) compared with 1999. The increase was attributable primarily to increased sales volume within our interior fabrics segment as a result of the acquisition of certain assets of the Chatham Manufacturing division of CMI Industries, Inc.; our modular floorcovering business in the U.S., Europe and Asia; and our architectural products division in the U.S. These increases were somewhat offset by decreased sales volume in our broadloom operations in the U.S. and Europe; the planned reduction of sales volume in our Re:Source service network as it focuses on profitability; and the decline in value of the euro against the U.S. dollar.

     Cost of sales, as a percentage of net sales, increased to 69.8% in 2000, compared to 68.9% in 1999. The increase was attributable to increased raw material prices, manufacturing inefficiencies in our U.S. and European broadloom operations, and the increase in the relative sales by the Company's architectural products division and Chatham operations, which historically have had lower gross profit margins than the Company's other product sales.

     Selling, general and administrative expenses, as a percentage of net sales, declined to 23.2% in 2000 from 24.8% in 1999. The decrease was attributable to our cost reduction efforts through the introduction of the shared services approach in the Americas and the inclusion of recently acquired companies which have historically had lower SG&A costs as a percentage of sales.

     Other expense increased $.7 million in 2000 compared to 1999, due primarily to the non-recurring gain realized in 1999 as a result of the divestiture of some of our operating assets.

     The effective tax rate was 42.0% for 2000, compared to 38.0% in 1999. The increase in the effective rate was primarily due to the write-off of certain non-deductible amounts as part of the restructuring charge taken in 2000 and lower pre-tax income in 2000.

     As a result of the aforementioned factors, excluding the $20.1 million restructuring charge recorded in 2000, our net income increased 35% to $31.8 million in 2000 versus $23.5 million in 1999.

LIQUIDITY AND CAPITAL RESOURCES

GENERAL

     At December 30, 2001, we had $0.8 million of cash and cash equivalents, and an additional $209.9 million of working capital.

     We currently estimate capital expenditures for 2002 of approximately $16.0 million and have purchase commitments of approximately $2.7 million for 2002. Based on current interest rate levels, we expect our interest expense in 2002 to be approximately $40.0 million.

     On August 8, 2001, the Company amended its revolving credit facility. The amendment, among other things, (1) eased certain financial covenants, (2) increased pricing on borrowings to reflect current market conditions, (3) decreased the revolving credit limit from $300 million to $250 million, and (4) granted first priority security interests in substantially all of our assets and substantially all of the assets of our material domestic subsidiaries, including all of the stock of our domestic subsidiaries and up to 65% of the stock of our first-tier material foreign subsidiaries.

     In January 2002, we further amended and restated our revolving credit facility in connection with completing a private offering of $175 million aggregate principal amount of 10.375% senior notes due in 2010. The net proceeds of the notes offering were used to repay borrowings under the facility.

     Among other things, the January 2002 amendment and restatement of the revolving credit facility (1) decreased the revolving credit limit under the facility from $250 million to $100 million (subject to an asset borrowing base),
(2) increased the pricing on our borrowings to reflect current market conditions and our current financial condition, and (3) eased our financial covenants. The facility will mature on May 15, 2005, subject to a possible extension of that maturity date to January 17, 2007 if we meet certain conditions relating to the repayment of long-term debt. Further discussion of the credit facility and related borrowings is included in the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2001, which is incorporated herein by reference.

ANALYSIS OF CASH FLOWS

     Operating activities and proceeds from long-term debt provided our primary sources of cash during the last three fiscal years ended December 30, 2001. In 2001, operating activities generated $18.3 million of cash compared with $71.4 million in 2000 and $71.1 million in 1999.

     The primary uses of cash during the last three fiscal years have been (1) acquisitions of businesses, (2) additions to property and equipment at the Company's manufacturing facilities, (3) cash dividends, and (4) expenditures related to our share repurchase program. For the three years ended December 30, 2001, acquisitions of businesses (net of dispositions) required $22.2 million, the aggregate additions to property and equipment required cash expenditures of $97.8 million, dividends required $26.3 million, and share repurchases required $19.7 million.

     Pursuant to our share repurchase program, we are authorized to repurchase up to 4,000,000 shares of Class A Common Stock in the open market. As of December 30, 2001, we had repurchased an aggregate of 3,075,113 shares of Class A Common Stock under this program, at prices ranging from $3.41 to $16.78. Under a covenant in our revolving credit facility, we currently are prohibited from repurchasing shares under the program. However, if in the future we meet certain financial criteria, the prohibition will be lifted.

     Management believes that cash provided by operations and long-term loan commitments will provide adequate funds for current commitments and other requirements in the foreseeable future.

CRITICAL ACCOUNTING POLICIES

     High-quality financial statements require rigorous application of high-quality accounting policies. The policies discussed below are considered by management to be critical to an understanding of the financial statements because their application places the most significant demands on management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described in the following paragraphs. For all of these policies, management cautions that future events may not develop as forecasted, and the best estimates routinely require adjustment.

     Revenue Recognition on Long-Term Contracts. A portion of our revenues is derived from long-term contracts which are accounted for under the provisions of the American Institute of Certified Public Accountants' Statement of Position No. 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts." Long-term fixed-price contracts are recorded on the percentage of completion basis using the ratio of costs incurred to estimated total costs at completion as the measurement basis for progress toward completion and revenue recognition. Contract accounting requires significant judgment relative to assessing risks, estimating contract costs and making related assumptions for schedule and technical issues. With respect to contract change orders, claims or similar items, judgment must be used in estimating related amounts and assessing the potential for realization. These amounts are only included in contract value when they can be reliably estimated and realization is probable.

     Inventories. We determine the value of inventories using the lower of cost or market. We write down inventories for the difference between the carrying value of the inventories and their estimated market value. If actual market conditions are less favorable than those projected by management, additional write-downs may be required.

     Pension Benefits. Net pension expense recorded is based on, among other things, assumptions of the discount rate, estimated return on plan assets and salary increases. Changes in these and other factors and differences between actual and assumed changes in the present value of liabilities or assets of our plans above certain thresholds could cause net annual expense to increase or decrease materially from year to year.

     Environmental Remediation. We provide for remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs is reasonably determinable. Remediation liabilities are accrued based on estimates of known environmental exposures and are discounted in certain instances. We regularly monitor the progress of environmental remediation. Should studies indicate that the cost of remediation is to be more than previously estimated, an additional accrual would be recorded in the period in which such determination is made.

     Allowances for Doubtful Accounts. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

FUNDING OBLIGATIONS

     We have various contractual commitments and other obligations that we must fund in 2002 (including the $2.7 million of capital expenditure commitments noted above) and future years as part of our normal operations. Summary information about these matters is set forth in the following tables.

     The following table discloses aggregate information, as of March 12, 2002, about our contractual obligations and the periods in which payments are due:

                                                         PAYMENTS DUE BY PERIOD
                                     TOTAL     ------------------------------------------
                                    PAYMENTS                                      AFTER
                                      DUE       2002     2003-2004   2005-2006     2006
                                    --------   -------   ---------   ---------   --------
                                                       (IN THOUSANDS)
Long-Term Debt....................  $ 38,000   $    --    $    --    $ 31,500    $  6,500
Senior and Senior Subordinated
  Notes...........................   450,000        --         --     125,000     325,000
Operating Leases..................    89,026    23,275     32,707      16,153      16,891
Unconditional Purchase
  Obligations.....................     2,651     2,651         --          --          --
                                    --------   -------    -------    --------    --------
Total Contractual Cash
  Obligations.....................  $579,677   $25,926    $32,707    $172,653    $348,391
                                    ========   =======    =======    ========    ========

     The following table discloses aggregate information, as of March 12, 2002, about other commercial commitments for which we could be obligated to pay in the future but are not included in our consolidated balance sheet.

                                                                     AMOUNT OF COMMITMENT
                                                                     EXPIRATION PER PERIOD
                                                   TOTAL     -------------------------------------
                                                  AMOUNTS                                    AFTER
                                                 COMMITTED   2002    2003-2004   2005-2006   2006
                                                 ---------   -----   ---------   ---------   -----
                                                                  (IN THOUSANDS)
Lines of Credit*...............................   $21,559    $  --    $21,559      $ --      $ --
Standby Letters of Credit......................    10,846       --     10,846        --        --
                                                  -------    -----    -------      ----      ----
Total Commercial Commitments...................   $32,405    $  --    $32,405      $ --      $ --
                                                  =======    =====    =======      ====      ====

---------------
* Represents 365-day facilities available under subsidiaries' names that currently are not drawn upon.

ACCOUNTS RECEIVABLE SECURITIZATION PROGRAM

     In December 2000, we commenced an accounts receivable securitization program that provides funding from the sale of trade accounts receivable generated by certain of our operating subsidiaries. (Prior to December 2000, the Company had a similar program that began in 1995.) As of December 30, 2001, Bentley Mills, Inc. (now known as Bentley Prince Street, Inc.), Chatham Marketing Co., Guilford of Maine Marketing Co., Intek Marketing Co., Interface Americas, Inc., Interface Architectural Resources, Inc., Interface Flooring Systems, Inc., Pandel, Inc. and Toltec Fabrics, Inc. (who are, collectively, referred to as the Originators) were the only subsidiaries participating in the Securitization Program.

     Under the Securitization Program, Interface purchases, on a daily basis, accounts receivable from the Originators for a cash purchase price equal to the outstanding balance of the receivables at the time of sale (net of reserves for doubtful accounts) pursuant to a receivables transfer agreement. A single-purpose, wholly owned subsidiary, Interface Securitization Corporation, referred to as ISC, purchases on a daily basis accounts receivable from Interface for cash and a subordinate note for a purchase price equal to the outstanding balance of the receivables at the time of sale (net of reserves for doubtful accounts). Pursuant to a receivables purchase agreement, Jupiter Securitization Corporation, referred to as JSC, or if JSC shall decline to purchase, Bank One, NA (collectively, the "Receivables Purchaser"), acquires an undivided percentage ownership interest in the pool by paying cash to ISC. Interface, as servicer for ISC, and the Receivables Purchaser control and administer daily collections on the receivables in the pool, which are automatically reinvested and used to purchase new receivables from us. The Receivables Purchaser's ownership interest in the pool is recalculated to reflect the effect of each day's collections and reinvestment. In the absence of unanticipated events (such as a cessation of reinvestments as discussed below), the Receivables Purchaser's percentage ownership interest in the pool will generally be equal to 100%, even though the aggregate balance of the receivables in the pool will be significantly greater than the amount invested by the Receivables Purchaser. As of December 30, 2001, the program provided for up to a maximum amount of $65.0 million of funding from the sale of accounts receivable. In February 2002, however, the maximum amount of funding available under the program was reduced to $50.0 million.

     As of December 30, 2001 the Receivables Purchaser's investment in the pool was $34.0 million; the aggregate balance of the receivables in the pool on that date was $56.1 million; and the percentage amount of the Receivables Purchaser's undivided ownership interest in the pool was 100%. The effective interest rate on the program for 2001 was 3.6%.

     The purchase agreement specifies several events of termination that would permit the Receivables Purchaser to cease reinvestment of its share of daily collections and to receive such collections until its investment is fully recovered. If an event of termination exists under the purchase agreement, the Receivables Purchaser would not be obligated to purchase interests in the pool. In that event, we expect that we would seek to borrow a sufficient sum under our revolving credit facility to permit ISC to repay all amounts owing to the Receivables Purchaser with respect to its ownership interests in the pool. However, the occurrence of events of termination under the purchase agreement may also constitute events of default under our credit facility, which would permit the lenders to withhold future loans to us. If we were not able to borrow sufficient sums under the credit facility (or otherwise obtain the funding necessary) to refinance the Receivables Purchaser's interest in the pool, then control of collections on the receivables in the pool would remain with the Receivables Purchaser until it recovers its investments in the pool. If an event of termination exists under the purchase agreement, the originators are not obligated to continue to sell their receivables to us and we are not obligated to sell receivables to ISC.

PARTNERSHIP WITH ABN AMRO BANK N.V.

     In 1998, our subsidiary Interface Europe B.V. formed a partnership with ABN AMRO Bank N.V. in the Netherlands for the purpose of developing an office building and warehouse facility in Scherpenzeel. Recourse against Interface Europe is limited to the amount of its investment in the partnership, which is approximately $1.0 million. Upon completion of the office building and warehouse facility, the partnership leased those facilities to Interface Europe and Interface International B.V. (which is a subsidiary of Interface Europe). At the expiration of the lease, Interface Europe and Interface International have the option to purchase the facilities from the partnership at fair market value.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board finalized Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations. SFAS 141 also requires the recognition of acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001, and to purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, the reclassification of the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

     SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires companies to identify reporting units for the purpose of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires a transitional goodwill impairment test six months from the date of adoption. We also will be required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

     We accounted for our previous business combinations using the purchase method. As of December 30, 2001, the net carrying amount of goodwill was $251.9 million and other intangible assets was $4.5 million. Amortization expense during the fiscal year ended December 30, 2001 was $9.8 million.

Currently, we are assessing, but have not yet determined, how the adoption of SFAS 142 will impact our financial position and results of operations.

     In June 2001, the Financial Accounting Standards Board approved the issuance of SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assets and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. The provisions of this statement are effective for financial statements issued for fiscal years beginning after June 15, 2002. We are in the process of evaluating the impact this standard will have on our financial statements.

     In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. We are in the process of evaluating the impact this standard will have on our financial statements.

                                    BUSINESS

GENERAL

     We are a global manufacturer, marketer, installer and servicer of products for the commercial and institutional interiors market with a strong presence in the following market segments:

     - Modular carpet;

     - Broadloom carpet;

     - Floorcovering services;

     - Interior panel fabrics;

     - Upholstery fabrics; and

     - Raised/Access flooring.

With a market share of approximately 35%, we are the worldwide leader in the modular carpet segment. Our Bentley(R) and Prince Street(R) brands are leaders in the high quality, designer-oriented sector of the broadloom carpet segment. We provide specialized carpet replacement, installation and maintenance services through our Re:Source Americas service network. Our Fabrics Group includes the leading U.S. manufacturer of panel fabrics for use in open plan office furniture systems, with a market share in excess of 50%, and the leading U.S. manufacturer of contract upholstery sold to office furniture manufacturers and contract jobbers, with a U.S. contract upholstery market share of approximately 35%. Our specialty products operations produce raised/access flooring systems (for which we are the second largest U.S. manufacturer), antimicrobial additives, adhesives and other specialty chemical compounds and products. These complementary product offerings, together with an integrated marketing philosophy, enable Interface to take a "total interior solutions" approach to serving the diverse needs of our customers around the world.

     We market products in over 100 countries around the world under such established brand names as Interface(R), Heuga(R), Bentley and Prince Street in modular carpet; Bentley and Prince Street in broadloom carpet; Guilford of Maine(R), Stevens Linen(TM), Toltec(R), Intek(R), Chatham(R), Camborne(TM) and Glenside(TM) in interior fabrics and upholstery products; Intersept(R) in antimicrobials; and C-Tec(R), Atlantic(TM) and Intercell(R) in raised/access flooring systems. We utilize an internal marketing and sales force of over 1,000 experienced personnel stationed at over 75 locations in over 30 countries, to market our products and services in person to our customers. This sales force is one of the largest sales forces in the global commercial floorcovering industry. Our principal geographic markets are the Americas (69% of 2001 net sales), Europe (27% of 2001 net sales) and Asia-Pacific (4% of 2001 net sales).

OUR STRENGTHS

     Our dominant market positions reflect our principal strengths, which include:

     Preeminent Brand Names with Reputation for Quality and Reliability. Our products are known in the industry for their high quality and reliability. Our preeminent brand names in carpets, interior fabrics and raised/access flooring systems are leaders in the industry. In a 2000 survey of interior designers published in the Floor Focus industry publication, an Interface company was ranked first in each of the five survey categories of carpet design, quality, value, service, and performance. In addition, an Interface company ranked first and second in the category of "best overall business experience" for carpet companies in this survey. On the international front, Heuga is one of the preeminent brand names in carpet tiles for commercial and institutional use worldwide. Guilford of Maine, Chatham and Camborne are leading brand names in their respective markets for interior fabrics. Interface Architectural Resources' TecCrete(R) brand is a leading brand in the raised/access flooring market.

     Strong Free Cash Flow Generation. We have structured our principal businesses to yield high contribution margins. As a result of our historical investments in global manufacturing capabilities and mass customization techniques and facilities, and our sustained initiatives to reduce costs and enhance operating efficiencies throughout our supply and production chain, we are positioned to derive substantially increased cash flows from operations. We have the current capacity, without significant capital expenditures, to increase production levels to handle higher demand for our products, which may result from either or both of (i) improved economic conditions and (ii) the expansion of our business in non-corporate segments that is being driven by the increasing acceptance of modular products. The consolidation and integration of varied operating, manufacturing and administrative functions, along with the workforce reductions and other initiatives reflected in our 2000 and 2001 restructuring charges, contribute to this strength. They are expected to yield future annual savings of approximately $25 million. We are continuing additional phases of these initiatives and implementing new ones to further enhance our cash flow potential.

     Innovative Product Design and Development Capabilities. Our product design and development capabilities give us a significant competitive advantage. We have an exclusive consulting contract with the leading design firm David Oakey Designs, Inc. This relationship augments our internal research, development and design staff. Since engaging Oakey Designs in 1994, we have introduced more than 135 new carpet designs in the U.S. and have enjoyed considerable success in winning U.S. carpet industry design awards bestowed by the International Interior Design Association (IIDA), particularly in the carpet tile division. Oakey Designs' services have been extended to our international carpet operations, and we expect to continue to introduce more new designs to our international customers in the near future. We also have a consulting contract with the design firm Suzanne Tick, Inc., which is affiliated with award-winning carpet manufacturer Tuva Looms, Inc., to steward and design our Prince Street brand broadloom carpets.

     Low-Cost Global Manufacturing Operations. Our global manufacturing capabilities are an important competitive advantage in serving the needs of multinational corporate customers that require products and services at various locations around the world. Global manufacturing locations enable us to compete effectively with local producers in our international markets, while also giving international customers more favorable delivery times and freight costs. Our capital investment program to consolidate and modernize the yarn manufacturing operations of our Fabrics Group has resulted in significant efficiencies and cost savings, as well as the capability to produce new products and enter new markets. In addition, these investments have allowed us to respond to a shift in demand towards lighter-weight, less expensive fabrics by original equipment manufacturer (OEM) panel fabric customers.

     Established Customer and Design Community Relationships. We focus our sales efforts at the design phase of commercial projects. Our dedicated sales and marketing personnel, who number over 1,000 in over 30 countries worldwide, cultivate relationships with the owners and users of the facilities involved in the projects as well as with architects, engineers, interior designers and contracting firms who are directly involved in specifying products and often make or significantly influence purchasing decisions. In all of our sales efforts, we emphasize our product design and styling capabilities. We also emphasize our ability to provide creative, high-value solutions to our customers' needs. Our marketing and sales personnel are also available as a technical resource for our customers, both with respect to product maintenance and service as well as design matters.

     Experienced and Motivated Management and Sales Force. An important component of our competitive position is the continued strengthening of our management team and its commitment to developing and maintaining an enthusiastic and accountable work force. We have a team of skilled and dedicated executives to guide our continued growth, diversification, and management of our financial position. Our executives and sales and marketing forces are also highly motivated by incentive programs designed to promote performance in strategic areas. In addition, we have made substantial investments in training and educating our approximately 6,500 employees worldwide. In both 1998 and 1999, Fortune magazine rated Interface as one of the top 100 employers in the U.S. on the strength of our commitment to our employees. Fortune also has rated Interface one of the "10 Most Admired Companies" in our industry category.

BUSINESS STRATEGY AND PRINCIPAL INITIATIVES

     Our corporate strategy is to continue the diversification and integration of our business, on a sustainable basis, worldwide. We have achieved diversification by both developing products internally and acquiring complementary product lines and businesses in the commercial and institutional interiors field. As usages and demand for modular carpet continue to increase in all areas of the commercial market, we seek to leverage our dominant position in the modular carpet segment to increase diversification. We are continuing to integrate our business by identifying and developing additional synergies and operating efficiencies among our products and global businesses. In implementing this strategy, we are pursuing the following principal strategic initiatives:

     Expand Markets for Modular Products. Our management believes that modular carpet continues to take share away from other floorcovering products across most markets. In response to such increased acceptance of and demand for modular products, we are leveraging our position as the worldwide leader in the modular carpet market, with a share of approximately 35%, to drive sales in all market sectors. The growing use of open plan interiors and modern office arrangements has encouraged the use of carpet tile generally. Our established global brands for modular carpet are leaders with respect to design, quality, value and performance. We have also produced a specially adapted version of our carpet tile for healthcare facilities, and we will seek to use our mass customization capabilities to develop and produce efficiently other innovative modular products to address specialized customer needs in other non-corporate segments.

     Increase Sales in Less Cyclical Market Segments. In both our floorcoverings and fabrics businesses, we are focusing more of our marketing and sales efforts on non-corporate segments in order to capture attractive market share opportunities and also to reduce our future exposure to certain economic cycles that affect the corporate segment more adversely. These other segments include retail space, government institutions, schools, healthcare facilities, tenant improvement space, hospitality centers and home office space. In order to implement this strategy, we have:

     - introduced specialized product offerings tailored to the unique demands of these segments, including specific designs, functionalities and price points;

     - created a sales force dedicated to penetrating these segments at a high level; and

     - realigned incentives for our corporate segment sales force generally in order to encourage their efforts to penetrate these other segments, including paying higher commissions for sales in these segments relative to the corporate segment.

     De-leverage Our Balance Sheet. One of our objectives is to use the strong free cash flow generation capability of our business to repay our existing debt more rapidly and strengthen our financial position. Certain of our ongoing initiatives, which have already reduced our operating costs structure, are expected to yield future annual cost savings of approximately $25 million. Our existing capacity to increase production levels without significant capital expenditures will facilitate our generation of additional free cash flow when demand for our products rises as a result of improved economic conditions generally or expansions of our business from other strategic initiatives we have implemented. We will continue our existing initiatives, and we expect to implement new ones such as our supply chain enhancement program, to reduce costs further and enhance free cash flow generation.

     Maximize Global Marketing and Manufacturing Capabilities. We will continue to use the complementary nature of our product lines to offer "total interior solutions" to our customers worldwide to meet their diverse needs for products and services. We combine our global marketing and manufacturing capabilities to target multinational companies successfully and compete effectively in local markets worldwide. We have a 12-person global accounts team with responsibility for our largest multinational customers and prospects, and we have established a web-based communications network to serve those multinational customers better.

     Advance Ecological Sustainability Programs. In 1995, we began a worldwide war-on-waste initiative referred to internally as "QUEST". The war on waste is part of our broader EcoSense initiative, which is our long-range program to achieve greater resource efficiency and, ultimately, ecological "sustainability" -- that is, the point at which Interface is no longer a net "taker" from the earth -- with the goal of becoming the first "restorative" company. One example of a product developed under this initiative is the line of fabrics manufactured from recycled, recyclable or compostable materials under the Terratex(R) brand. We believe that our pursuit of our goals under this initiative provides a competitive advantage in marketing our products to an increasing number of customers.

FLOORCOVERING PRODUCTS/SERVICES

PRODUCTS

     Interface is the world's largest manufacturer and marketer of modular carpet with a global market share of approximately 35%. Modular carpet includes carpet tile and two-meter roll goods. We also manufacture and sell broadloom carpet, which generally consists of tufted carpet sold primarily in twelve-foot rolls, under the Bentley and Prince Street brands. Our broadloom operations focus on the high quality, designer-oriented sector of the U.S. and U.K. broadloom carpet markets. We also offer a vinyl hard flooring product in Europe under the brand Scan-Lock(TM).

     Modular Carpet. Marketed under the established leading global brands Interface and Heuga, and more recently under the Bentley and Prince Street brands, our modular carpet system utilizes carpet tiles cut in precise, dimensionally stable squares (usually 50 square centimeters) or rectangles to produce a floorcovering which combines the appearance and texture of broadloom carpet with the advantages of a modular carpet system. According to a 2000 survey of 250 interior designers published in the Floor Focus industry publication, our Interface brand was rated number one among modular and broadloom brands for carpet design, quality, value and performance and was rated second only to our own Bentley brand in service in the U.S.

     The growing use of open plan interiors and modern office arrangements utilizing demountable, movable partitions and modular furniture systems has encouraged the use of carpet tile, as compared to other soft surface flooring products. Our GlasBac(R) technology employs a unique, fiberglass-reinforced polymeric composite backing that allows tile to be installed and remain flat on the floor without the need for general application of adhesives or use of fasteners. We also make carpet tiles with a GlasBacRe(TM) backing containing post-industrial and/or post-consumer recycled materials.

     Our carpet tile has become popular for a number of reasons. First, carpet tile incorporating this reinforced backing may be easily removed and replaced, permitting rearrangement of office partitions and modular furniture systems without the inconvenience and expense associated with removing, replacing or repairing other soft surface flooring products, including broadloom carpeting. Because a relatively small portion of a carpet installation often receives the bulk of traffic and wear, the ability to rotate carpet tiles between high traffic and low traffic areas and to selectively replace worn tiles can significantly increase the average life and cost efficiency of the floorcovering. In addition, carpet tile facilitates access to sub-floor telephone, electrical, computer and other wiring by lessening disruption of operations. It also eliminates the cumulative damage and unsightly appearance commonly associated with frequent cutting of conventional carpet as utility connections and disconnections are made. Finally, modular carpet partners well with our raised/access flooring which enables under-the-floor cable management and air delivery systems. We believe that, within the overall floorcovering market, the worldwide demand for modular carpet is increasing as more customers recognize these advantages.

     We use a number of conventional and technologically advanced methods of carpet construction to produce carpet tiles in a wide variety of colors, patterns, textures, pile heights and densities. These varieties are designed to meet both the practical and aesthetic needs of a broad spectrum of commercial interiors -- particularly offices, healthcare facilities, airports, educational and other institutions, and retail facilities. Our carpet tile systems permit distinctive styling and patterning that can be used to complement interior designs, to set off areas for particular purposes and to convey graphic information. While we continue to manufacture and sell a substantial portion of our carpet tile in standard styles, an increasing percentage of our modular carpet sales is custom or made-to-order product designed to meet customer specifications.

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     In addition to general uses of our carpet tile, we produce and sell a specially adapted version of our carpet tile for the healthcare facilities market. Our carpet tile possesses characteristics -- such as the use of the Intersept antimicrobial, static-controlling nylon yarns, and thermally pigmented, colorfast yarns -- which make it suitable for use in these facilities in place of hard surface flooring.

     We also manufacture and sell two-meter roll goods that are structure-backed and offer many of the advantages of both carpet tile and broadloom carpet. These roll goods are often used in conjunction with carpet tiles to create special design effects. Our current principal customers for these products are in the education, healthcare and government sectors. We believe, however, that the demand for two-meter roll goods is increasing generally within the commercial and institutional interiors market and expect our U.S. sales of two-meter roll goods to track any increases in demand in the future.

     Broadloom Carpet. We maintain a significant share of the high-end, designer-oriented broadloom carpet segment by combining innovative product design and short production and delivery times with a marketing strategy aimed at interior designers, architects and other specifiers. Our Bentley Mills designs emphasize the dramatic use of color, while unique, multi-dimensional textured carpets with a hand-tufted look are the hallmark of Prince Street's broadloom products. We hired the design firm Suzanne Tick, Inc., affiliated with award-winning carpet manufacturer Tuva Looms, Inc., to advance our Prince Street brand broadloom carpets. The Prince Street and Bentley brands were rated among the top brands for carpet design in the U.S., according to a 2000 survey of interior designers published in the Floor Focus industry publication.

     Resilient Textile Flooring. In 1999, we beta-tested Solenium(R) resilient textile flooring, a new category of product which combines the functional and aesthetic benefits of resilient flooring and carpet. Solenium is highly stain-resistant and has carpet-like softness, but in appropriate applications is as easy to maintain as vinyl flooring. Solenium is manufactured using one-third less material and energy than carpet and is designed to be completely recyclable. We believe Solenium fills an unmet need within healthcare, retail and education markets and plan to re-launch the product, targeting those markets, in 2002. We have also recently introduced Hopi(TM) resilient textile flooring in addition to the Wabi(R) and Sabi(TM) brand floorings that we also offer.

SERVICES

     We provide commercial carpet installation services through the Re:Source(R) service provider network. The network in the U.S. includes owned and affiliated commercial floorcovering contractors strategically located in approximately 110 locations covering most of the major metropolitan areas of the United States. We also offer these services through the largest single carpet distributor in Australia. We have worked to strengthen our alliances with contractors in Europe so that we may also offer turnkey services to our European carpet customers. The network allows us to:

     - monitor and enhance customer satisfaction throughout the product ownership cycle;

     - reduce our cost of selling by bolstering efforts of sales representatives at the mill level with local contractor-level support;

     - expand into new market segments;

     - improve pricing for our products; and

     - achieve efficiencies by augmenting administrative functions of contractors.

     The Re:Source Americas service network also provides carpet maintenance services using our Re:Source Floor Care(TM) maintenance system. This system includes a custom-engineered maintenance methodology and a line of cleaning chemicals manufactured by Interface Americas Re:Source Technologies, Inc. In Europe, we re-launched the European version of the maintenance program, IMAGE(TM), in which we license selected independent service contractors to provide carpet maintenance services.

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     The Re:Source Americas service network also provides carpet replacement services using its Renovisions(R) process. This process utilizes patented lifting equipment and specialty tools to lift office equipment and modular workstations in place, permitting the economical replacement of existing carpet with virtually no disruption of the customer's business. Other proprietary products facilitate the movement of file cabinets, office furniture, and even complete workstations, avoiding the inefficiency and disruption associated with unloading and dismantling these items.

     Finally, the Re:Source Americas service network provides a channel for delivery of a variety of additional services and products that we offer, including furniture moving and installation, furniture refurbishment, project management, maintenance, carpet reclamation and recycling through our Re:Entry(R) reclamation system, adhesives manufactured by Re:Source Technologies, specialty products manufactured by Pandel, Inc. and raised/access flooring systems manufactured by Interface Architectural Resources, Inc. We have worked diligently over the past several years to increase the operating efficiencies of this network and believe that we are now able to take advantage of the contractor infrastructure to our benefit.

MARKETING AND SALES

     We traditionally focused our carpet marketing strategy on major accounts, seeking to build lasting relationships with national and multinational end-users, and on architects, engineers, interior designers, contracting firms, and other specifiers who often make or significantly influence purchasing decisions. We emphasize sales to the commercial office segment, both new construction and renovation, as well as to other segments, including retail space, government institutions, schools, healthcare facilities, tenant improvement space, hospitality centers and home office space. We intend to focus more on these latter segments in the future in order to achieve a higher balance of sales in those areas relative to the commercial office segment, which could lessen the effects on us from certain economic cycles. Our marketing efforts are enhanced by the well-known brand names of our carpet products, including Interface and Heuga brands in modular carpet and Bentley and Prince Street in broadloom carpet. Our exclusive consulting agreement with premier design firm Oakey Designs has enabled us to introduce more than 135 new carpet designs in the U.S. alone since 1994. Under the stewardship of Oakey Designs, we recently introduced rectangular modular carpet under the Prince Street brand and traditionally-sized carpet tile under the Bentley brand to further expand our modular carpet offerings.

     An important part of our marketing and sales efforts involves the preparation of custom-made samples of requested carpet designs, in conjunction with the development of innovative product designs and styles to meet the customer's particular needs. Our mass customization initiative simplified our carpet manufacturing operations, which significantly improved our ability to respond quickly and efficiently to requests for samples. The turnaround time for us to produce made-to-order carpet samples to customer specifications has been reduced from an average of 30 days to less than four days, and the average number of carpet samples produced per month has increased 10 fold since the mid 1990s. This sample production ability has significantly enhanced our marketing and sales efforts and has increased our volume of higher margin custom or made-to-order sales. In addition, through our website www.thesamplecenter.com, we have made it easier than ever to view and request samples of our products.

     We primarily use our internal marketing and sales force to market our carpet products. We also rely on contractors in our Re:Source Americas service network to bolster our sales efforts. In order to implement our global marketing efforts, we have product showrooms or design studios in the United States, Canada, Mexico, Brazil, England, France, Germany, Spain, Norway, the Netherlands, Australia, Japan and Singapore. We expect to open offices in other locations around the world as necessary to capitalize on emerging marketing opportunities.

MANUFACTURING

     We manufacture carpet in two locations in the United States and at facilities in the Netherlands, the United Kingdom, Canada, Australia and Thailand. We also produce Solenium resilient textile flooring in the United States and the United Kingdom and manufacture vinyl flooring in the United Kingdom.

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     Historically, we operated two U.S. broadloom manufacturing facilities to produce our Bentley and Prince Street broadloom brands. These facilities, which were located in City of Industry, California and Cartersville, Georgia, have operated at less than full capacity. In 2000, we moved the manufacturing operations for our Prince Street brand from Cartersville, Georgia and integrated them into our City of Industry, California facility, which had produced our Bentley brand products, in order to reduce excess capacity and increase capacity utilization. The operations, as combined, now function under the corporate name Bentley Prince Street.

     Having foreign manufacturing operations enables us to supply our customers with carpet from the location offering the most advantageous delivery times, exchange rates, duties and tariffs, and freight expense and enhances our ability to develop a strong local presence in foreign markets. We believe that the ability to offer consistent products and services on a worldwide basis at attractive prices is an important competitive advantage in servicing multinational customers seeking global supply relationships. We will consider additional locations for manufacturing operations in other parts of the world as necessary to meet the demands of customers in international markets.

     In the mid 1990s, we implemented a manufacturing plan in which we substantially standardized our worldwide manufacturing procedures. In connection with the implementation of this plan, we adopted global standards for our tufting equipment, yarn systems and product styling and changed our standard carpet tile size from 18 square inches to 50 square centimeters. We believe that changing our standard carpet tile size has allowed us to reduce operational waste and fossil fuel energy consumption and to offer consistent product sizing for our global customers.

     The environmental management systems of our floorcovering manufacturing facilities in LaGrange, Georgia, West Point, Georgia, West Yorkshire, England, Northern Ireland, Australia, the Netherlands, Canada and Thailand are certified under ISO 14001.

     Our significant international operations are subject to various political, economic and other uncertainties, including risks of restrictive taxation policies, foreign exchange restrictions, changing political conditions and governmental regulations. We also receive a substantial portion of our revenues in currencies other than U.S. dollars, which makes us subject to the risks inherent in currency translations. Although our ability to manufacture and ship products from facilities in several foreign countries reduces the risks of foreign currency fluctuations we might otherwise experience, we also engage from time to time in hedging programs intended to further reduce those risks; however, the scope and volume of our global operations make it impossible to eliminate completely all foreign currency translation risks as a factor for our financial results.

COMPETITION

     We compete, on a global basis, in the sale of our floorcovering products with other carpet manufacturers and manufacturers of vinyl and other types of floorcoverings. Although the industry has experienced significant consolidation, a large number of manufacturers remain in the industry. Management believes that we are the largest manufacturer of modular carpet in the world, possessing a global market share that is approximately twice that of our nearest competitor. However, a number of domestic and foreign competitors manufacture modular carpet as one segment of their business, and some of these competitors have financial resources greater than ours. In addition, some of the competing carpet manufacturers have the ability to extrude at least some of their requirements for fiber used in carpet products.

     We believe the principal competitive factors in our primary floorcovering markets are quality, design, service, broad product lines, product performance, marketing strategy and pricing. In the commercial office market, modular carpet competes with various floorcoverings, of which broadloom carpet is the most common. The quality, service, design, better and longer average product performance, flexibility (design options, selective rotation or replacement, use in combination with roll goods) and convenience of our modular carpet are our principal competitive advantages, which are offset in part by our higher initial cost for modular carpet when compared to comparable grades of broadloom carpet.
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     We believe we have competitive advantages in several areas. First, the
Bentley Mills and Prince Street broadloom carpet lines enable us to offer one-stop shopping to commercial carpet customers and, thus, to capture some sales that would have gone to competitors. Additionally, our relationship with Oakey Designs allows us to introduce numerous innovative and attractive floorcovering products to our customers. In addition, we believe that our global manufacturing capabilities are an important competitive advantage in serving the needs of multinational corporate customers. We believe that our resilient textile flooring products, and the incorporation of the Intersept antimicrobial chemical agent into the backing of our modular carpet, enhance our ability to compete successfully with resilient tile in the healthcare market. Finally, we believe that the formation of the Re:Source service provider network, and the resulting improvement in customer service, is a differentiating factor that has further enhanced our competitive position.

INTERIOR FABRICS

PRODUCTS

     Our Fabrics Group designs, manufactures and markets specialty fabrics for open plan office furniture systems and commercial interiors. Our Fabrics Group includes the leading U.S. manufacturer of panel fabrics for use in open plan office furniture systems, with a market share in excess of 50%. Sales of panel fabrics to OEMs of movable office furniture systems constituted approximately 37% of the Fabrics Group's total North American fabrics sales in fiscal 2001. With the acquisition of the furniture fabrics assets of the Chatham Manufacturing division of CMI Industries, Inc. in May 2000, we are also the leading U.S. manufacturer of contract upholstery sold to office furniture manufacturers and contract jobbers, with a U.S. market share of nearly 35% in fiscal 2001. In addition, we manufacture other interior fabrics products, including wall covering fabrics, fabrics used for window treatments and fabrics used for cubicle curtains.

     Open plan office furniture systems are typically panel-enclosed work stations customized to particular work environments. The open plan concept offers a number of advantages over conventional office designs, including more efficient floor space utilization, reduced energy consumption and greater flexibility to redesign existing space. Since carpet and fabrics are used in the same types of commercial interiors, our carpet and interior fabrics operations are able to coordinate the color, design and marketing of both product lines to their respective customers as part of our "total interior solutions" approach.

     During the 1990s, we diversified and expanded significantly both our product offerings and markets for interior fabrics. Our 1993 acquisition of the Stevens Linen lines added decorative, upscale upholstery fabrics and specialty textile products to the Fabrics Group's traditional product offerings. Our June 1995 acquisition of Toltec Fabrics, Inc., a manufacturer and marketer of fabric for the contract and home furnishings upholstery markets, enhanced our presence in the contract jobber market. Our December 1995 acquisition of the Intek division of Springs Industries, Inc., a manufacturer experienced in the production of lighter-weight panel fabrics, has strengthened the Fabrics Group's capabilities in that market. Our Chatham acquisition in May 2000 established our dominance as the leading manufacturer of upholstery for the contract furniture manufacturer and contract jobber markets. The July 2000 acquisition of Teknit Limited, with operations in both the U.K. and Michigan, added three-dimensional knitted upholstery fabrics to our product portfolio, including the fabric often used on the arms of Herman Miller, Inc.'s renowned Aeron chair. All of these developments have reinforced the Fabrics Group's dominant position with OEMs of movable office furniture systems.

     Internationally, the June 1997 acquisition of Camborne Holdings, Ltd., the United Kingdom's leading textile manufacturer for the office and contract furnishings markets, has enhanced our access to the European and Asia-Pacific markets. The Camborne acquisition also added wool upholstery fabrics specifically designed for the European market to the Fabrics Group's product offering. In 1998, we acquired Glenside Fabrics Limited, a United Kingdom based manufacturer of upholstery fabrics for the contract furnishings and leisure markets. The Glenside acquisition further enhanced the Fabrics Group's

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European presence. We have now consolidated our Glenside and Camborne manufacturing operations to achieve greater operating efficiencies.

     We manufacture fabrics made of 100% polyester, as well as wool-polyester blends and numerous other natural and man-made blends, which are either woven or knitted. Our products feature a high degree of color consistency, natural dimensional stability and fire retardancy, in addition to their overall aesthetic appeal. All of our product lines are color and texture coordinated. We seek continuously to enhance product performance and attractiveness through experimentation with different fibers, dyes, chemicals and manufacturing processes. Product innovation in the interior fabrics market (similar to the floorcoverings market) is important to achieving and maintaining market share.

     We market a line of fabrics manufactured from recycled, recyclable or compostable materials under the Terratex brand. The Terratex line includes both new products and traditional product offerings and includes products made from 100% post-consumer recycled polyester, 100% post-industrial recycled polyester and 100% post-consumer recycled wool. The first fabric to bear the Terratex label was Guilford of Maine's FR-701(R) line of panel fabrics, and in 2000, we introduced our first seating fabrics carrying the Terratex label. These products have been well-received, and we plan to expand our offerings under this label.

     Our Interface TekSolutions(SM) operations provide the service of laminating fabrics onto substrates for pre-formed panels. We believe that significant market opportunities exist for the provision of this and other ancillary textile sequencing and processing services to OEMs and intend to participate in these opportunities.

     We anticipate that future growth opportunities will arise from the growing market for retrofitting services, where fabrics are used to re-cover existing panels. In addition, the increased importance being placed on the aesthetic design of office space should lead to a significant increase in upholstery fabric sales. Our management also believes that additional growth opportunities exist in international sales, domestic healthcare markets, contract wallcoverings and window treatments.

MARKETING AND SALES

     Our principal interior fabrics customers are OEMs of movable office furniture systems, and the Fabrics Group sells to essentially all of the major office furniture manufacturers. The Fabrics Group also sells to contract jobbers and to manufacturers and distributors of wallcoverings, vertical blinds, cubicle curtains, acoustical wallboards, ceiling tiles and residential furniture. The Guilford of Maine, Stevens Linen, Toltec, Intek, Chatham, Camborne and Glenside brand names are well-known in the industry and enhance our fabric marketing efforts.

     The majority of our interior fabrics sales are made through the Fabrics Group's own sales force. The sales team works closely with designers, architects, facility planners and other specifiers who influence the purchasing decisions of buyers in the interior fabrics segment. In addition to facilitating sales, the resulting relationships also provide us with marketing and design ideas that are incorporated into the development of new product offerings. The Fabrics Group maintains a design studio in Grand Rapids, Michigan which facilitates coordination between its in-house designers and the design staffs of major customers. Our interior fabrics sales offices and showrooms are located in New York City, Los Angeles, Chicago, Grand Rapids, Michigan, High Point, North Carolina, Hickory, North Carolina, Greensboro, North Carolina and the United Kingdom. The Fabrics Group also has marketing and distribution facilities in Canada, Mexico and Hong Kong, and sales representatives in Japan, Hong Kong, Singapore, Malaysia, Korea, Australia, United Arab Emirates, Dubai and South Africa. We have sought increasingly, over the past several years, to expand our export business and international operations in the fabrics segment.

MANUFACTURING

     Our fabrics manufacturing facilities are located in Maine, Massachusetts, Michigan, North Carolina, Nottingham, England and West Yorkshire, England. The production of synthetic and wool blended fabrics

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is a relatively complex, multi-step process. Raw fiber and yarn are placed in pressurized vats in which dyes are forced into the fiber. Particular attention is devoted to this dyeing process, which requires a high degree of expertise in order to achieve color consistency. All raw materials used by us are readily available from a number of sources. The Fabrics Group also now uses 100% recycled fiber manufactured from PET soda bottles in some of its manufacturing processes.

     In response to a shift in the Fabrics Group's traditional panel fabric market towards lighter-weight, less expensive products, we implemented a major capital investment program in the mid 1990s that included the construction of a new facility and the acquisition of equipment to enhance the efficiency and breadth of the Fabrics Group's yarn manufacturing processes. The program improved the Fabrics Group's cost effectiveness in producing lighter-weight fabrics, reduced manufacturing cycle time and enabled the Fabrics Group to reinforce its product leadership position with its OEM customers. The acquisition of Intek provided us with immediate and significant capabilities in the efficient production of lighter-weight, less expensive panel fabrics, and the acquisition of Camborne provided a European-based manufacturing facility and much needed expertise in the production of wool fabrics. We believe that we have been successful in designing fabrics that have simplified the manufacturing process, thereby reducing complexity while improving efficiency and quality, and continue to strive to design these products.

     The environmental management system of the Fabrics Group's largest facility, located in Guilford, Maine, has been granted ISO 14001 certification. Our Aberdeen, North Carolina, East Douglas, Maine and West Yorkshire, England fabrics manufacturing facilities are also certified under ISO 14001.

     We offer textile processing services through the Fabrics Group's Interface TekSolutions operations in Grand Rapids, Michigan. These services include the lamination of fabrics onto substrates for pre-formed office furniture system panels, facilitating easier and more cost effective assembly of the system components by the Fabrics Group's OEM customers.

COMPETITION

     We compete in the interior fabrics market on the basis of product design, quality, reliability, price and service. By historically concentrating on the open plan office furniture systems segment, the Fabrics Group has been able to specialize our manufacturing capabilities, product offerings and service functions, resulting in a leading market position. Principally through Interface Fabrics Group, Inc. (formerly Guilford of Maine, Inc. and Interface Interior Fabrics, Inc.) and Intek, Inc., we are the largest U.S. manufacturer of panel fabric for use in open plan office furniture systems.

     With the May 2000 acquisition of the Chatham furniture fabrics assets, we became the largest U.S. manufacturer of contract upholstery fabrics for office furniture manufacturers and contract jobbers. We believe we have a U.S. contract upholstery market share nearly double that of our closest competitor.

     Through our other strategic acquisitions, we have been successfully diversifying our product offerings for the commercial interiors market to include a variety of other fabrics, including three-dimensional knitted upholstery products, cubicle curtains, wallcoverings, ceiling fabrics and window treatments. The competition in these segments of the market is highly fragmented and includes both large, diversified textile companies, several of which have greater financial resources than us, as well as smaller, non-integrated specialty manufacturers. However, our capabilities and strong brand names in these segments should enable us to continue to compete successfully.

SPECIALTY PRODUCTS

     The Interface Specialty Products Group is composed of: Interface Architectural Resources, Inc., which produces and markets raised/access flooring systems; Interface Americas Re:Source Technologies, Inc. (formerly Rockland React-Rite), which develops, manufactures and markets adhesives and other specialty chemical products and which includes our Intersept antimicrobial sales and licensing program; and Pandel, Inc., which produces vinyl carpet tile backing and specialty mat and foam products.

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     We manufacture and market raised/access flooring systems, which facilitate under-the-floor cable management and air delivery, through Interface Architectural Resources, Inc. Our initial product offering in this sector, marketed under the Intercell brand, is a low-profile (total height of less than three inches) cable management flooring system particularly well suited for use in the renovation of existing buildings. In 1995, we acquired the rights to the Interstitial Systems(TM) access flooring product, a patented, multiple plenum system that serves to separate pressurized, climate-controlled air flow from the electrical and telecommunications cables included within the same access flooring system. In February 1996, we acquired C-Tec, Inc., the second largest manufacturer of raised/access flooring systems in the United States. Interface Architectural Resources markets the successful C-Tec line of products (Tec-Cor(TM) and TecCrete), which combines the tensile strength of steel and the compressive strength of concrete to create a durable, uniform and sound-absorbent panel which is available in a variety of surfaces. In July 1998, we acquired Atlantic Access Flooring, Inc., a manufacturer of steel panel raised/access flooring systems. With the acquisition of Atlantic, we believe that we now offer the broadest line of raised/access flooring systems in the industry.

     We believe that the growing use of open plan interiors and modern office arrangements utilizing demountable, movable partitions and modular furniture systems has encouraged the use of access flooring, as well as carpet tile, because access flooring, and carpet tile, can accommodate the flexible, under-the-floor cable management and air delivery systems compatible with movable open plan offices. We expect this trend in open office spaces and the proliferation of networks in the workplace, dictating efficient cable management and delivery systems, to fuel continued growth in the access flooring market.

     We manufacture a line of adhesives for carpet installation, as well as a line of carpet cleaning and maintenance chemicals, which we market as part of our Re:Source Floor Care maintenance system. One of our leading chemical products, in terms of applicability for the commercial and institutional interiors market, is our proprietary antimicrobial chemical compound, sold under the registered trademark Intersept. We use Intersept in many of our carpet products and have licensed Intersept to other companies for use in a number of products that are noncompetitive with our products, such as paint, vinyl wallcoverings, ceiling tiles and air filters. In addition, we produce and market Protekt(2)(R), a proprietary soil and stain retardant treatment, and Fatigue Fighter(R), an impact-absorbing modular flooring system typically used where people stand for extended periods.

PRODUCT DESIGN, RESEARCH AND DEVELOPMENT

     We maintain an active research, development and design staff of over 100 persons and also draw on the research and development efforts of our suppliers, particularly in the areas of fibers, yarns and modular carpet backing materials.

     Interface Research Corporation provides technical support and advanced materials research and development for the entire family of Interface companies. IRC developed NexStep(R) backing, a material based on moisture-impervious polycarbite precoating technology combined with a chlorine-free urethane foam secondary backing, and GlasBacRe, a post-consumer recycled, polyvinyl chloride, or PVC, extruded sheet process that has been incorporated into our modular carpet line. Our Deja vu(TM) product uses the PVC extruded sheet and exemplifies our commitment to "closing-the-loop" in recycling. With a goal of supporting sustainable product designs in both floorcoverings and interior fabrics applications, IRC is a frontrunner in evaluating for use in our products 100% renewable polymers based on corn-derived polylactic acid (PLA).

     IRC is the home of our EcoSense initiative and supports the dissemination, consultancies and technical communication of our global sustainability endeavors. In addition, IRC's President also serves as the Chairman of the Envirosense Consortium. IRC's laboratories provide all biochemical and technical support to Intersept antimicrobial product initiatives, which initiatives were the basis for founding the Consortium and for its focus on indoor air quality.

     Innovation and increased customization in product design and styling are the principal focus of our product development efforts. Our carpet design and development team is recognized as the industry leader
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in carpet design and product engineering for the commercial and institutional markets. In cooperation with Oakey Designs, we have introduced over 135 new carpet designs since they began providing services to us and have enjoyed considerable success in winning U.S. carpet industry awards.

     Mr. Oakey also contributed to our implementation of the product development concept -- "simple inputs, pretty outputs" -- resulting in the ability to efficiently produce many products from a single yarn system. Our mass customization production approach evolved, in major part, from this concept. In addition to increasing the number and variety of product designs, which enables us to increase high margin custom sales, the mass customization approach increases inventory turns and reduces inventory levels (for both raw materials and standard products) and their related costs because of our more rapid and flexible production capabilities.

     Oakey Designs' services have been extended from a primary focus on domestic carpet tile to our international carpet tile operations and our domestic and international broadloom companies. We recently renewed our exclusive consulting agreement for a five-year term through May 2006, which may be extended for five additional years. In addition, we have retained the design services of Suzanne Tick, Inc., affiliated with Tuva Looms, Inc., a manufacturer of high-end, design-forward woven carpets, to assist us with developing broadloom designs for our Prince Street brand.

ENVIRONMENTAL INITIATIVES

     In the latter part of 1994, we commenced a new industrial ecology initiative called EcoSense, inspired in major part by the interest of important customers concerned about the environmental implications of how they and their suppliers do business. EcoSense, which includes our QUEST waste reduction initiative, is directed towards the elimination of energy and raw materials waste in our businesses, and, on a broader and more long-term scale, the practical reclamation -- and ultimate restoration -- of shared environmental resources. The initiative involves a commitment by us:

     - to learn to meet our raw material and energy needs through recycling of carpet and other petrochemical products and harnessing benign energy sources; and

     - to pursue the creation of new processes to help sustain the earth's non-renewable natural resources.

     We have engaged some of the world's leading authorities on global ecology as environmental consultants. The current list of consultants includes: Paul Hawken, author of The Ecology of Commerce: A Declaration of Sustainability and The Next Economy, and co-author with Amory Lovins and Hunter Lovins of Natural
Capitalism: Creating the Next Industrial Revolution; Mr. Lovins, energy consultant, co-founder of the Rocky Mountain Institute; Ms. Lovins, President and Executive Director of the Rocky Mountain Institute; John Picard, President of E(2), American environmental consultant; Jonathan Porritt, director of Forum for the Future; Bill Browning, director of the Rocky Mountain Institute's Green Development Services; Dr. Karl-Henrik Robert, founder of The Natural Step; Janine M. Benyus, author of Biomimicry; and Walter Stahel, Swiss businessman and seminal thinker on environmentally responsible commerce.

     Another one of our initiatives over the past several years has been the development of the Envirosense Consortium, an organization of companies concerned with addressing workplace environmental issues, particularly poor indoor air quality. The Envirosense Consortium's member organizations include interior products manufacturers (at least one of which is a licensee of our Intersept antimicrobial agent) and design professionals.

     We believe that our environmental initiatives are valued by our employees and an increasing number of important customers and provide a competitive advantage in marketing products to those customers. We also believe that the resulting long-term resource efficiency (reduction of wasted environmental resources) will ultimately produce cost savings and advantages to us.

ENVIRONMENTAL MATTERS

     Our operations are subject to federal, state and local laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment. The costs of complying with environmental protection laws and regulations have not had a material adverse impact on our financial condition or results of operations in the past and are not expected to have a material adverse impact in the future. The environmental management systems of our floorcovering manufacturing facilities in LaGrange, Georgia, West Point, Georgia, West Yorkshire, England, Northern Ireland, Australia, the Netherlands, Canada and Thailand are certified under ISO 14001. The environmental management system of the Fabrics Group's facilities in Guilford, Maine, East Douglas, Maine, Aberdeen, North Carolina, and West Yorkshire, England are also certified under ISO 14001.

BACKLOG

     Our backlog of unshipped orders was approximately $136.5 million at February 24, 2002, compared to approximately $226.4 million at February 25, 2001. Historically, backlog is subject to significant fluctuations due to the timing of orders for individual large projects and currency fluctuations. All of the backlog of orders at February 24, 2002 are expected to be shipped during the succeeding six to nine months.

PATENTS AND TRADEMARKS

     We own numerous patents in the United States and abroad on floorcovering and raised flooring products, on manufacturing processes and on the use of our Intersept antimicrobial chemical agent in various products. The duration of United States patents is between 14 and 20 years from the date of filing of a patent application or issuance of the patent; the duration of patents issued in other countries varies from country to country. We consider our know-how and technology more important to our current business than patents, and, accordingly, believe that expiration of existing patents or nonissuance of patents under pending applications would not have a material adverse effect on our operations. However, we maintain an active patent and trade secret program in order to protect our proprietary technology, know-how and trade secrets.

     We also own numerous trademarks in the United States and abroad. In addition to the United States, the primary countries in which we have registered our trademarks are the United Kingdom, Germany, Italy, France, Canada, Australia, Japan, and various countries in Central and South America. Some of our more prominent registered trademarks include: Interface, Heuga, Intersept, GlasBac, Re:Source, Guilford, Guilford of Maine, Bentley, Prince Street, Intercell, Chatham, Camborne, Glenside, Terratex and FR-701. Trademark registrations in the United States are valid for a period of 10 years and are renewable for additional 10-year periods as long as the mark remains in actual use. The duration of trademarks registered in other countries varies from country to country.

EMPLOYEES

     At December 30, 2001, the Company employed a total of approximately 6,500 employees worldwide. Of such employees, approximately 2,735 are clerical, sales, supervisory and management personnel and the balance are manufacturing personnel.

     Some of the service businesses within the Re:Source Americas service network have employee groups that are represented by unions. In addition, some of our production employees in Australia and the United Kingdom are represented by unions. In the Netherlands, a Works Council, the members of which are Interface employees, is required to be consulted by management with respect to certain matters relating to our operations in that country, such as a change in control of Interface Europe B.V. (our modular carpet subsidiary based in the Netherlands), and the approval of the Council is required for certain actions, including changes in compensation scales or employee benefits. Our management believes that its relations with the Works Council, the unions and all of its employees are good.

PROPERTIES

     We maintain our corporate headquarters in Atlanta, Georgia in approximately 20,000 square feet of leased space. The following table lists our principal manufacturing facilities and other material physical locations, all of which we own except as otherwise noted:

                                                                                   FLOOR SPACE
LOCATION                                               SEGMENT(S)                   (SQ. FT.)
--------                                               ----------                  -----------
Bangkok, Thailand(1)...................  Floorcoverings Products/Service               66,072
                                         (Modular)
Craigavon, N. Ireland..................  Floorcoverings Products/Service              125,060
                                         (Modular)
LaGrange, Georgia......................  Floorcoverings Products/Service              326,666
                                         (Modular)
Ontario (Belleville), Canada...........  Floorcoverings Products/Service               77,000
                                         (Modular)
Picton, Australia......................  Floorcoverings Products/Service               89,560
                                         (Modular)
Scherpenzeel, the Netherlands..........  Floorcoverings Products/Service              292,142
                                         (Modular); Specialty Products (Access
                                         Flooring)
Shelf, England.........................  Floorcoverings Products/Service              223,342
                                         (Modular, Vinyl Flooring)
West Point, Georgia....................  Floorcoverings Products/Service              161,000
                                         (Modular)
City of Industry, California(2)........  Floorcoverings Products/Service              539,641
                                         (Broadloom)
West Yorkshire, England................  Floorcoverings Products/Service              674,666
                                         (Broadloom)
Aberdeen, North Carolina...............  Interior Fabrics                              88,000
Dudley, Massachusetts..................  Interior Fabrics                             321,000
East Douglas, Massachusetts............  Interior Fabrics                             301,772
Elkin, North Carolina..................  Interior Fabrics                           1,684,487
Grand Rapids, Michigan(2)..............  Interior Fabrics                             118,828
Guilford, Maine........................  Interior Fabrics                             396,690
Guilford, Maine........................  Interior Fabrics                              96,400
Lancashire, England(2).................  Interior Fabrics                              28,000
Newport, Maine.........................  Interior Fabrics                             208,932
West Yorkshire, England................  Interior Fabrics                             170,000
Cartersville, Georgia(2)...............  Specialty Products (Specialty Mats)          124,500
Grand Rapids, Michigan.................  Specialty Products (Access Flooring)         120,000
Rockmart, Georgia......................  Specialty Products (Intersept,                37,500
                                         Adhesives)
Kennesaw, Georgia (2)..................  Research and Development                      19,247

---------------
(1) Owned by a joint venture in which we have a 70% interest.
(2) Leased.

     We maintain marketing offices in over 80 locations in over 35 countries and distribution facilities in approximately 40 locations in six countries. Most of our marketing locations and many of our distribution facilities are leased.

     We believe that our manufacturing and distribution facilities and our marketing offices are sufficient for our present operations. We will continue, however, to consider the desirability of establishing additional facilities and offices in other locations around the world as part of our business strategy to meet expanding global market demands.

LEGAL PROCEEDINGS

     Collins & Aikman Litigation. On July 23, 1998, Collins & Aikman Floorcoverings, Inc. ("CAF") -- in the wake of receiving "cease and desist" letters from Interface demanding that CAF cease manufacturing certain carpet products that Interface believed infringed upon certain of its copyrighted product designs -- filed a lawsuit against Interface asserting that certain of the Company's products, primarily its Caribbean(TM) design product line, infringed on certain of CAF's alleged copyrighted product designs. The lawsuit, which was pending in the United States District Court for the Northern District of Georgia, Atlanta Division, Civil Action No. 1:98-CV-2069, sought injunctive relief and claimed unspecified monetary damages. The lawsuit also asserted other claims against the Company and certain other parties, including alleged tortious interference by the Company with CAF's contractual relationship with the Roman Oakey, Inc. design firm, now known as David Oakey Designs, Inc.

     This case has settled. The terms of the settlement are confidential. At the conclusion of the case, the parties issued the following statement: "The parties to the lawsuit between Collins & Aikman Floorcoverings, Inc., Interface, Inc., and David Oakey Designs, Inc., settled their disputes and have dismissed with prejudice all of their respective claims, having agreed that neither Collins & Aikman Floorcoverings, Interface, nor David Oakey were engaged in any wrongdoing with respect to these claims. As a part of this settlement, the parties have agreed to an expedited procedure to resolve any future copyright infringement issues."

     Tate Litigation. On August 24, 2000, Tate Access Floors, Inc. ("Tate") filed suit in the United States District Court for the District of Maryland, Civil Action No. JFM-00-2543, against the Company's raised/ access flooring subsidiary, Interface Architectural Resources, Inc. ("IAR"), alleging that a feature of IAR's Bevel Edge flooring panel infringes a patent held by Tate. On February 20, 2002, the District Court denied Interface's motion for summary judgment, and granted Tate's motion for summary judgment, on patent validity and infringement. Interface immediately filed for interlocutory appeal as a matter of right. On March 6, the District Court entered a permanent injunction pursuant to its summary judgment order, and denied Interface's motion for stay of further proceedings pending resolution of the appeal. A trial on damages is scheduled for June 2002. Interface is seeking a stay of the damages proceeding before the Federal Circuit Court of Appeals. The permanent injunction permits IAR to continue producing and selling its current trimless flooring panel product, but limits its ability to resume producing the previously abandoned Bevel Edge product configuration. The United States Patent and Trademark Office has granted a request made by IAR for re-examination of the Tate patent. We continue to believe that IAR's Bevel Edge product does not infringe the Tate patent, that the Tate patent should be held invalid due to prior existing art, and that IAR's defenses to this action are meritorious. We intend to defend this action vigorously.

                                   MANAGEMENT

     The following table sets forth information about our executive officers and our directors as of April 15, 2002:

NAME                                         AGE                       POSITION
----                                         ---                       --------
Ray C. Anderson............................  67    Chairman of the Board of Directors
Daniel T. Hendrix..........................  47    President and Chief Executive Officer, and
                                                   Director
Michael D. Bertolucci......................  61    Senior Vice President
Brian L. DeMoura...........................  56    Senior Vice President
John R. Wells..............................  40    Senior Vice President
Raymond S. Willoch.........................  43    Senior Vice President-Administration, General
                                                   Counsel and Secretary
Robert A. Coombs...........................  43    Vice President
Patrick C. Lynch...........................  32    Vice President and Chief Financial Officer
Carl I. Gable..............................  62    Director
June M. Henton.............................  62    Director
Christopher G. Kennedy.....................  38    Director
J. Smith Lanier, II........................  74    Director
James B. Miller............................  61    Director
Thomas R. Oliver...........................  61    Director
Diane Dillon-Ridgley.......................  50    Director
Leonard G. Saulter.........................  75    Director
Clarinus C. Th. van Andel..................  72    Director

     Certain biographical information regarding our executive officers and directors is set forth below:

     Mr. Anderson founded Interface in 1973 and served as Chairman and Chief Executive Officer until his retirement as Chief Executive Officer and transition from day-to-day management on July 1, 2001, at which time he became non-executive Chairman of the Board. He chairs the Executive Committee of the Board and remains available for policy level consultation on substantially a full time basis. Mr. Anderson was appointed by President Clinton to the President's Council on Sustainable Development in 1996 and served as Co-Chair until the Council's dissolution in June 1999. He currently serves on the Boards of six nonprofit organizations.

     Mr. Hendrix joined us in 1983 after having worked previously for a national accounting firm. He was promoted to Treasurer in 1984, Chief Financial Officer in 1985, Vice President -- Finance in 1986, Senior Vice President in October 1995, Executive Vice President in October 2000, and President and Chief Executive Officer in July 1, 2001. He was elected to the Board in October, 1996.

     Dr. Bertolucci joined us in April 1996 as President of Interface Research Corporation and Senior Vice President. Dr. Bertolucci also serves as Chairman of the Envirosense Consortium, which was founded by Interface and focuses on addressing workplace environmental issues. From October 1989 until joining us, he was Vice President of Technology for Highland Industries, an industrial fabric company located in Greensboro, North Carolina.

     Mr. DeMoura joined us in March 1994 as President and Chief Executive Officer of Guilford of Maine, Inc. (now Interface Fabrics Group, Inc.) and Senior Vice President. He is responsible for the Fabrics Group, which includes the following brands: Guilford of Maine, Stevens Linen, Toltec, Intek, Chatham, Camborne and Glenside.

     Mr. Wells joined us in February 1994 as Vice President-Sales of Interface Flooring Systems, Inc. (our principal U.S. modular carpet subsidiary) and was promoted to Senior Vice President-Sales & Marketing of IFS in October 1994. He was promoted to Vice President, and President and Chief Executive Officer of IFS, in July 1995. In March 1998, Mr. Wells was also named President and CEO of both Prince Street Technologies, Ltd. and Bentley Mills, Inc., making him President and CEO of all three of our U.S. carpet mills. In November 1999, Mr. Wells was named Senior Vice President and President and CEO of Interface Americas Holdings, Inc. (formerly Interface Americas Inc.), thereby assuming responsibility for all of our operations in the Americas, except for the Fabrics Group.

     Mr. Willoch, who previously practiced with an Atlanta law firm, joined us in June 1990 as Corporate Counsel. He was promoted to Assistant Secretary in 1991, Assistant Vice President in 1993, Vice President in January 1996, Secretary and General Counsel in August 1996, and Senior Vice President in February 1998. In July 2001, he was named Senior Vice
President -- Administration and assumed corporate responsibility for various staff functions.

     Mr. Coombs originally worked for us from 1988 to 1993 as a marketing manager for our Heuga carpet tile operations in the U.K. and later for our European operations. In 1996, Mr. Coombs returned as Managing Director of our Australian operations. He was promoted in 1998 to Vice President Sales and Marketing, Asia Pacific, with responsibility for Australian operations and sales and marketing in Asia, which was followed by a promotion to Senior Vice President, Asia Pacific. He was promoted to Senior Vice President, European Sales, in May 1999 and Senior Vice President, Sales and Marketing, in April 2000. In February 2001, upon the announcement of the retirement of John Walker, he was promoted to succeed Mr. Walker as President and CEO of Interface Overseas Holdings, Inc. with responsibility for all of our floorcoverings operations in both Europe and the Asia-Pacific region, and was promoted to Vice President.

     Mr. Lynch joined us in 1996 after having previously worked for a national accounting firm. He was promoted to Assistant Corporate Controller in 1998 and Assistant Vice President and Corporate Controller in 2000. Mr. Lynch became Vice President and Chief Financial Officer in July 2001.

     Mr. Gable, a director since March 1984, is a private investor. He chairs the Audit Committee of the Board. He was an attorney with the Atlanta-based law firm of Troutman Sanders LLP, from March 1996 until April 1998. Mr. Gable has served as a director of Fidelity National Corporation since July 2000. He also serves on the boards of three nonprofit organizations.

     Dr. Henton was elected as a director in February 1995. Since 1985, Dr. Henton has served as Dean of the College of Human Sciences at Auburn University, which includes a program in interior environments. Dr. Henton, who received her Ph.D. from the University of Minnesota, has provided leadership for a wide variety of professional, policy and civic organizations. As a charter member of the Operating Board of the National Textile Center, Dr. Henton has significant expertise in the integration of academic and research programs within the textile industry.

     Mr. Kennedy was elected as a director in May 2000. He became an Executive Vice President of Merchandise Mart Properties, Inc. in Chicago, Illinois in 1994 and President in October 2000. Mr. Kennedy also serves on the Board of Directors of Merchandise Mart Properties. Since January 2000, he has served on the Board of Cantilever Technologies. Since 1994, he has served on the Board of Trustees of Ariel Mutual Funds. From 1997 to 1999, Mr. Kennedy served as the Chairman of the Chicago Convention and Tourism Bureau. Mr. Kennedy also serves on the Boards of three nonprofit organizations.

     Mr. Lanier has been a director since 1973. He is Chairman of the Board of
J. Smith Lanier & Co., a general insurance agency based in West Point, Georgia. Mr. Lanier also serves as a director of two other private companies and two nonprofit organizations.

     Mr. Miller was elected as a director in May 2000. Since 1979, Mr. Miller has served as Chairman, President and Chief Executive Officer of Fidelity National Corporation, the holding company for Fidelity National Bank. Since February 1998, he has served as Chairman, since 1976 he has served as director, and from 1977 to 1997 he served as Chief Executive Officer and President, of Fidelity National Bank. Mr. Miller also has served as Chairman of Fidelity National Capital Investors, Inc., a subsidiary of

Fidelity National Corporation, since 1992.

     Mr. Oliver was elected as a director in July 1998. He chairs the Compensation Committee of the Board. He has served as Chairman and Chief Executive Officer of Six Continents Hotel (formerly Bass Hotels and Resorts), the hotel business of Six Continents, PLC (formerly Bass PLC), since March 1997. Mr. Oliver also serves on the Executive Committee and the Board of Directors of Six Continents, PLC. From June 1996 until March 1997, Mr. Oliver served as Chief Executive Officer of AudioFax, Inc., an Atlanta-based telecommunications company.

     Ms. Dillon-Ridgley was elected to the Board in February 1997. Since 1997, Ms. Dillon-Ridgley has served as the U.N. Headquarters representative for the World YWCA (Geneva, Switzerland). From 1994 to 1997, Ms. Dillon-Ridgley served as president of Zero Population Growth, an organization concerned with population growth and the environment. From 1995 to 1998, she served as senior policy analyst with the Women's Environment and Development Organization, and from 1998 to 1999 she served as Executive Director of that organization. In 1994, she was appointed by President Clinton to the now-dissolved President's Council on Sustainable Development where she served as Co-Chair of the Council's International and Population/Consumption Task Forces. Ms. Dillon-Ridgley also serves on the Boards of five non-profit organizations and one private company.

     Mr. Saulter has been a director since July 1987. He served as Senior Vice President of Interface from October 1987 until June 1991. He served as President of Guilford of Maine, Inc. (now Interface Fabrics Group, Inc.) until January 1990, and as Interface Fabrics Group's Chairman from January 1990 until his retirement in June 1991. In October 1993, Mr. Saulter resumed the position of President of Interface Fabrics Group on an interim basis, serving until March 1994.

     Mr. van Andel, who has been a director since October 1988, was a partner in the law firm of Schut & Grosheide, based in Amsterdam, until his retirement in January 1996. He served as Chairman of the supervisory board of Interface Europe B.V. (formerly Interface Heuga B.V. and Heuga Holding, B.V.), our modular carpet subsidiary based in the Netherlands, from 1984 until 1996, when the supervisory board was dissolved.

     The Board of Directors currently consists of 11 directors. The holders of Class B Common Stock are entitled to elect a majority (six) of the Board members, as long as outstanding shares of Class B Common Stock equal at least ten percent (10%) of the combined number of issued and outstanding shares of Class A and Class B Common Stock, and the holders of Class A Common Stock are entitled to elect the remaining five directors. The term of office for each director ends at the next annual meeting of shareholders or when his or her successor, if there is to be one, is elected and has qualified. The executive officers serve at the pleasure of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee currently composed of Messrs. Anderson (Chair), Gable, Lanier and Hendrix. With certain limited exceptions, the Executive Committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of Interface.

     The Board of Directors has a Compensation Committee currently composed of Dr. Henton, Mr. Kennedy and Mr. Oliver (Chair). The function of the Compensation Committee is to:

     - evaluate the performance of our senior executives;

     - determine compensation arrangements for such executives;

     - administer our stock and other incentive plans for key employees; and

     - review the administration of our employee benefit plans.

     The Board of Directors has an Audit Committee currently composed of Messrs. Gable (Chair), Miller and Saulter. The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board of Directors. The function of the Audit Committee is to:

     - serve as an independent and objective body to review our financial statements, financial reporting process and internal control system;

     - review and evaluate the performance of our independent auditors and internal financial management; and

     - provide an open avenue of communication among our independent auditors, management (including internal financial management) and the Board.

     The Board of Directors also has a Nominating Committee, composed of Mr. Anderson (Chair), Ms. Dillon-Ridgley, Mr. Hendrix and Mr. Kennedy. The function of the Nominating Committee is to review the qualifications of potential new candidates and nominate candidates to fill vacancies on the Board.

                    EXECUTIVE COMPENSATION AND RELATED ITEMS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for each of our last three fiscal years, information concerning compensation paid by us and our subsidiaries to our Chief Executive Officer and each of our four other most highly compensated executive officers, based on salary and bonus earned in fiscal 2001 (referred to herein as the "named executive officers"). For each of our last three fiscal years, the total amount of perquisites, personal benefits and other annual compensation paid to each named executive officer did not exceed the lesser of $50,000 or 10% of such officer's total annual salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                                                  AWARDS
                                                                         -------------------------
                                                                         RESTRICTED                      ALL
                                                  ANNUAL COMPENSATION      STOCK        SECURITIES      OTHER
                                                  --------------------     AWARDS       UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR   SALARY($)   BONUS($)     ($)(1)       OPTIONS(#)      ($)(2)
---------------------------                ----   ---------   --------   ----------     ----------   ------------
Ray C. Anderson..........................  2001    625,000        -0-          -0-         5,000       198,003
  Chairman(3)                              2000    571,736    297,303          -0-        80,000       195,927
                                           1999    560,213    336,000          -0-        10,000       203,978
Daniel T. Hendrix........................  2001    450,000        -0-    1,241,060        87,669        84,207
  President and Chief                      2000    331,892    273,796      101,888(4)    185,000        83,732
  Executive Officer                        1999    300,000    180,000      449,712        17,535        84,628
John R. Wells............................  2001    357,083        -0-      475,537        33,592        13,080
  Senior Vice President                    2000    325,000    309,689      119,660(4)     45,000         9,589
  (Division President)                     1999    279,169    178,202      242,406        66,090         7,951
Brian L. DeMoura.........................  2001    305,385        -0-      415,061        29,320        11,497
  Senior Vice President                    2000    270,241    269,082      119,660(4)     45,000         7,827
  (Division President)                     1999    255,000    217,145      205,686        22,850         7,748
Michael D. Bertolucci....................  2001    273,750        -0-      170,621        12,053        14,437
  Senior Vice President                    2000    259,167    213,812      105,668(4)     45,000         7,801
  (Subsidiary President)                   1999    248,333    111,749       96,687        16,115         4,040

---------------
(1) Represents the dollar value of restricted stock awarded to the named executive officer in January 2001 (calculated by multiplying the number of shares awarded by the closing price of our Class A Common Stock as reported by the Nasdaq National Market on the date of grant). As of December 30, 2001, 807,476 shares of restricted stock were held by various of our executive officers and our subsidiaries, with an aggregate value of $4.72 million (based on the closing price of our Class A Common Stock as reported on the Nasdaq National Market on

    December 28, 2001). Awards of restricted stock vest in increments of one-third, with the first two one-thirds vesting upon no earlier than the second and fourth anniversaries, respectively, of the grant date and only if the price of our Class A Common Stock has appreciated 15% per annum, compounded annually, as of such anniversary. The final one-third vests upon the ninth anniversary of the grant date. All such restricted shares vest on the ninth anniversary of the grant date if not vested previously under the stock price performance criteria.
(2) Includes our matching contribution under our Savings and Investment Plan and/or our Nonqualified Savings Plan ($18,145, $11,365, $12,540, $10,465 and $11,021 for Messrs Anderson, Hendrix, Wells, DeMoura and Bertolucci, respectively). Also includes our payment of premiums on additional optional life insurance for the named executives ($6,858, $810, $540, $1,032 and $3,416 for Messrs. Anderson, Hendrix, Wells, DeMoura and Bertolucci, respectively) and, in the case of Messrs. Anderson and Hendrix, the dollar value of the annual premiums paid by us under certain life insurance policies pursuant to split-dollar insurance agreements with such officers ($173,000 and $72,032, respectively).
(3) Mr. Anderson retired as Chief Executive Officer on July 1, 2001, but continued throughout 2001 to participate in strategic policy decision making in his transition role as non-executive Chairman of the Board.
(4) Includes restricted Class B Common Stock awarded to the named executive officer in July 2000 which was issued in exchange for the cancellation of stock options that were awarded in January 1998, at the ratio of three shares of restricted stock per four stock options canceled. Thus, retroactively adjusting the January 1998 stock option awards to reflect a two-for-one stock split on June 15, 1998, 9,900 options awarded to Mr. Hendrix, 15,824 options awarded to Mr. Wells, 15,824 options awarded to Mr. DeMoura and 11,160 options awarded to Mr. Bertolucci were canceled in July 2000, and 7,425, 11,868, 11,868 and 8,370 shares of restricted stock, respectively, were awarded in lieu thereof in July 2000.

COMPENSATION PURSUANT TO SALARY CONTINUATION PLAN

     We maintain a nonqualified salary continuation plan (the "Salary Continuation Plan") which is designed to induce selected officers to remain in our employ by providing them with retirement, disability and death benefits in addition to those which they may receive under our other benefit programs. The Salary Continuation Plan entitles participants to (1) retirement benefits upon retirement at age 65 (or early retirement at age 55) after completing at least 15 years of service with us (unless otherwise provided in the plan), payable for the remainder of their lives and in no event for less than 10 years under the death benefit feature; (2) disability benefits payable for the period of any pre-retirement total disability; and (3) death benefits payable to the designated beneficiary of the participant for a period of up to 10 years. Benefits are determined according to one of three formulas contained in the Salary Continuation Plan. The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefit formula applicable to each. Our obligations under the Salary Continuation Plan are currently unfunded (although we use insurance instruments to hedge our exposure). We are required, however, to contribute the present value of our obligations to an irrevocable grantor trust in the event of a "Change in Control" (as that term is defined in the Salary Continuation Plan).

STOCK OPTION GRANTS

     The following table sets forth information with respect to options granted to the named executive officers during fiscal 2001:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE VALUE
                              --------------------------                                   AT ASSUMED ANNUAL RATES
                              NUMBER OF     PERCENT OF                                         OF STOCK PRICE
                              SECURITIES   TOTAL OPTIONS                                        APPRECIATION
                              UNDERLYING    GRANTED TO        EXERCISE                       FOR OPTION TERM(2)
                               OPTIONS     EMPLOYEES IN        PRICE        EXPIRATION   ---------------------------
NAME                          GRANTED(1)       2001        (PER SHARE)(1)      DATE          5%             10%
----                          ----------   -------------   --------------   ----------   ----------     ------------
Ray C. Anderson.............     5,000          0.7%           $4.750        11/26/11     $ 14,936       $   37,851
Daniel T. Hendrix...........    87,669         11.8             8.453        01/16/11      466,052        1,181,068
John R. Wells...............    33,592          4.5             8.453        01/16/11      178,577          452,548
Brian L. DeMoura............    29,320          3.9             8.453        01/16/11      155,866          394,996
Michael D. Bertolucci.......    12,053          1.6             8.453        01/16/11       64,074          162,377

---------------

(1) All options were granted at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. These options vest ratably over a period of five years.
(2) These amounts represent certain assumed rates of appreciation only, from the original exercise price on the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth, for each of the named executive officers,
(1) the number of shares of Common Stock received upon exercise of options, (2) the aggregate dollar value received upon exercise, (3) the number of options held at fiscal year-end, and (4) the value of such options at fiscal year-end:

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF
                                                                     UNEXERCISED          VALUE OF UNEXERCISED
                                      SHARES                           OPTIONS            IN-THE MONEY OPTIONS
                                     ACQUIRED                   AT FISCAL YEAR-END(#)   AT FISCAL YEAR-END($)(1)
                                        ON           VALUE          EXERCISABLE/              EXERCISABLE/
NAME                                EXERCISE(#)   REALIZED($)       UNEXERCISABLE            UNEXERCISABLE
----                                -----------   -----------   ---------------------   ------------------------
Ray C. Anderson...................        -0-           -0-          36,000/75,000           25,600/81,500
Daniel T. Hendrix.................        -0-           -0-         59,854/250,150            9,338/37,350
John R. Wells.....................        -0-           -0-        141,757/106,577           48,475/66,413
Brian L. DeMoura..................        -0-           -0-         123,461/85,361            9,338/37,350
Michael D. Bertolucci.............        -0-           -0-          81,302/62,186            9,338/37,350

---------------

(1) Aggregate market value of the shares issuable upon exercise of the options (based on December 28, 2001 closing price for Class A Common Stock of $5.85 per share), less the aggregate exercise price payable by the named executive officer.

EMPLOYMENT AGREEMENTS

     In April 1997, we entered into employment agreements with each of our named executive officers, appointing them to their current respective positions. The agreements are substantially similar, except for such differences as are noted below. Mr. Hendrix's agreement was for an initial term of five years and thereafter has a rolling two-year term, such that the remaining term is always two years. Each of

Messrs. Anderson's, Bertolucci's, DeMoura's and Wells' agreements is for a rolling two-year term such that the remaining term is always two years. We may terminate any of those agreements upon two years' notice. Mr. Hendrix was eligible under his agreement for an extraordinary bonus of up to $100,000 in each of the initial five years of the employment agreement if certain financial performance targets are achieved. These financial performance targets were not achieved in 2001, which was the last year of the arrangement.

     In the event that we terminate an officer's employment without just cause, the officer will be entitled to continue to receive his salary and bonus, and participate in certain employee benefit plans, for the remainder of the term of the agreement. The officer also will immediately vest in all unvested employee stock options, and a percentage of theretofore unvested restricted stock awards (as specified in the applicable restricted stock agreement). The employment agreements also contain provisions placing restrictions on the officer's ability to compete with us following the termination of the agreement.

CHANGE IN CONTROL AGREEMENTS

     In April 1997, each of our named executive officers entered into substantially similar "change in control agreements" with us. The agreements provide for benefits in the event of a termination of employment in connection with a "Change in Control" (as defined in the agreements) of Interface. In general, each agreement provides benefits to the officer upon an "Involuntary Termination" (essentially, termination without cause) or a "Voluntary Termination" (essentially, resignation in the face of coercive tactics) occurring within 24 months after or six months prior to the date of a change in control. Upon any such termination, the officer will be entitled to receive the following benefits: (1) the officer's then-current salary, for the balance of the term, paid in a lump sum discounted to present value; (2) bonus payments for the balance of the term, paid in a lump sum discounted to present value and based upon the bonuses received during the two years prior to the termination, as well as a prorated bonus for the year in which employment is terminated; (3) continuation of health and life insurance coverage for the balance of the term; and (4) continuation of eligibility to participate our retirement plans for the balance of the term, or the provision of comparable benefits. In addition, the officer will immediately vest in all unvested employee stock options and restricted stock awards in the event of a Change in Control. Benefits paid under the change in control agreements will be reduced by the compensation and benefits, if any, paid to an officer pursuant to his employment agreement. If the payment of any such benefits would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the officer is entitled to receive a "gross-up" payment to cover the amount of the excise taxes and any related taxes on the gross-up payment.

     Mr. Hendrix's agreement was for an initial term of five years and thereafter has a rolling two-year term, such that the remaining term is always two years. Each of Messrs. Anderson's, Bertolucci's, DeMoura's, and Wells' agreements is for a rolling two-year term such that the remaining term is always two years. We generally may terminate any of such agreements upon two years' notice.

COMPENSATION OF DIRECTORS

     We have a policy pursuant to which non-employee directors ("outside directors") are paid an annual director's fee of $25,000, plus $1,000 for each Board or Board committee meeting attended.

     We have agreed to pay Leonard G. Saulter, who previously served as an executive officer of Interface, a retirement benefit of $15,000 per year beginning in 1999 and for the remainder of his life. We made the required payment during 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2001, we paid premiums to J. Smith Lanier & Co., an insurance agency, of approximately $3,542,272 in connection with insurance policies purchased on behalf of us. J. Smith Lanier, II, one of our directors, has a substantial ownership interest in this insurance agency. Our management believes that the insurance brokerage transactions were effected on terms at least as favorable to us as could have been obtained from other sources or unrelated parties in view of the nature of the transactions and the services rendered.

     We have made loans to Ray C. Anderson, our Chairman, primarily in connection with Mr. Anderson's payment of income taxes that were due prior to the payment of expected compensation from us. The largest aggregate amount of such indebtedness outstanding at any time during fiscal 2001 was $600,958. The indebtedness bears no interest, and the amount outstanding as of March 31, 2002, was $601,217.

             PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

     The following table sets forth, as of February 1, 2002 (unless otherwise indicated), beneficial ownership of each class of our Common Stock by: (1) each person, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, known by us to be the beneficial owner of more than 5% of any class of our voting securities, (2) each nominee for director, (3) our Chief Executive Officer and four other most highly compensated executive officers, and
(4) all of our executive officers and directors as a group:

                                                                   AMOUNT AND                 PERCENT OF
                                                         TITLE     NATURE OF      PERCENT       CLASS A
BENEFICIAL OWNER                                          OF       BENEFICIAL       OF           AFTER
(AND BUSINESS ADDRESS OF 5% OWNERS)                      CLASS    OWNERSHIP(1)   CLASS(1)    CONVERSION(2)
-----------------------------------                     -------   ------------   ---------   -------------
Ray C. Anderson.......................................  Class A       34,123(3)          *        7.5%
  2859 Paces Ferry Road, Suite 2000                     Class B    3,509,686(3)       48.5%
  Atlanta, Georgia 30339
Ariel Capital Management, Inc.........................  Class A    9,128,290(4)(5)      20.8%
  200 E. Randolph Drive, Suite 2900
  Chicago, Illinois 60601
Dimensional Fund Advisors, Inc........................  Class A    3,085,000(4)(6)       7.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
ICM Asset Management, Inc. and
  James M. Simmons....................................  Class A    6,168,373(4)(7)      14.1%
  601 W. Main Avenue, Suite 917
  Spokane, Washington 99201
Michael D. Bertolucci.................................  Class A        2,790             *          *
                                                        Class B      200,068(8)        2.7%
Brian L. DeMoura......................................  Class B      310,404(9)        4.2%         *
Dianne Dillon-Ridgley.................................  Class B       44,000(10)         *          *
Carl I. Gable.........................................  Class A          140(11)         *          *
                                                        Class B       85,244(11)       1.2%
Daniel T. Hendrix.....................................  Class A       50,587(12)         *          *
                                                        Class B      433,850(12)       6.0%
June M. Henton........................................  Class B       41,000(13)         *          *
Christopher G. Kennedy................................  Class A       28,728(14)         *          *
                                                        Class B        4,000(15)         *
J. Smith Lanier, II...................................  Class A       21,000(16)         *          *
                                                        Class B      341,648(16)       4.7%
James B. Miller, Jr...................................  Class A        4,000             *          *
                                                        Class B        4,000(17)         *
Thomas R. Oliver......................................  Class A       70,000             *          *
                                                        Class B       28,000(18)         *
Leonard G. Saulter....................................  Class A        6,000(19)         *          *
                                                        Class B       44,000(19)         *
Clarinus C.Th. van Andel..............................  Class B      100,000(20)       1.4%         *
John R. Wells.........................................  Class A       24,637(21)         *          *
                                                        Class B      339,689(21)       4.6%
All executive officers and directors as a group (16
  persons)............................................  Class A      243,279(22)         *       12.2%
                                                        Class B    5,799,110(22)      71.1%

---------------

  *  Less than 1%.
 (1) Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares. The Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.
 (2) Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares beneficially owned by such person or group into Class A shares.
 (3) Includes 10,000 Class A shares held by Mr. Anderson's wife, although Mr. Anderson disclaims beneficial ownership of such shares. Includes 24,123 Class A shares that Mr. Anderson beneficially owns through our Savings and Investment Plan. All Savings and Investment Plan information included in the above table is as of December 31, 2001. Includes 52,000 Class B shares that may be acquired by Mr. Anderson pursuant to exercisable stock options.
 (4) Based upon information included in statements as of December 31, 2001 provided to us by such beneficial owners.
 (5) All such shares are held by Ariel Capital Management, Inc. ("Ariel") for the accounts of clients. Ariel disclaims beneficial ownership of all such shares. Ariel, in its capacity as investment adviser, has sole voting power with respect to 8,616,590 of such shares and sole investment power with respect to all such shares. (John W. Rogers, Jr., Chairman and Chief Executive Officer of Ariel, may be deemed to beneficially own all such shares, but he disclaims such beneficial ownership.)
 (6) All such shares are held by Dimensional Fund Advisors, Inc. ("Dimensional") as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Dimensional, in its capacity as investment adviser, has sole voting and dispositive power with respect to all such shares.
 (7) All such shares are held by ICM Asset Management, Inc. ("ICM") as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and James M. Simmons, President of ICM. ICM, in its capacity as investment adviser, and Mr. Simmons have shared voting power with respect to 3,792,007 of such shares and shared dispositive power with respect to all such shares.
 (8) Includes 74,512 restricted Class B shares, and 100,399 Class B shares that may be acquired by Dr. Bertolucci pursuant to exercisable stock options. (See "Compensation Committee Report on Executive Compensation -- Stock Options and Restricted Stock" below for a discussion of the restrictions on restricted stock.)
 (9) Includes 161,178 restricted Class B shares, and 149,226 Class B shares that may be acquired by Mr. DeMoura pursuant to exercisable stock options.
(10) All such shares may be acquired by Ms. Dillon-Ridgley pursuant to exercisable stock options.
(11) All such Class A shares are held by Mr. Gable as custodian for his son. Includes 44,000 Class B shares that may be acquired by Mr. Gable pursuant to exercisable stock options.
(12) Includes 3,327 Class A shares beneficially owned by Mr. Hendrix pursuant to our Savings and Investment Plan. Includes 339,996 restricted Class B shares, and 93,854 Class B shares that may be acquired by Mr. Hendrix pursuant to exercisable stock options.
(13) Includes 39,000 shares that may be acquired by Dr. Henton pursuant to exercisable stock options.
(14) Mr. Kennedy serves on the Board of Trustees of Ariel Mutual Funds, for which Ariel Capital Management, Inc. serves as investment advisor and performs services which include buying and selling securities on behalf of the Ariel Mutual Funds. Mr. Kennedy disclaims beneficial ownership of all shares held by Ariel Capital Management, Inc. as investment advisor for Ariel Mutual Funds.
(15) All such shares may be acquired by Mr. Kennedy pursuant to exercisable stock options.
(16) Includes 400 Class A shares and 157,004 Class B shares held by Mr. Lanier's wife, and 44,000 Class B shares that may be acquired by Mr. Lanier pursuant to exercisable stock options. Mr. Lanier disclaims beneficial ownership of the shares owned by his wife.
(17) All such shares may be acquired by Mr. Miller pursuant to exercisable stock options.
(18) All such shares may be acquired by Mr. Oliver pursuant to exercisable stock options.
(19) All such Class A shares are held by Mr. Saulter's wife, and Mr. Saulter disclaims beneficial ownership of such shares. All such Class B shares may be acquired by Mr. Saulter pursuant to exercisable stock options.
(20) Includes 40,000 shares that may be acquired by Mr. van Andel pursuant to exercisable stock options.
(21) Includes 4,637 Class A shares beneficially owned by Mr. Wells pursuant to our Savings and Investment Plan. Includes 171,666 restricted Class B shares, and 160,023 Class B shares that may be acquired by Mr. Wells pursuant to exercisable stock options.
(22) Includes 32,861 Class A shares that are beneficially owned by certain executive officers pursuant to our Savings and Investment Plan. Includes 916,017 restricted Class B shares, and 969,391 Class B shares that may be acquired by all executive officers and directors as a group pursuant to exercisable stock options.

           DESCRIPTION OF CERTAIN INDEBTEDNESS AND OTHER OBLIGATIONS

     The following description of some important terms of some of our indebtedness does not purport to be complete and does not contain all the information that is important to you. For a more complete understanding of the following indebtedness, we encourage you to obtain and read the agreements and documents governing the Revolving Credit Facility, the 7.3% Senior Notes, the 9.5% Senior Subordinated Notes, and the Accounts Receivable Securitization Program, all of which have been filed as exhibits to our SEC filings and which we will provide to you upon your request to our Chief Financial Officer (see "Incorporation by Reference and Available Documents").

REVOLVING CREDIT FACILITY

     In connection with the closing of the offering of the original notes, we entered into an amendment and restatement of our existing revolving credit facility. Our amended and restated credit facility will mature on May 15, 2005 (subject to an automatic extension of that maturity date to the fifth anniversary of its closing if (1) the outstanding principal balance of our 9.5% Senior Subordinated Notes at that time is less than or equal to $50 million and
(2) the availability under the amended and restated credit facility exceeds the principal amount of the 9.5% Senior Subordinated Notes then outstanding. In addition, there will be a reserve from the availability under the amended and restated credit facility for the amount of such 9.5% Senior Subordinated Notes during such extension.)

     Our amended and restated credit facility differs from our preexisting credit facility in certain respects, including the following:

     - The aggregate amount of loans and letters of credit available to us at any one time was reduced from $250 million to the lesser of (1) $100 million or (2) a borrowing base equal the sum of 80% of our eligible domestic accounts receivables at such time (excluding those transferred under our receivables securitization program described below), 50% of the net book value of our eligible domestic inventory at such time and 25% of the net book value of our eligible domestic property, plant and equipment at such time (the eligibility requirements for the borrowing base are specified in the amended and restated credit facility);

     - The aggregate amount of loans and letters of credit that we and certain of our foreign subsidiaries may obtain under the amended and restated credit facility in foreign currencies was reduced from $80 million to $50 million (and any such foreign currency borrowings will count against availability under the entire $100 million facility);

     - Pricing on our borrowings under the amended and restated credit facility was increased to reflect current market conditions and our current financial condition;

     - The financial covenants were revised to reflect our current and projected financial condition;

     - We are prohibited from using borrowings under the amended and restated credit facility to repay any of our other senior or subordinated notes, including the original notes or the exchange notes;

     - We are not permitted to increase the cash dividends we pay on our common stock above levels paid in the past two years, unless we meet a financial performance test specified in the amended and restated credit facility; and

     - The amended and restated credit facility restricts our ability to repay our other long-term indebtedness (including the original notes or the exchange notes) by limiting the aggregate repayments of such debt we can make in any fiscal year to $25 million (and any unused portion of that amount may be carried forward to the following fiscal year), unless we meet a specified financial performance test and by requiring that our aggregate outstanding loans and letters of credit under the amended and restated credit facility not exceed $10 million after giving effect to each such payment.

     INTEREST RATES. Interest on our borrowings is charged at varying rates based on our ability to meet certain performance criteria.

     PREPAYMENTS. Our amended and restated credit facility requires prepayment from the proceeds of certain asset sales.

     COVENANTS. The amended and restated credit facility also limits our ability, among other things, to:

     - incur indebtedness or contingent obligations;

     - make acquisitions of or investments in businesses (in excess of certain specified amounts);

     - sell or dispose of assets (in excess of certain specified amounts);

     - create or incur liens on assets; and

     - purchase or redeem any of our stock (other than as permitted in the amended and restated credit agreement), or to enter into sale and leaseback transactions.

The amended and restated credit facility requires that we meet certain financial tests, as well as comply with certain other reporting, affirmative and negative covenants.

     EVENTS OF DEFAULT. If Interface or any other borrower fails to perform or breaches any of our affirmative or negative covenants under the amended and restated credit facility, or if other specified events occur (such as a bankruptcy or similar event or a change of control of Interface), after giving effect to any applicable notice and right to cure provisions, an event of default will exist. If an event of default exists and is continuing, the lenders' co-agents may, and upon the written request of a specified percentage of the lender group, shall,

     - declare all commitments of the lenders under the amended and restated credit facility terminated;

     - declare all amounts outstanding or accrued thereunder, immediately due and payable; and

     - exercise other rights and remedies available to them under the agreement and applicable law.

     COLLATERAL. The amended and restated credit facility is secured by substantially all of the assets of our domestic subsidiaries (subject to exceptions for certain immaterial subsidiaries), including all of the stock of our domestic subsidiaries and up to 65% of the stock of our first-tier material foreign subsidiaries. Those collateral documents provide that, if an event of default occurs under the amended and restated credit facility, the lenders' collateral agent may, upon the request of the specified percentage of lenders, exercise remedies with respect to the collateral that include foreclosing mortgages on our real estate assets, taking possession of or selling our personal property assets, collecting our accounts receivables, or exercising proxies to take control of the pledged stock of our domestic and first-tier material foreign subsidiaries.

7.3% SENIOR NOTES DUE 2008

     We have outstanding $150 million aggregate principal amount of 7.3% Senior Notes due 2008. Interest is payable semi-annually on April 1 and October 1. The Senior Notes are unsecured, senior notes and our material domestic subsidiaries have guaranteed the Senior Notes, jointly and severally, on an unsecured basis. The Senior Notes are redeemable, in whole or in part, at our option, at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present value of the remaining scheduled payments, discounted on a semi-annual basis at the treasury rate plus 50 basis points, plus, in the case of each of (1) and (2) above, accrued interest to the date of redemption.

9.5% SENIOR SUBORDINATED NOTES DUE 2005

     We have outstanding $125 million aggregate principal amount of 9.5% Senior Subordinated Notes due 2005. Interest is payable semi-annually on May 15 and November 15. Our material domestic subsidiaries have guaranteed the Senior Subordinated Notes, jointly and severally, on an unsecured senior subordinated basis. The Senior Subordinated Notes became redeemable for cash after November 15, 2000 at our option, in whole or in part, initially at a redemption price that is declining from a high of 104.75% of the principal amount on November 5, 2000 to 100% of the principal amount on November 15, 2003, in all cases plus the amount of any accrued interest at the redemption date.

ACCOUNTS RECEIVABLE SECURITIZATION PROGRAM

     In December 2000, we commenced an accounts receivable securitization program that provides funding from the sale of trade accounts receivable generated by certain of our operating subsidiaries. (Prior to December 2000, the Company had a similar program that began in 1995.) As of December 30, 2001, Bentley Mills, Inc. (now known as Bentley Prince Street, Inc.), Chatham Marketing Co., Guilford of Maine Marketing Co., Intek Marketing Co., Interface Americas, Inc., Interface Architectural Resources, Inc., Interface Flooring Systems, Inc., Pandel, Inc. and Toltec Fabrics, Inc. (who are, collectively, referred to as the Originators) were the only subsidiaries participating in the Securitization Program.

     Under the Securitization Program, Interface purchases, on a daily basis, accounts receivable from the Originators for a cash purchase price equal to the outstanding balance of the receivables at the time of sale (net of reserves for doubtful accounts) pursuant to a receivables transfer agreement. A single-purpose, wholly owned subsidiary, Interface Securitization Corporation, referred to as ISC, purchases on a daily basis accounts receivable from Interface for cash and a subordinate note for a purchase price equal to the outstanding balance of the receivables at the time of sale (net of reserves for doubtful accounts). Pursuant to a receivables purchase agreement, Jupiter Securitization Corporation, referred to as JSC, or if JSC shall decline to purchase, Bank One, NA (collectively, the "Receivables Purchaser"), acquires an undivided percentage ownership interest in the pool by paying cash to ISC. Interface, as servicer for ISC, and the Receivables Purchaser control and administer daily collections on the receivables in the pool, which are automatically reinvested and used to purchase new receivables from us. The Receivables Purchaser's ownership interest in the pool is recalculated to reflect the effect of each day's collections and reinvestment. In the absence of unanticipated events (such as a cessation of reinvestments as discussed below), the Receivables Purchaser's percentage ownership interest in the pool will generally be equal to 100%, even though the aggregate balance of the receivables in the pool will be significantly greater than the amount invested by the Receivables Purchaser. As of December 30, 2001, the program provided for up to a maximum amount of $65.0 million of funding from the sale of accounts receivable. In February 2002, however, the maximum amount of funding available under the program was reduced to $50.0 million.

     As of December 30, 2001 the Receivables Purchaser's investment in the pool was $34.0 million; the aggregate balance of the receivables in the pool on that date was $56.1 million; and the percentage amount of the Receivables Purchaser's undivided ownership interest in the pool was 100%. The effective interest rate on the program for 2001 was 3.6%.

     The purchase agreement specifies several events of termination that would permit the Receivables Purchaser to cease reinvestment of its share of daily collections and to receive such collections until its investment is fully recovered. If an event of termination exists under the purchase agreement, the Receivables Purchaser would not be obligated to purchase interests in the pool. In that event, we expect that we would seek to borrow a sufficient sum under our credit agreement to permit ISC to repay all amounts owing to the Receivables Purchaser with respect to its ownership interests in the pool. However, the occurrence of events of termination under the purchase agreement may also constitute events of default under our credit agreement, which would permit the lenders to withhold future loans to us. If we were not able to borrow sufficient sums under the credit agreement (or otherwise obtain the funding necessary) to refinance the Receivables Purchaser's in the pool, then control of collections on the receivables in the pool would remain with the Receivables Purchasers until they recover their investments in the pool. If an event of termination exists under the purchase agreement, the originators are not obligated to continue to sell their receivables to us and we are not obligated to sell receivables to ISC.

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                            DESCRIPTION OF THE NOTES

     You can find the definitions of terms used in this description under the subheading "-- Definitions". In this description, the words "Company" "we" or "us" refer only to Interface, Inc. and not to any of our subsidiaries. "Notes" refers to the original notes originally issued on the Issue Date, the exchange notes to be issued therefor pursuant to this exchange offer, and the possible Additional Notes.

     The Company issued the original notes under an indenture (the "Indenture") among itself, the Guarantors and First Union National Bank (now known as Wachovia Bank, National Association), as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     The following description is a summary of the material provisions of the Indenture. It does not restate the terms of the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. We have filed copies of the Indenture as an exhibit to this registration statement which includes the prospectus.

     Under the Indenture, we issued $175 million of original notes and would issue $175 million of exchange notes pursuant to this exchange offer if all the original notes are properly tendered and not withdrawn, and are accepted by us. We also can issue additional Notes at later dates under the same Indenture. We can issue Additional Notes as part of the same series or as an additional series. Any Additional Notes that we issue in the future will be identical in all respects to the Notes that we have already issued, except that the Notes issued in the future will have different issuance prices and issuance dates. See "-- Additional Notes".

OVERVIEW

THE NOTES

     The Notes:

     - are general obligations of the Company;

     - are not secured by any collateral;

     - are pari passu in right of payment to all existing and future unsecured senior Indebtedness of the Company;

     - are senior in right of payment to the Company's existing subordinated Indebtedness and any future Indebtedness of the Company, which, by its terms, is subordinated to the Notes; and

     - are jointly and severally guaranteed by the Guarantors.

     The Notes will be issued only in registered form without coupons, in denominations of $1,000 and integral multiples thereof.

THE GUARANTEES

     The Guarantees of the Notes:

     - are general obligations of each Guarantor;

     - are not secured by any collateral;

     - are pari passu in right of payment to all existing and future unsecured senior Indebtedness of each Guarantor; and

     - are senior in right of payment to each Guarantor's existing subordinated Indebtedness, and any future Indebtedness of any Guarantor which, by its terms, is subordinated to the Guarantees.

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

EFFECT OF CORPORATE STRUCTURE

     Substantially all of the operations of the Company are conducted by subsidiaries of the Company. Accordingly, the Company is dependent upon the distribution of the earnings of its subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. The subsidiaries of the Company that are not Material U.S. Subsidiaries will not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of the Company's non-Guarantor subsidiaries, these non-Guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The Guarantor subsidiaries generated approximately 68.5% of our consolidated revenues in the year ended December 30, 2001 and held approximately 62.6% of our consolidated assets as of December 30, 2001. Due to the Company's holding company structure, the Indebtedness represented by the Notes will be effectively subordinate in right of payment to all obligations of such subsidiaries. See "Risk Factors -- Risks Specific to the Notes".

RANKING

     The Notes represent senior unsecured obligations of the Company and rank pari passu in right of payment with other senior unsecured obligations of the Company.

     Because the Notes are unsecured obligations of the Company, secured Indebtedness of the Company is effectively senior to the Notes to the extent of the value of the assets securing such secured Indebtedness.

     As of December 30, 2001, after giving effect to the issuance of the Notes and the application of the proceeds therefrom, the Company's secured Indebtedness would have been approximately $2.9 million. Borrowings under the Amended Credit Agreement are secured as provided by the Amended Credit Agreement.

MATURITY, INTEREST AND PRINCIPAL

     The Notes will mature on February 1, 2010. The Notes bear interest at the rate of 10 3/8% per annum and interest on the Notes is payable semi-annually on each February 1 and August 1, commencing August 1, 2002, to the holders of record of Notes at the close of business on the January 15 and July 15 immediately preceding such interest payment dates. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance (the "Issue Date"), except that interest on Additional Notes will accrue either from the most recent date to which interest has been paid on such Additional Notes, or, if no interest has been paid on such Additional Notes from their original date of issue. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

ADDITIONAL NOTES

     Subject to the limitations set forth under "-- Certain Covenants -- Limitations on Indebtedness and Issuance of Redeemable Capital Stock", the Company may incur additional indebtedness. At our option, this additional Indebtedness may consist of additional Notes ("Additional Notes") issued in one or more transactions, which have identical terms (except for issuance prices and dates) as Notes issued on the Issue Date and exchange notes. Holders of Additional Notes would have the right to vote together with Holders of Notes issued on the Issue Date and exchange notes as one class.

MANDATORY REDEMPTION

     The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

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OPTIONAL REDEMPTION AND OFFER TO REPURCHASE

Optional Redemption by the Company

     At any time prior to February 1, 2005, the Company may, on any one or more occasions, redeem up to 35% of the sum of (1) the aggregate principal amount of the Notes issued on the Issue Date (including, without duplication, any exchange notes thereafter issued) and (2) each initial aggregate principal amount of any Additional Notes issued prior to such date at a redemption price of 110 3/8% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, that:

          (A) at least 65% of the sum of (i) the aggregate principal amount of the Notes (including, without duplication, any exchange notes) and (ii) the aggregate principal amount of any Additional Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

          (B) the redemption must occur within 180 days of the date of the closing of such Public Equity Offering.

     The Notes also will be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, on at least 30 days' but not more than 60 days' prior notice mailed to the registered address of each holder of Notes, at a redemption price equal to the greater of:

          (1) 100% of the principal amount of the Notes to be redeemed; or

          (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below) plus 50 basis points plus, in the case of each of clause (1) or (2) immediately above, accrued interest (including any Special Interest) to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the fixed rate United States Treasury security selected by an Independent Investment Banker as having a maturity most comparable to the remaining term of the Notes (and which are not callable prior to maturity) to be redeemed that would be utilized, as of the time of selection and in accordance with customary financial practices, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities", or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of all the Reference Treasury Dealer Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means each of Salomon Smith Barney Inc. and First Union Securities, Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company's option prior to maturity.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL AND CERTAIN ASSET SALES

     In addition, as described below:

          (1) the Company is obligated, upon the occurrence of a Change of Control, to make an offer to purchase all outstanding Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest (including Special Interest, if any), in each case to the date of purchase; and

          (2) the Company may be obligated to make an offer to purchase Notes with a portion of the net cash proceeds of certain sales or other dispositions of assets at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest (including any Special Interest), if any, to the date of purchase.

See "-- Certain Covenants -- Change of Control" and "-- Certain
Covenants -- Disposition of Proceeds of Asset Sales".

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

          (1) If the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or

          (2) if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No Notes of a principal amount of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

     If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the redemption price therefor.

THE GUARANTEES

     Each Material U. S. Subsidiary (other than a Securitization Subsidiary) is and will continue to be a Guarantor unless released from its Guarantee (see below for the circumstances under which a Guarantor may be released from a Guarantee). Each of the Guarantors has, for so long as it remains a Guarantor, unconditionally guaranteed on a senior and joint and several basis all of the Company's obligations under the Notes, including its obligations to pay principal, premium, if any, Special Interest, if any, and interest with respect to the Notes.

     If the Company or any of its Subsidiaries acquire or form a Material U.S. Subsidiary (other than a Securitization Subsidiary), the Company will cause any such Subsidiary to (1) execute and deliver to the Trustee a Guarantee in form and substance reasonably satisfactory to such Trustee pursuant to which such Subsidiary shall guarantee all of the obligations of the Company with respect to the Notes issued under the Indenture on a senior basis, and (2) deliver to such Trustee an opinion of counsel reasonably satisfactory to such Trustee to the effect that a Guarantee has been duly executed and delivered by such Subsidiary and such Subsidiary is in compliance with the terms of the Indenture.

     The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Risks Specific to the Notes".

     A Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless either:

          (1) the Person formed by or surviving any such consolidation or merger (other than the Company or another Guarantor) assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the Trustee and, immediately after giving effect to that transaction, no Default or Event of Default exists; or

          (2) the Guarantee is released pursuant to the next sentence.

          The Guarantee of a Guarantor will be released:

          (1) in connection with any sale of all of the capital stock of a Guarantor (including a sale by way of merger or consolidation), if immediately after giving effect to such sale, there is no Default or Event of Default that has occurred and is continuing; or

          (2) if the Company designates any Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

          (3) if there is a legal defeasance of the Notes as described under "-- Legal Defeasance or Covenant Defeasance of Indenture"; or

          (4) in connection with the sale or disposition of such a Guarantor pursuant to, or in lieu of, the exercise by the Lenders under the Amended Credit Agreement or by one or more holders of other secured Indebtedness of rights and remedies in respect of the capital stock of such Guarantor pledged or assigned to such Lender or Lenders or to such holder or holders to secure such Indebtedness; or

          (5) in connection with any other sale or disposition, the proceeds of which are used to permanently repay amounts available for borrowing under the Amended Credit Agreement or other secured Indebtedness secured by such capital stock.

     Except as described above or in "-- Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

     In the event of a bankruptcy, liquidation or reorganization of any of the Company's non-Guarantor subsidiaries, these non-Guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The subsidiaries who are expected to be Guarantors as of the Issue Date generated approximately 68.5% of our consolidated revenues in the fiscal year ended December 30, 2001 and held approximately 62.6% of our consolidated assets as of December 30, 2001.

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CERTAIN COVENANTS

     The Indenture will contain the following covenants, among others:

LIMITATIONS ON INDEBTEDNESS AND ISSUANCE OF REDEEMABLE CAPITAL STOCK

     The Company will not, and will not permit any of our Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness) and we will not issue any Redeemable Capital Stock and will not permit any of our non-Guarantor Subsidiaries to issue Redeemable Capital Stock or Preferred Stock; provided, however, that the Company or any of our Subsidiaries will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) and the Company may issue shares of Redeemable Capital Stock if:

          (1) at the time such additional Indebtedness is incurred or such Redeemable Capital Stock is issued, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.0 to 1; and

          (2) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

     Notwithstanding the foregoing, the Company and its Subsidiaries may, to the extent specifically set forth below, incur each and all of the following (each and all of the following, "Permitted Indebtedness"):

          (1) Indebtedness of the Company evidenced by the Notes issued on the Issue Date or constituting the exchange notes;

          (2) Indebtedness of any Guarantor evidenced by its Guarantee of the Notes, the exchange notes or in respect of Additional Notes issued in accordance with the Indenture;

          (3) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

          (4) Indebtedness of the Company and its Subsidiaries in respect of the Amended Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) the Borrowing Base or (B) $100,000,000 less, in each case, the aggregate amount of all Net Proceeds of Asset Sales used to repay borrowings under the Amended Credit Agreement pursuant to the covenant described under the caption "-- Limitation on Asset Sales", it being understood that any amounts outstanding under the Amended Credit Agreement on the Issue Date are deemed to be incurred under this clause (4);

          (5) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Subsidiary of the Company, and Interest Rate Protection Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that, in either case:

             (A) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise not incurred in violation of this covenant, and

             (B) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (6) Indebtedness of a Wholly Owned Subsidiary owed to and held by the Company or another Wholly Owned Subsidiary, provided that each loan or other extension of credit

             (A) made by a Guarantor to another Subsidiary that is not a Guarantor shall not be subordinated to other obligations of such Subsidiary; and

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

             (B) made to a Guarantor by another Subsidiary that is not a Guarantor shall be made on a subordinated basis to the Guarantee; except that (i) any transfer (which shall not include a pledge or assignment as collateral to or for the benefit of any holders of Senior Indebtedness) of such Indebtedness by the Company or a Wholly Owned Subsidiary (other than to the Company or to a Wholly Owned Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly Owned Subsidiary which is owed Indebtedness of another Wholly Owned Subsidiary such that it ceases to be a Wholly Owned Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by such Subsidiary subject to the other provisions of this covenant;

          (7) Indebtedness of the Company owed to and held by a Wholly Owned Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Indenture and the Notes, except that:

             (A) any transfer (which shall not include a pledge or assignment as collateral to or for the benefit of any holders of Senior Indebtedness) of such Indebtedness by a Wholly Owned Subsidiary of the Company (other than to another Wholly Owned Subsidiary of the Company); and

             (B) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly Owned Subsidiary which holds Indebtedness of the Company such that it ceases to be a Wholly Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of this covenant;

          (8) Indebtedness in respect of Currency Agreements; provided that, in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

          (10) Indebtedness of the Company or any of its Subsidiaries evidenced by guarantees of any Permitted Indebtedness subject to the requirement for Subsidiaries to guarantee the Notes as described above under the heading "-- The Guarantees";

          (11) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (12) Indebtedness incurred with respect to:

             (A) letters of credit issued for the account of the Company or any Subsidiary of the Company pursuant to the Amended Credit Agreement, subject to clause (4) and the limitations set forth therein, and

             (B) unsecured letters of credit in addition to those described in
        (11) above, issued for the account of the Company or any Subsidiary of the Company in the ordinary course of business in aggregate outstanding stated amounts not to exceed $5,000,000;

          (13) Indebtedness, if any, owing by the Company or any Subsidiary in connection with sales of receivables of the Company or any Subsidiary pursuant to the Receivables Securitization Agreements;

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

          (14) Indebtedness, if any, arising under the Guilford Equipment Lease;

          (15) Indebtedness of the Company or any Subsidiary of the Company in addition to that described in clauses (1) through (14) above, in an aggregate principal amount outstanding at any time not exceeding $30,000,000; and

          (16) Permitted Refinancing Indebtedness, which means:

             (A) Indebtedness of the Company, the proceeds of which are used to refinance (whether by amendment, renewal, extension, substitution, refinancing, refunding or replacement, whether with the same or any other person(s) as lender(s), including successive refinancings thereof) any outstanding Indebtedness of the Company or any of its Subsidiaries, and

             (B) Indebtedness of any Subsidiary of the Company, the proceeds of which are used to refinance (whether by amendment, renewal, extension, substitution, refinancing, refunding or replacement, whether with the same or any other person(s) as lender(s), including successive refinancings thereof) Indebtedness of such Subsidiary, in each case to the extent the Indebtedness to be refinanced was incurred pursuant to clauses (1), (2) or (3) above or this clause (16) (other than the Indebtedness as refinanced, redeemed or retired as described under the heading "Use of Proceeds" in this Offering Memorandum) or is originally incurred pursuant to the proviso with respect to the Consolidated Fixed Charge Coverage Ratio test described in the first paragraph of this description of the "-- Limitations on Indebtedness and Issuance of Redeemable Capital Stock" covenant.

          Furthermore in order to be Permitted Refinancing Indebtedness under this clause (16), the principal amount of Indebtedness incurred pursuant to this clause (16) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) cannot:

             (C) exceed the sum of the principal amount of Indebtedness so refinanced (except where the amount of any excess is permitted pursuant to another clause of this covenant), plus the amount of any premium or other amount required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium or other amount reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, and

             (D) in the case of Indebtedness incurred by the Company or a Guarantor pursuant to this clause (16) (i) to refinance Subordinated Indebtedness, such Indebtedness (I) has no scheduled principal payment prior to the 91st day after the final maturity date of the Subordinated Indebtedness refinanced, (II) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness refinanced, and (III) is subordinated to the Notes or the Guarantees, as the case may be, in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Notes or the Guarantees, as the case may be, and
        (ii) to refinance other Senior Indebtedness, such Indebtedness (I) has no scheduled principal payment date prior to the 91st day after the final maturity date of the Senior Indebtedness refinanced, (II) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Indebtedness refinanced, and (III) constitutes other Senior Indebtedness or Subordinated Indebtedness.

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LIMITATION ON RESTRICTED PAYMENTS

     Unless the conditions set forth in the following clauses (5), (6) and (7) exist or are satisfied, as the case may be, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries, or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries, other than:

             (A) dividends or distributions payable solely in Capital Stock of the Company (but not Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock);

             (B) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Subsidiary of the Company; and

             (C) the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis;

          (2) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries, other than any such Capital Stock owned by a Wholly Owned Subsidiary of the Company;

          (3) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value -- prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity -- any Subordinated Indebtedness, other than (A) any Indebtedness owed by the Company or a Wholly Owned Subsidiary of the Company to the Company or any Guarantor or (B) any redemption, repurchase, or other acquisition or retirement from time to time of up to an aggregate of $50 million of 9.5% Notes so long as (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and (ii) immediately prior to and after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the Reference Period, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Limitation on Indebtedness and Issuance of Redeemable Capital Stock"; or

          (4) make any Investment (other than any Permitted Investment) in any person;

     (such payments or Investments described in the preceding clauses (1), (2), (3) and (4), except as excluded therein, are collectively referred to as "Restricted Payments"). The restrictions set forth in the preceding clauses
     (1), (2), (3) and (4) shall not apply if, at the time of, and after giving effect to, the proposed Restricted Payment:

          (5) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (6) immediately prior to and after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the Reference Period, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Limitations on Indebtedness and Issuance of Redeemable Capital Stock" (assuming a market rate of interest with respect to such additional Indebtedness); and

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

          (7) such proposed Restricted Payment, together with the aggregate amount of all Restricted Payments declared or made by the Company and its Subsidiaries from and after the Issue Date would not exceed the sum of:

             (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Company during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus

             (B) the aggregate net cash proceeds and the Fair Market Value of any property other than cash received by the Company either (i) as capital contributions to the Company after the Issue Date from any person (other than a Subsidiary of the Company) or (ii) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any Person (other than to a Subsidiary of the Company) after the Issue Date, plus

             (C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment described in clause (4) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment, plus

             (D) $30,000,000.

     The amount of any Restricted Payment, if other than cash, will be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment. Furthermore, for purposes of the preceding clause
(7), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof. None of the foregoing provisions prohibits:

          (1) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (A) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (B) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are used for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (7) of the description of Restricted Payments;

          (3) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (A) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (B) issue and sale of (i) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are used for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (7) of the description of Restricted Payments; or (ii) Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness which (I) has no Stated Maturity earlier than the 91st
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     day after the final maturity date of the Indebtedness refinanced, (II) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness refinanced and (III) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired;

          (4) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under "-- Disposition of Proceeds of Asset Sales" below; and

          (5) repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $1,000,000 in any calendar year.

     Furthermore, in computing the amount of Restricted Payments previously made for purposes of the preceding clause (7)(B) of the conditions to making Investments constituting Restricted Payments described above, (i) Investments and repurchases made under clauses (4) and (5) of the above exclusions shall be included as if they were Restricted Payments and (ii) Investments and repurchases made under clauses (1), (2) and (3) above shall not be so included.

LIMITATION ON LIENS

     The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist (collectively "incur") any Lien on any of our or their Assets, now owned or hereafter acquired, securing any Indebtedness unless the Notes, in the case of the Company, or if the Subsidiary is a Guarantor, the Guarantees, are secured equally and ratably with such other Indebtedness until such time as such obligation is no longer secured by a Lien except for Permitted Liens; provided that, if such Indebtedness is by its terms subordinate to the Notes or the relevant Guarantees, the Lien securing such subordinate or junior Indebtedness will be subordinate and junior to the Lien securing the Notes or the relevant Guarantees with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes or the relevant Guarantees.

     Notwithstanding the foregoing, the Company or any Subsidiary may incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph if, after giving effect thereto and at the time of determination, the sum of (1) the Indebtedness of the Company and its Subsidiaries secured by Liens not otherwise permitted under clauses (1) through
(14) of the definition of "Permitted Liens" and (2) Attributable Liens of the Company and its Subsidiaries incurred after the Issue Date does not exceed 10% of Consolidated Net Assets.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a business day (the "Change of Control Purchase Date") not more than 45 nor less than 30 days following the mailing of the notice described in the second paragraph below to holders of the Notes, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, premium, if any, and Special Interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 15 days and until the close of business on the Change of Control Purchase Date.

     Within 30 days following a Change of Control and prior to the mailing of the notice to the holders of the Notes provided for in the next paragraph, we will be obligated to either (1) repay in full all Indebtedness under the Amended Credit Agreement and terminate the commitments of the lenders thereunder, or (2) obtain the requisite consent under the Amended Credit Agreement to permit the repurchase of the Notes as provided herein. We must comply with the provisions of the Indenture

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

described in this paragraph before we will be required to repurchase the Notes, but if we fail to comply with our obligation to offer to repurchase the Notes upon a Change of Control, such failure will constitute an Event of Default under the Indenture.

     In order to effect the Change of Control Offer, the Company will, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Notes must follow to accept the Change of Control Offer.

     The occurrence of the events constituting a Change of Control under the Indenture will result in an event of default under the Amended Credit Agreement and, thereafter, the lenders will have the right to require repayment of the borrowings thereunder in full. The Company's obligations under the Amended Credit Agreement represent obligations pari passu in right of payment to the Notes. However, the Company's obligations under the Amended Credit Agreement will be secured by various Liens. Because the Lenders under the Amended Credit Agreement will be entitled to a claim on the secured Assets, such Lenders are likely to be paid in full before any distribution is made to the holders of the Notes or holders of other senior, non-secured Indebtedness (although the failure by the Company to comply with its obligations in the event of a Change of Control will constitute a default under the Notes). There can be no assurance that the Company will have adequate resources to repay or refinance all Indebtedness owing under the Amended Credit Agreement or to fund the purchase of the Notes upon a Change of Control.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     We will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and we are required to purchase Notes as described above.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring. Although the existence of a Holder's right to require us to repurchase the Notes in respect of a Change of Control may deter a third party from acquiring us in a transaction that constitutes a Change of Control, the provisions of the Indenture relating to a Change of Control in and of themselves may not afford Holders of the Notes protection in the event of a highly leveraged transaction, reorganization, recapitalization, restructuring, merger or similar transaction involving the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of a Change in Control.

DISPOSITION OF PROCEEDS OF ASSET SALES

     The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless:

          (1) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of; and

          (2) at least 70% of such consideration consists of cash or Cash Equivalents.

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

     To the extent the Net Cash Proceeds of any Asset Sale are not applied to repay (including by way of cash collateralization of outstanding letters of credit) borrowings under, the Amended Credit Agreement or to repay or acquire other Senior Indebtedness subject to the conditions described below, then the Company or such Subsidiary, as the case may be, may, within fifteen months of such Asset Sale, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets").

     Any Net Cash Proceeds from any Asset Sale that are not used to repay borrowings under the Amended Credit Agreement or other Senior Indebtedness or that are not invested in Replacement Assets, in each case, within the fifteen month period described above will constitute "Excess Proceeds" subject to disposition as provided below; provided, however, that any Net Cash Proceeds used to repay borrowings under the Amended Credit Agreement shall permanently reduce dollar for dollar the amount of Indebtedness which may be incurred pursuant to clause 4 of the exceptions to the Limitations on Indebtedness and Issuance of Redeemable Capital Stock described above under such heading and Excess Proceeds used to repay or acquire other Senior Indebtedness shall permanently reduce such Senior Indebtedness and the Company shall cancel any such acquired Senior Indebtedness.

     When the aggregate amount of Excess Proceeds equals or exceeds $15,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the Notes and all holders of other Indebtedness that is pari passu in right of payment with the Notes and containing similar rights in the event of an Asset Sale ("Tenderable Indebtedness") not more than 40 Business Days thereafter, an aggregate principal amount of Notes and such other Tenderable Indebtedness that may be purchased out of such Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the purchase date and will be payable in cash. To the extent that the aggregate principal amount of Notes and other Tenderable Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such residue for general corporate purposes. If the aggregate principal amount of Notes and other Tenderable Indebtedness tendered into such Asset Sale Offer validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes and Tenderable Indebtedness tendered into such Asset Sale Offer to be purchased will be selected on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

LIMITATION ON TRANSACTIONS WITH INTERESTED PERSONS

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (determined in accordance with the Indenture) of 5% or more of the Company's Common Stock at any time outstanding ("Interested Persons"), unless:

          (1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons;

          (2) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $1,000,000 and less than $10,000,000, the Company has delivered an officer's certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (1);

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

          (3) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $10,000,000 and less than $25,000,000, the Company has delivered to the Trustee a board resolution approved by a majority of disinterested members of the Board of Directors ratifying such transaction or series of transactions, along with an officer's certificate attesting to such resolution; and

          (4) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $25,000,000, the Company has delivered to the Trustee a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or its Subsidiary, as the case may be, from a financial point of view.

     The following will not be deemed to be transactions with Affiliates or Interested Persons and, therefore, will not be subject to the provisions described in the prior paragraph:

          (1) payment of dividends in respect of its Capital Stock permitted under the covenant described under "-- Limitation on Restricted Payments" above;

          (2) payment of reasonable and customary fees to directors of the Company who are not employees of the Company; or

          (3) payment of loans or advances to officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Subsidiary not in excess of $1,000,000 in the aggregate at any one time outstanding.

LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to:

          (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

          (2) pay any Indebtedness owed to the Company or any other Subsidiary of the Company;

          (3) make loans or advances to, or any investment in, the Company or any other Subsidiary of the Company;

          (4) transfer any of its properties or assets to the Company or any other Subsidiary of the Company; or

          (5) guarantee any Indebtedness of the Company or any other Subsidiary of the Company.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) applicable law;

          (2) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company;

          (3) customary restrictions on transfers of property subject to a Lien permitted under the Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under the Indenture and the Notes;

          (4) any agreement or other instrument of a person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired;

          (5) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument; and

          (6) encumbrances and restrictions under the 9.5% Notes, the Amended Credit Agreement, the Receivables Securitization Agreements and other Senior Indebtedness, in each case, in effect on the Issue Date and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the holders of the Notes than those contained in the 9.5% Notes, the Amended Credit Agreement, the Receivables Securitization Agreements or in the Senior Indebtedness so refinanced or replaced.

LIMITATION ON APPLICABILITY OF CERTAIN COVENANTS

     During any period of time that the rating assigned to the Notes by either of S&P and Moody's (collectively, the "Rating Agencies") is no less than BBB-and Baa3, respectively (an "Investment Grade Rating"), and no Default or Event of Default has occurred and is continuing, the Company and its Subsidiaries will not be subject to the provisions of the Indenture described under the captions:

     - "Limitations on Indebtedness and Issuance of Redeemable Capital Stock";

     - "Limitation on Restricted Payments";

     - "Disposition of Proceeds of Asset Sales";

     - "Limitation on Transactions with Interested Persons";

     - "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries";

     - "Sale and Leaseback Transactions" (but only as described in such discussion); and

     - "Merger, Sale of Assets, Etc." (but only as described in such discussion) (collectively, the "Suspended Covenants").

     If, at any time following such a suspension of the above provisions, the Notes do not continue to have an Investment Grade Rating from at least one of the Rating Agencies, then the suspension will end and the Company and its Subsidiaries will again be subject to the Suspended Covenants (until at least one of the Rating Agencies has again assigned an Investment Grade Rating to the Notes). Compliance with the Suspended Covenants with respect to Restricted Payments made after the time that the suspension ended will be calculated in accordance with the covenant described under the heading "-- Certain
Covenants -- Limitation on Restricted Payments" as if such covenant had been in effect at all times after the date of the Indenture.

     The Notes are expected to be subject to all covenants in the Indenture as of the anticipated closing date.

REPORTING REQUIREMENTS

     The Company will file with the SEC the annual reports, quarterly reports and other documents required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will file with the Trustee and provide to each Holder within 15 days after it files them with the SEC (or if any such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing) copies of such reports and documents.

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RULE 144A INFORMATION REQUIREMENT

     If at any time the Company is no longer subject to the reporting requirements of the Exchange Act, it will furnish to the holders or beneficial holders of the Notes and prospective purchasers of the Notes designated by the holders of the Notes, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

MERGER, SALE OF ASSETS, ETC.

     The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto:

          (1) either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (B) the person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and in each case, the Indenture shall remain in full force and effect;

          (2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (3) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio set forth in the first paragraph of the covenant described under "-- Certain Covenants -- Limitations on Indebtedness and Issuance of Redeemable Capital Stock" above (assuming a market rate of interest with respect to such additional Indebtedness); and

          (4) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; provided, however, that this clause (4) shall be suspended during any period in which the Company and its Subsidiaries are not subject to the Suspended Covenants.

     In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture; provided, however, that, solely for purposes of computing amounts described in clause (7)(B) of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" above, any such Surviving

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

Entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein.

DESIGNATION OF UNRESTRICTED SUBSIDIARIES

     The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if no Default or Event of Default would occur or be continuing immediately after such designation and taking into effect the designation. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Subsidiary if the redesignation would not cause a Default or Event of Default as a result of such designation; provided, however, that the Company shall not be permitted to redesignate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such redesignation, (1) the Company would be permitted to incur $1.00 of additional Indebtedness under the proviso in the first paragraph of the covenant described under "-- Certain
Covenants -- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such Indebtedness) and (2) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under the Indenture. After a redesignation of an Unrestricted Subsidiary back to a Subsidiary, the Company may not thereafter designate such Subsidiary as an Unrestricted Subsidiary.

     If a Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption
"-- Limitation on Restricted Payments" or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such designated Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SALE AND LEASEBACK TRANSACTIONS

     The Company will not, and will not permit any of its Subsidiaries to, enter into a sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

          (1) the Company or that Guarantor, as applicable, could have (A) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "-- Limitations on Indebtedness and Issuance of Redeemable Capital Stock" and (B) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption
     "-- Limitation on Liens"; provided, however, that clause (A) of this clause
     (1) shall be suspended during any period in which the Company and its Subsidiaries are not subject to the Suspended Covenants;

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, which (if in excess of $10 million) will be determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above

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     under the caption "-- Repurchase at the Option of Holders upon a Change of
     Control and Certain Asset Sales".

EVENTS OF DEFAULT

     The following are "Events of Default" under the Indenture:

          (1) default in the payment of the principal of or premium, if any, on any of the Notes when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

          (2) default in the payment of an installment of interest (including any Special Interest) on any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

          (3) failure to perform or observe any other term, covenant or agreement contained in the Notes, the Indenture or any Guarantee (other than a default specified in clause (1) or (2) above) and such default continues for a period of 60 days after written notice of such default shall have been given to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

          (4) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Significant Subsidiary of the Company then has outstanding Indebtedness in excess of $20,000,000, individually or in the aggregate, and either (A) such Indebtedness is already due and payable in full or (B) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (5) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20,000,000, either individually or in the aggregate, shall be entered against the Company or any Significant Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

          (6) either (A) the collateral agent under the Amended Credit Agreement, or (B) any holder of at least $20,000,000 in aggregate principal amount of Indebtedness of the Company or any of its Significant Subsidiaries shall commence judicial proceedings to foreclose upon assets of the Company or any of its Significant Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $20,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

          (7) any Guarantee issued by a Guarantor which is a Significant Subsidiary of the Company ceases to be in full force and effect or is declared null and void, or any such Guarantor denies that it has any further liability under any such Guarantee or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture) and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring such Guarantor and the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

          (8) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary of the Company shall have occurred.

     If an Event of Default (other than as specified in clause (8) above) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes due and payable
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

immediately, upon which declaration, all amounts payable in respect of the Notes shall be immediately due and payable; provided, however, that, for so long as the Amended Credit Agreement is in effect, such declaration shall not become effective until the earlier of ten business days following delivery of written notice to the Co-Agents thereunder of the intention to accelerate the maturity of the Notes, or the acceleration of the maturity of the Indebtedness under the Amended Credit Agreement.

     If an Event of Default specified in clause (8) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

     After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes, (C) the principal of, premium, if any, and Special Interest, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (D) to the extent that payment of such interest is lawful, interest upon overdue interest, overdue principal and Special Interest, if any, at the rate borne by the Notes which have become due otherwise than by such declaration of acceleration;

          (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

          (3) all Events of Default, other than the nonpayment of principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

     The holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, Special Interest, if any, or interest on any Note, in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

     No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or the Notes or any remedy thereunder, unless:

          (1) the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture;

          (2) the Trustee has failed to institute such proceeding within 30 days after receipt of such notice; and

          (3) the Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of

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Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the Notes.

     The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within 30 days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

LEGAL DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, terminate the obligations of the Company with respect to the original notes ("legal defeasance"). Such legal defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the original notes, except for:

          (1) the rights of holders of original notes to receive payment in respect of the principal of, premium, if any, interest, and Special Interest, if any, on such Notes when such payments are due;

          (2) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes;

          (3) the rights, powers, trusts, duties and immunities of the Trustee; and

          (4) the legal defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants, some of which are described under "-- Certain Covenants" above, that are set forth in the Indenture ("covenant defeasance") and thereafter any omission to comply with these covenants will not constitute a Default or Event of Default with respect to the Notes, and any subsequent failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes.

     In order to exercise either legal defeasance or covenant defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Special Interest, if any, on the outstanding Notes to redemption or maturity (except lost, stolen or destroyed Notes which have been replaced or paid) and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws);

          (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (4) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company;

          (5) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound;

          (6) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (B) the trust funds will not be subject to the rights of holders of other Indebtedness, including, without limitation, those rights arising under the Indenture; and

          (7) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all original notes when:

          (1) either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or repaid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or (B) all Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have been called for redemption pursuant to the terms of the Notes or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Special Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) the Company has paid all other sums payable under the Indenture by the Company;

          (3) there exists no Default or Event of Default under the Indenture;
     and

          (4) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company is a party or by which the Company is bound.

AMENDMENTS AND WAIVERS

     From time to time, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, without the consent of the holders of any original notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities,

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

defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act or making any other change that does not adversely affect the rights of any holder of Notes; provided, however, that the Company has delivered to the Trustee an opinion of counsel stating that such change does not adversely affect the rights of any holder of Notes.

     Other amendments and modifications of the Indenture, the Notes or the Guarantees may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the original notes; provided, however, that no such modification or amendment may, without the consent of the holder of each original note affected thereby:

          (1) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Notes;

          (2) change the currency in which any Note or any premium, any Special Interest or the interest on any Note is payable or make the principal of, premium, if any, Special Interest, if any, or the interest on any Note payable in money other than that stated in the Note;

          (3) reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture, any Guarantee or the Notes;

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

          (5) waive a default in payment with respect to the Notes;

          (6) amend, change or modify the obligations of the Company to make and consummate the offer with respect to any Asset Sale Offer or Change of Control Offer, or modify any of the provisions or definitions with respect thereto;

          (7) reduce the rate or change the time for payment of interest or Special Interest, if any, on the Notes;

          (8) modify or change any provision of the Indenture affecting the ranking of the Notes or any Guarantee in a manner adverse to the holders of the Notes; or

          (9) release any Guarantor from any of its obligations under its Guarantee or the Indenture other than in compliance with the Indenture.

EXCHANGE OFFER; REGISTRATION RIGHTS AGREEMENT; SPECIAL INTEREST

     The Company and the Guarantors entered into a registration rights agreement relating to the Notes (the "Registration Rights Agreement") pursuant to which the Company agreed, for the benefit of the Holders of the Notes:

          (1) to file within 120 days of the Issue Date a registration statement under the Securities Act with the SEC (the "Exchange Offer Registration Statement") relating to an exchange offer (the "Exchange Offer") pursuant to which securities substantially identical to the Notes (except that such securities will not contain terms with respect to the Special Interest payments described below or transfer restrictions) (all such securities issued in exchange for the Notes, the "exchange notes") would be offered in exchange for the then outstanding Notes tendered at the option of the Holders;

          (2) to use its best efforts to cause the Exchange Offer Registration Statement to become effective no later than 150 days following the Issue Date; and

          (3) to use its best efforts to commence and complete the Exchange Offer no later than 180 days after such registration has become effective, to hold the Exchange Offer open for at least 25 days, and issue the applicable exchange notes for Notes validly tendered and not withdrawn before the expiration of the applicable Exchange Offer.

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

     Interest on the exchange notes will accrue from (1) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or (2) if no interest has been paid on the Notes so surrendered, the Issue Date.

     Under existing SEC interpretations, the exchange notes will in general be freely transferable after the applicable Exchange Offer without further registration under the Securities Act, except that broker-dealers ("Participating Broker-Dealers") receiving exchange notes in this Exchange Offer will be subject to a prospectus delivery requirement with respect to resale of those exchange notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of any unsold allotment from the original sale of the Notes) by delivery of the prospectus contained in the applicable Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company will be required to allow Participating Broker-Dealers to use the prospectus contained in the applicable Exchange Offer Registration Statement in connection with the resale of the applicable exchange notes. The Exchange Offer Registration Statement will be kept effective for a period of one year after the Exchange Offer has been completed in order to permit resales of exchange notes acquired by broker-dealers in the applicable Exchange Offer for the Notes acquired in after-market transactions.

     The Company will take the actions described in the following paragraph in the event that:

          (1) applicable interpretations of the staff of the SEC do not permit the issuer to effect such Exchange Offer;

          (2) for any other reason the Exchange Offer is not consummated within 180 days of the Closing Date; or

          (3) any holder of Registrable Notes shall notify the Company that such holder (a) is prohibited by applicable law or SEC policy from participating in the Exchange Offer, (b) may not resell exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (c) is a broker-dealer and holds Notes acquired directly from the Company or an "affiliate" of the Company (each such event referred to in clauses (1) through (3) above a "Shelf Registration Event").

     In the event of a Shelf Registration Event, the Company shall:

          (1) as promptly as practicable, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement");

          (2) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act;

          (3) use its best efforts to keep effective the Shelf Registration Statement until the earlier of the disposition of the Notes covered by the Shelf Registration Statement or two years after its effective date (or such earlier time when the Notes are eligible for resale pursuant to Rule 144(k) under the Securities Act); and

          (4) provide to each Holder of the Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes.

     A Holder of the Notes that sells Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Holder (including certain indemnification rights and obligations).

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

     While the registration statement for this exchange has been declared effective, there can be no assurance that it will continue to be effective for the period contemplated by the above requirements, or that any other registration statement contemplated above will become effective when and if required to be filed.

     The Company will pay liquidated damages, in the form of additional interest ("Special Interest"), to each Holder of Notes if:

          (1) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing;

          (2) any of the registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

          (3) the Company fails to consummate the Exchange Offer within 30 days of the deadline for effectiveness of the Exchange Offer Registration Statement; or

          (4) if applicable, the Shelf Registration Statement is declared effective but thereafter ceases to be effective prior to two years from its original effective date (each such event referred to in clauses (1) through (4) above a "Registration Default").

     Special Interest (in addition to the base interest that would otherwise accrue) will accrue on the Notes at a rate of .50% per annum for the first 90 days immediately following the occurrence of the first Registration Default. The Special Interest rate will increase by an additional .25% per annum at the beginning of each subsequent 90-day period, up to a maximum Special Interest rate of 1.5% per annum. Any amounts of Special Interest will be payable in cash on the interest payment dates of the Notes. The amount of Special Interest will be determined by multiplying the applicable Special Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Special Interest rate was applicable during such period, and the denominator of which is 360.

     The foregoing summary of provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium, interest and Special Interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

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

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

GOVERNING LAW

     The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York.

DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a person (1) assumed in connection with an Asset Acquisition from such person, (2) existing at the time such person becomes a Subsidiary of any other person or (3) indebtedness secured by a Lien encumbering any asset acquired by the Company or any of its Subsidiaries.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purpose of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any specified person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise. The Trustee may request and conclusively rely on an Officers' Certificate to determine whether any person is an Affiliate of the Company.

     "Amended Credit Agreement" means, the Fourth Amended and Restated Credit Agreement, dated as of January 17, 2002, among the Company, and certain of its subsidiaries as borrowers thereunder, First Union National Bank (now known as Wachovia Bank, National Association), as Domestic Agent and Multicurrency Agent, SunTrust Bank, as Collateral Agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, extended, replaced, restated or refinanced from time to time and whether with the present lender or other lenders and administrative agents.

     "Asset Acquisition" means:

          (1) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company;

          (2) the acquisition by the Company or any Subsidiary of the Company of the assets of any person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such person; or

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

          (3) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any person (other than a Subsidiary of the Company).

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Wholly Owned Subsidiary of the Company, in one or a series of related transactions, of:

          (1) any Capital Stock of any Subsidiary of the Company (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law);

          (2) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or

          (3) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business.

     Notwithstanding the foregoing, the term "Asset Sale" shall not include:

          (1) any sale, transfer or other disposition of equipment, tools or other assets by the Company or any of its Subsidiaries in one or a series of related transactions in respect of which the Company or such Subsidiary receives cash or property with an aggregate Fair Market Value of $1,000,000 or less;

          (2) sales of accounts receivable or interests in accounts receivable of the Company or any Subsidiaries pursuant to the Receivables Securitization Agreements; and

          (3) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the covenant whose provisions are described under "-- Merger, Sale of Assets, Etc." above.

     "Assets" of any person means all types of real, personal, tangible, intangible or mixed property or assets owned by such person whether or not included in the most recent consolidated financial statements of the Company and its Subsidiaries under GAAP.

     "Attributable Indebtedness" means in respect of a sale and leaseback transaction at the time of determination thereof, the greater of:

          (1) the capitalized amount in respect of such transaction that would appear on the face of a balance sheet of the lessee in accordance with GAAP; and

          (2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

     "Attributable Liens" means, in connection with a sale and leaseback transaction, the lesser of (1) the fair market value of the assets subject to such transaction, and (2) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding Notes issued under the Indenture determined on a weighted average basis and compounded semiannually) of the obligations of the lessee for rental payments during the term of the related lease.

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (1) the sum of the products of (A) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (B) the amount of each such principal payment by (2) the sum of all such principal payments.

     "Borrowing Base" has the meaning set forth in the Amended Credit Agreement as in effect on the Issue Date.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than
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debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means, at any time:

          (1) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

          (2) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;

          (3) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; or

          (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

     "Change of Control" means the occurrence of any of the following events:

          (1) a Change of Control shall have occurred under the Company's 9.5% Notes;

          (2) so long as the holders of the Company's Class B Common Stock are entitled to elect a majority of the Company's Board of Directors, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall become the "beneficial owner(s)" (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the Company's Class B Common Stock;

          (3) at any time, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall become the "beneficial owner(s)" (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the total outstanding Voting Stock of the Company;

          (4) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

             (A) the outstanding Voting Stock of the Company is converted into or exchanged for (i) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation, or (ii) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under the Indenture, or a combination thereof, and

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             (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of 50% or more of the total Voting Stock of the surviving or transferee corporation;

          (5) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (6) the Company is liquidated or dissolved or adopts a plan of liquidation.

     "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

          (1) Consolidated Net Income;

          (2) Consolidated Non-cash Charges;

          (3) Consolidated Interest Expense;

          (4) Consolidated Income Tax Expense; and

          (5) One third of Consolidated Rental Payments

less any non-cash items increasing Consolidated Net Income for such period.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period.

     In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (1) the incurrence of any Indebtedness of such person or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.
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

     Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio" (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of:

          (1) Consolidated Interest Expense;

          (2) the product of (A) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of such person and its Subsidiaries on a consolidated basis, and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal; and

          (3) one-third of Consolidated Rental Payments.

     "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (1) the interest expense of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (A) any amortization of debt discount, (B) the net cost under Interest Rate Protection Obligations, (C) the interest portion of any deferred payment obligation, (D) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and (E) all accrued interest and (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Assets" means, as of any particular time, the aggregate amount of assets after deducting therefrom all current liabilities except for
(1) notes and loans payable; (2) current maturities of long-term debt; and (3) current maturities of obligations under capital leases, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

          (1) all extraordinary gains or losses;

          (2) the portion of net income (but not losses) of such person and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Subsidiaries;

          (3) net income (or loss) of any person combined with such person or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination;

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

          (4) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis;

          (5) gains or losses in respect of any Asset Sales by such person or one of its Subsidiaries; and

          (6) the net income of any Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

     "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Non-Cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Subsidiaries reducing Consolidated Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

     "Consolidated Rental Payments" of any person means, for any period, the aggregate rental obligations of such person and its consolidated Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in accordance with GAAP, payable in respect of such period (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such person and its Subsidiaries or in the notes thereto, excluding, however, in any event:

          (1) that portion of Consolidated Interest Expense of such person representing payments by such person or any of its consolidated Subsidiaries in respect of Capitalized Lease Obligations (net of payments to such person or any of its consolidated Subsidiaries under subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining Consolidated Interest Expense); and

          (2) the aggregate amount of amortization of obligations of such person and its consolidated Subsidiaries in respect of such Capitalized Lease Obligations for such period (net of payments to such person or any of its consolidated Subsidiaries and subleases qualifying as capitalized lease subleases to the extent that such payments could be deducted in determining such amortization amount).

     "Consolidated Tangible Assets" means the sum of the Tangible Assets of the Company and its Subsidiaries after eliminating inter-company items, all determined in accordance with GAAP, including appropriate deductions for minority interest in Net Tangible Assets of such Subsidiaries.

     "Currency Agreement" means, with respect to any person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such person or any of its Subsidiaries against fluctuations in currency values.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

     "Event of Default" has the meaning set forth under "Events of Default" herein.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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     "exchange notes" has the meaning set forth under the heading "Exchange
Offer; Registration Rights Agreement; Special Interest".

     "Fair Market Value" means, with respect to any assets, the price, as determined by the Board of Directors of the Company, acting in good faith which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, with respect to any transaction which involves an asset or assets in excess of $5,000,000, such determination shall be evidenced by a certificate of an officer of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

     "Guarantee" means each guarantee of the Notes by each Guarantor.

     "guarantee" means, as applied to any obligation:

          (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

          (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Guarantor" means:

          (1) each of:

     - Bentley Mills, Inc. (now known as Bentley Prince Street, Inc.), a Delaware corporation

     - Bentley Royalty Company (now known as Bentley Mills, Inc.), a Nevada corporation

     - Chatham Marketing Co., a North Carolina corporation

     - Chatham, Inc., a North Carolina corporation

     - Commercial Flooring Systems, Inc., a Pennsylvania corporation

     - Flooring Consultants, Inc., an Arizona corporation

     - Guilford of Maine Finishing Services, Inc., a Nevada corporation

     - Guilford of Maine Marketing Co., a Nevada corporation

     - Guilford of Maine, Inc., a Nevada corporation

     - Intek Marketing Co., a Nevada corporation

     - Intek, Inc., a Georgia corporation

     - Interface Americas Holdings, Inc., a Georgia corporation (formerly Interface Americas, Inc.)

     - Interface Americas, Inc., a Georgia corporation

     - Interface Americas Re:Source Technologies, Inc., a Georgia corporation

     - Interface Architectural Resources, Inc., a Michigan corporation (formerly C-Tec, Inc.)

     - Interface Fabrics Group, Inc., a Delaware corporation (formerly Guilford of Maine, Inc.)

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

     - Interface Flooring Systems, Inc., a Georgia corporation

     - Interface Licensing Company, a Nevada corporation

     - Interface Overseas Holdings, Inc., a Georgia corporation (successor by merger to Interface Europe, Inc. and Interface Asian Pacific, Inc.)

     - Interface Real Estate Holdings, LLC, a Georgia limited liability company

     - Interface Royalty Company, a Nevada corporation

     - Pandel, Inc., a Georgia corporation

     - Prince Street Royalty Company, a Nevada corporation

     - Quaker City International, Inc., a Pennsylvania corporation

     - Re:Source Americas Enterprises, Inc., a Georgia corporation

     - Re:Source Massachusetts Floor Covering, Inc., a Massachusetts corporation (formerly known as Congress Flooring Corp.)

     - Re:Source New Jersey, Inc., a New Jersey corporation (formerly known as
       B. Shehadi & Sons, Inc.)

     - Re:Source New York, Inc., a New York corporation (formerly known as Lasher/White Carpet Company, Inc.)

     - Re:Source Washington, D.C., Inc., a Virginia corporation

     - Superior/Reiser Flooring Resources, Inc., a Texas corporation

     - Toltec Fabrics, Inc., a Georgia corporation

     and each other Material U.S. Subsidiary (other than a Securitization Subsidiary); and

          (2) each person who delivers a Guarantee pursuant to the covenant described under "-- The Guarantees" above and shall include any successor replacing it pursuant to the Indenture, and thereafter means such successor.

     "Guilford Equipment Lease" means the Master Equipment Lease Agreement dated as of June 30, 1995, between Fleet Credit Corporation and Guilford of Maine, Inc., relating to the leasing of various textile manufacturing equipment in aggregate amount (acquisition costs) of not more than $21,000,000, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other person(s) as lessor(s) or lender(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

     "Indebtedness" means, with respect to any person, without duplication:

          (1) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction;

          (2) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

          (3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the

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     seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

          (4) all obligations of such person arising under Capitalized Lease Obligations (including those arising under the Guilford Equipment Lease);

          (5) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

          (6) all guarantees of Indebtedness referred to in this definition by such person;

          (7) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

          (8) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person; and

          (9) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses
     (1) through (8) above.

     For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "Independent Financial Advisor" means a firm which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Rate Protection Agreement" means, with respect to the Company or any of its Subsidiaries, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

     "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. "Investments" does not include payments made as the purchase consideration in an Asset Acquisition.

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     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Material Subsidiary" means each Subsidiary, now existing or hereinafter established or acquired, that has or acquires total assets in excess of $10,000,000, or that holds any fixed assets material to the operations or business of another Material Subsidiary.

     "Material U.S. Subsidiary" means each Material Subsidiary of the Company that is incorporated in the United States or any State thereof.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) net of (1) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (2) provisions for all taxes payable as a result of such Asset Sale, (3) amounts required to be paid to any person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and (4) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

     "9.5% Notes" means the Company's 9.5% Senior Subordinated Notes due 2005.

     "Permitted Holder" means any of (1) Ray C. Anderson, Daniel T. Hendrix, Michael D. Bertolucci, Brian L. DeMoura, John R. Wells, Raymond S. Willoch, Robert A. Coombs, Patrick C. Lynch, Carl I. Gable, and J. Smith Lanier, II and
(2) in the case of each individual referred to in the preceding clause (1), for the purposes of this definition, the reference to such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts established by such individual (whether inter vivos or testamentary) for the benefit of members of such individual's immediate family.

     "Permitted Investments" means any of the following:

          (1) Investments in any Subsidiary of the Company (including any person that pursuant to such Investment becomes a Subsidiary of the Company) and in any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Subsidiary of the Company at the time such Investment is made;

          (2) Investments in Cash Equivalents;

          (3) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

          (4) Investments in the Notes;

          (5) Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in foreign exchange rates;

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          (6) loans or advances to officers, employees or consultants of the
     Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding;

          (7) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Subsidiaries that were created, in accordance with the terms of the Indenture;

          (8) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in interest rates; and

          (9) Investments, in addition to those described in clauses (1) through
     (8) above, in an aggregate amount at any time outstanding not to exceed 15% of the Company's Consolidated Net Worth.

          "Permitted Liens" means the following types of Liens:

          (1) Liens existing on the Issue Date;

          (2) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (3) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (4) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (5) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (6) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (7) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (8) purchase money Liens to finance the acquisition or construction of property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed, and (B) the Lien securing such Indebtedness either exists at the time of such acquisition or construction, or shall be created within 90 days of such acquisition or construction;

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          (9) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (10) Liens on any property securing the obligations of the Company or any Subsidiary in respect of letters of credit issued by the lenders under the Amended Credit Agreement and as permitted under the Amended Credit Agreement in support of industrial development revenue bonds;

          (11) Liens, if any, that may be deemed to have been granted in connection with accounts receivable or interests in accounts receivable of the Company or any Subsidiary as a result of the assignment thereof pursuant to the Receivables Securitization Agreements;

          (12) Liens on assets of the Company and its Subsidiaries securing Indebtedness under the Amended Credit Agreement (including guarantees by any Subsidiary in respect of such Indebtedness);

          (13) Liens, if any, arising under the Guilford Equipment Lease;

          (14) Liens included in the IRB Collateral as may be approved by the Collateral Agent pursuant to the terms of the Amended Credit Agreement; and

          (15) Liens securing the Notes or any Guarantee.

     "person" means any individual, corporation, limited liability company partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Public Equity Offering" means a completed firm commitment underwritten public offering of Equity Interests (other than Redeemable Capital Stock) of the Company pursuant to an effective registration statement (other than a registration statement filed on Form S-4 or S-8 (or a successor form thereto) filed with the SEC in accordance with the Securities Act.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding or issued after the date of the Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

     "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of December 19, 2000, among Interface Securitization Corporation, the Company, certain financial institutions parties thereto, Jupiter Securitization Corporation and Bank One, N.A., as agent, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other person(s) as purchaser(s), lender(s) or agent(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing, whether with the same or any other person) provided that the sales of receivables pursuant to any such receivables purchase agreement are on non-recourse terms not materially less favorable to the Company and its Subsidiaries as provided for in the Receivables Purchase Agreement and that the aggregate amount of sales under such Receivables Securitization Agreements at any one time outstanding shall not exceed a total of $65,000,000.

     "Receivables Sale Agreement" means the Receivables Sale Agreement dated as of December 19, 2000 between the Company and Interface Securitization Corporation, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other person(s) as purchaser(s), lender(s) or agent(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing) provided that the sales of receivables pursuant to any such receivables sale agreement are on non-recourse terms not materially less favorable to the Company and its Subsidiaries as provided for in the Receivables Sale

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Agreement and that the aggregate amount of sales under the Receivables
Securitization Agreements at any one time outstanding shall not exceed a total of $65,000,000.

     "Receivables Securitization Agreements" means the Receivables Purchase Agreement, the Receivables Sale Agreement and the Receivables Transfer Agreement.

     "Receivables Transfer Agreement" means the Receivables Transfer Agreement, dated as of December 19, 2000, among Bentley Mills, Inc. (now known as Bentley Prince Street, Inc.), Chatham Marketing Co., Guilford of Maine Marketing Co., Intek Marketing Co., Interface Architectural Resources, Inc., Interface Flooring Systems, Inc., Pandel, Inc., Prince Street Technologies, Ltd., Toltec Fabrics, Inc., and the Company, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with same or any other person(s) as purchaser(s), lender(s), or agent(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing) provided that the sales of receivables pursuant to any such receivables transfer agreement are on non-recourse terms not materially less favorable to the Company and its Subsidiaries as provided for in the Receivables Transfer Agreement and that the aggregate amount of sales under the Receivables Securitization Agreements at any one time outstanding shall not exceed a total of $65,000,000.

     "Redeemable Capital Stock" means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     "Securitization Subsidiary" shall mean Interface Securitization Corporation, a Delaware corporation, or any other Subsidiary of Company organized as a special purpose entity (1) to acquire accounts receivable from the Company and/or any Subsidiary of the Company pursuant to the Receivables Securitization Agreements, and (2) to sell, convey or otherwise transfer such accounts receivable, any interests therein and any assets related thereto, to one or more financing entities under the Receivables Securitization Agreements, but only so long as such Subsidiary is, in fact, engaged in such activities.

     "Senior Indebtedness" means, as to the Company Indebtedness of the Company that is not Subordinated Indebtedness and, as to any Guarantor, means Indebtedness of the Guarantor which is not Subordinated Indebtedness.

     "Significant Subsidiary" shall have the same meaning as in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "S&P" means Standard & Poor's Corporation, and its successors.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subordinated Indebtedness" means, as to the Company, any Indebtedness of the Company that, pursuant to the instrument evidencing or governing such Indebtedness, is subordinated in right of payment to the Notes and, as to any Guarantor, means Indebtedness of the Guarantor which is subordinated in right of payment to the Guarantees.

     "Subsidiary" means, with respect to any person, (1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (2) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries thereof or
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

such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under the Indenture, other than for purposes of the definition of an Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee under the Indenture, accompanied by an Officers' Certificate as to compliance with the Indenture.

     "Tangible Assets" means, at any date, the gross book value, as shown by the accounting books and records of the Company and its Subsidiaries, of all the property both real and personal of the Company and its Subsidiaries, less:

          (1) the net book value of all licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, noncompete agreements or organizational expenses and other like intangibles;

          (2) unamortized debt discount expense;

          (3) all reserves for depreciation, obsolescence, depletion and amortization of properties; and

          (4) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by the Company.

     "Unrestricted Subsidiary" means a Subsidiary of the Company other than a
Guarantor:

          (1) none of whose properties or assets were owned by the Company or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" above;

          (2) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness; and

          (3) which has no Indebtedness other than Non-Recourse Indebtedness.

     As used above, "Non-Recourse Indebtedness" means Indebtedness as to which:

          (1) neither the Company nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary)

             (A) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness);

             (B) guarantees or is otherwise directly or indirectly liable; or

             (C) constitutes the lender (in each case, other than pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments"), and

          (2) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

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     "Wholly Owned Subsidiary" means any Subsidiary of the Company of which 100%
of the outstanding Capital Stock is owned by the Company or by one or more
Wholly Owned Subsidiaries of the Company or by the Company and one or more
Wholly Owned Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

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                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain material United States federal income and estate tax considerations relating to the purchase, ownership and disposition of the Notes by an initial beneficial owner of the Notes, and the exchange by an initial beneficial owner of the original notes for exchange notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations and judicial decisions and administrative interpretations thereunder, as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect, or to different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax considerations described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the United States federal tax considerations resulting from acquiring, holding or disposing of the Notes.

     In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances (such as the alternative minimum tax provisions of the Code), or to certain categories of investors (including, but not limited to, certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold the Notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction, pass-through entities (e.g., partnerships) or persons who hold the Notes through a pass-through entity, or individuals who are United States expatriates) that may be subject to special rules. This discussion is limited to initial holders who hold the Notes as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

U.S. HOLDERS

     As used in this discussion, the term "U.S. Holder" means a holder of a Note that is:

     - a citizen or resident of the United States for United States federal income tax purposes, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test prescribed under the Code;

     - a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

     - an estate, the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

     As used in this discussion, the term "Non-U.S. Holder" means a holder of a Note that is not a U.S. Holder.

     Interest on Notes. Interest on the Notes will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued, depending on the holder's method of tax accounting.

     Sale, Exchange, Retirement or Other Taxable Disposition of the Notes. Upon the sale, exchange, retirement or other taxable disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the fair market value of the proceeds received in exchange for the Note (except to the

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extent attributable to the payment of accrued interest, which generally will be taxable as ordinary income) and the U.S. Holder's adjusted tax basis in the Note.

     A U.S. Holder's adjusted tax basis in a Note generally will equal the price paid by the U.S. Holder for the Note decreased by any repayments of principal received thereon. Gain or loss, realized on the sale, exchange or retirement of a Note will be capital gain or loss. For U.S. Holders who are individuals, the gain generally is taxed at ordinary income tax rates if the Note is held for 12 months or less, and at a maximum statutory federal income tax rate of 20% if the
Note is held for more than 12 months.

     Exchange Offer. In satisfaction of the holders' registration rights as described elsewhere in this prospectus, we are offering to exchange the exchange notes for the original notes. The exchange notes do not differ materially in kind or extent from the original notes, and therefore a U.S. Holder's exchange of original notes for exchange notes should not constitute a taxable disposition of the original notes for United States federal income tax purposes. As a result, a U.S. Holder should not recognize taxable income gain or loss on the exchange, the holder's holding period for the exchange notes should generally include the holding period for the original notes so exchanged, and the holder's adjusted tax basis in the exchange notes should generally be the same as the holder's adjusted tax basis in the original notes so exchanged.

     Payments of Special Interest. We intend to take the position for United States federal income tax purposes that payments of Special Interest, as described above under "Description of the Notes," if paid as required therein, should be taxable to a U.S. Holder as additional interest income when received or accrued, in accordance with the holder's method of tax accounting. This position is based in part on the assumption that as of the date of issuance of the Notes, the possibility that Special Interest will have to be paid is a "remote" or "incidental" contingency. Our determination that the possibility is a remote or incidental contingency is binding on a U.S. Holder, unless the holder explicitly discloses to the IRS, on the holder's return for the year during which the Note is acquired, that the holder is taking a different position. Regardless of our position, however, the IRS may take the contrary position that the payment of Special Interest is not a remote or incidental contingency, which could cause the Notes to be treated as having been issued with original issue discount. This contrary position could affect the timing and character of both the holder's income from the Notes and our deduction with respect to the payments of Special Interest. Prospective holders should consult their own tax advisers regarding the tax considerations that relate to the payment or potential payment of Special Interest.

NON-U.S. HOLDERS

     In the following discussion, we summarize the principal United States federal income and estate tax considerations resulting from the acquisition, ownership and disposition of the Notes by Non-U.S. Holders.

     Interest on Notes. Subject to the discussion below of backup withholding, interest paid on the Notes to a Non-U.S. Holder generally will not be subject to United States federal income tax if:

     - such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder;

     - the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all classes of our stock entitled to vote;

     - the Non-U.S. Holder is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code; and

     - the beneficial owner, under penalty of perjury, certifies that the owner is not a United States person and provides the owner's name and address.

     If certain requirements are satisfied, the certification described in the last clause above may be provided by a securities clearing organization, a bank, or other financial institution that holds customers securities in the ordinary course of its trade or business. Under Treasury Regulations, the certification described in the last clause above may also be provided by a qualified intermediary on behalf of one or

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more beneficial owners (or other intermediaries), provided that such intermediary has entered into a withholding agreement with the IRS and certain other conditions are met.

     A holder that is not exempt from tax under these rules will be subject to United States federal income tax withholding at a rate of 30% unless:

     - the interest is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax); or

     - the rate of withholding is reduced or eliminated by an applicable income tax treaty; and

     - in either case, the Non-U.S. Holder provides us with proper certification as to the holder's exemption from withholding.

     In the event any Special Interest we are required to pay pursuant to a failure to register the exchange notes for sale to the public is treated as interest, the tax treatment of such payments should be the same as other interest payments received by a Non-U.S. Holder. However, the IRS may treat such payments as other than interest, in which case they would be subject to United States federal withholding tax at a rate of 30%, unless the holder qualifies for a reduced rate of tax or an exemption under a tax treaty.

     Gain on Disposition of the Notes. A Non-U.S. Holder generally will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of a Note, including an exchange of an original note for an exchange note, unless:

     - in the case of an individual Non-U.S. Holder, such holder is present in the United States for 183 days or more in the year of such sale, exchange or redemption, and certain other requirements are met;

     - the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates; or

     - the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder.

     U.S. Federal Estate Tax. A Note held by an individual who at the time of death is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) will not be subject to United States federal estate tax if the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock and, at the time of the individual's death, payments with respect to such Note would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

OPTIONAL REDEMPTION

     At certain times and subject to certain conditions, we are entitled to redeem all or a portion of the Notes. Treasury regulations contain special rules for determining the yield to maturity and maturity date on a debt instrument in the event the debt instrument provides for a contingency that could result in the acceleration or deferral of one or more payments. We believe that under these rules the redemption provisions of the Notes should not affect the computation of the yield to maturity or maturity date of the Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     U.S. Holders. Information reporting will apply to payments of interest on or the proceeds of the sale or other disposition of the Notes made by us with respect to certain non-corporate U.S. Holders. A U.S. Holder will further be subject to backup withholding at the rate of 30% with respect to interest, principal and premium, if any, we pay on a Note, unless the holder (1) is an entity (including corporations, tax-exempt organizations and certain qualified nominees) that is exempt from withholding and, when required,
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demonstrates this fact; or (2) provides us with a correct taxpayer identification number, certifies that the taxpayer identification number is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

     Non-U.S. Holders. We will, when required, report to the IRS and to each Non-U.S. Holder the amount of any interest paid to, and the tax withheld with respect to, such holder, regardless of whether any tax was actually withheld on such payments. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of a specific treaty or agreement.

     Under current Treasury Regulations, backup withholding and information reporting will not apply to payments of interest on or principal of the Notes by us or our agent to a Non-U.S. Holder if the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption (provided that neither we nor our agent have actual knowledge that the holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied). The payment of the proceeds on the disposition of Notes to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless the owner provides the certification described above or otherwise establishes an exemption. The proceeds of the disposition by a Non-U.S. Holder of Notes to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if such broker is a U.S. person, a controlled foreign corporation or a foreign person deriving 50% or more of its gross income from all sources for certain periods from activities that are effectively connected with the conduct of a United States trade or business, information reporting requirements will apply unless such broker has documentary evidence in its files of the holder's status as a Non-U.S. Holder and has no actual knowledge to the contrary or unless the holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's United States federal income tax liability provided that the required information is furnished to the IRS.

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                              PLAN OF DISTRIBUTION

     Based on existing SEC staff interpretations, we believe that the registration and prospectus delivery requirements of the Securities Act will not apply to holders of exchange notes issued in this exchange offer who offer those notes for resale, resell, or otherwise transfer them. This exemption only applies, however, if the holder:

     - acquired the exchange notes in the ordinary course of its business; and

     - is not participating in, and does not intend to participate in, a distribution of the exchange notes, either alone or in cooperation with another.

     Each holder of original notes who wishes to participate in the exchange offer must make certain representations to us concerning its status and intent. These representations are described in "The Exchange Offer -- Purpose and Effect of the Exchange Offer".

     If you tender original notes in the exchange offer with the intent or for the purpose of participating in a distribution of the exchange notes, you cannot rely on the staff interpretations and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is available, the resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act.

     The registration and prospectus delivery requirements also continue to apply to holders that are:

     - our "affiliate(s)" within the meaning of Rule 405 under the Securities
       Act;

     - broker-dealers who acquire exchange notes directly from us; or

     - broker-dealers who acquire exchange notes as a result of market-making or other trading activities.

     Broker-dealers who receive exchange notes for their own account in exchange for original notes that they acquired through market-making activities or other trading activities are subject to the prospectus delivery requirement. These broker-dealers must acknowledge in the letter of transmittal that they will deliver a prospectus in connection with any resales of exchange notes. To date, the SEC staff has allowed these broker-dealers to use the prospectus contained in an exchange offer registration statement, such as this prospectus, to fulfill the prospectus delivery requirement with respect to exchange transactions like this offer. This rule does not apply to resales of unsold allotments from the initial sale of the original notes.

     We have agreed to permit broker-dealers and any other person subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of exchange notes. For a period of one year after the exchange offer expires, we will make this prospectus, as amended or supplemented, available to any broker-dealer that so requests in its letter of transmittal. Except as expressly authorized by us, no person may use this prospectus in connection with any offer to resell, resale or other retransfer of exchange notes.

     Broker-dealers may resell exchange notes directly to purchasers or through other broker-dealers, to whom they may pay commissions or concessions in connection with the resale. Any broker-dealer that resells exchange notes received for its own account or that participates in a distribution of exchange notes may be deemed an "underwriter" under the Securities Act. Any profit on exchange note resales, including any commissions or concessions received by such broker-dealers, may be deemed underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging the prospectus delivery requirement and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Broker-dealers who receive exchange notes for their own account in the exchange offer may sell them from time to time:

     - in the over-the-counter market;

     - in negotiated transactions;

     - by writing options on the exchange notes; or

     - by a combination of these methods.

     The prices received by broker-dealers in resale transactions may be:

     - the market price prevailing at the time of resale;

     - prices related to the prevailing market price; or

     - negotiated prices.

     Persons participating in the exchange offer may engage in transactions that stabilize, maintain, or otherwise affect the price of the exchange notes. This may include short sales of the notes. In a short sale, a person agrees to sell more exchange notes than we issue to them in the exchange offer. The short seller "covers" its short position by buying additional notes in the open market. In addition, these persons may stabilize or maintain the price of the exchange notes by bidding for or purchasing exchange notes in the open market or by imposing penalty bids. In a penalty bid, the selling concessions allowed to dealers participating in the offering may be reclaimed if exchange notes sold by them are repurchased in stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the exchange notes at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     We have agreed to pay all expenses of the exchange offer, other than commissions and concessions of any brokers or dealers. We will indemnify holders of original notes, including broker-dealers, against certain liabilities, including liabilities under the Securities Act. Our agreements on these issues are part of the Registration Rights Agreement we signed in connection with our original issuance of the original notes.

                                 LEGAL MATTERS

     Certain legal matters regarding the validity of the exchange notes will be passed upon for us by Kilpatrick Stockton LLP, Atlanta, Georgia.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of Interface, Inc. included in our Annual Report on Form 10-K for the year ended December 30, 2001, which is filed with the Commission and incorporated by reference in this prospectus, have been audited by BDO Seidman, LLP, independent auditors, to the extent and for the periods set forth in their report also included in that Annual Report on Form 10-K and incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

               INCORPORATION BY REFERENCE AND AVAILABLE DOCUMENTS

     Our Annual Report on Form 10-K for the fiscal year ended December 30, 2001 filed with the Commission pursuant to the Exchange Act, is incorporated by reference into, and is a part of, this prospectus.

     All documents subsequently filed by pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the date which is one year after the expiration of the exchange offer shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such document.

     Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     As explained below in "Where You Can Find More Information", these incorporated documents (as well as other documents filed by us under the Exchange Act) are available at the Commission and may be accessed in a number of ways, including online via the Internet. In addition, we will provide without charge to each recipient of this prospectus, upon written request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the document that this prospectus incorporates by reference). Requests should be directed to Interface, Inc., 2859 Paces Ferry Road, Suite 2000, Atlanta, GA 30339, Attention: Patrick C. Lynch, Chief Financial Officer,
Telephone: (770) 437-6848, Facsimile: (770) 437-0070; E-mail:
patrick.lynch@us.interfaceinc.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference rooms. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). Our common stock is quoted on the Nasdaq National Market under the symbol IFSIA. You also may read and copy reports and other information we file at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                (INTERFACE LOGO)

                               OFFER TO EXCHANGE

                    10 3/8% SENIOR NOTES DUE 2010, SERIES B
                                      FOR
                    10 3/8% SENIOR NOTES DUE 2010, SERIES A
                                EXCHANGE AGENT:

                      WACHOVIA BANK, NATIONAL ASSOCIATION
                          Customer Information Center
                           Corporate Trust Operations
                        1525 West W.P. Harris Boulevard
                                      3C3
                                 Mail Code 1153

                              Charlotte, NC 28262

                              --------------------
                                   PROSPECTUS
                              --------------------

                                ________ , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As provided under Georgia law, the Registrant's Articles of Incorporation, as amended (the "Articles of Incorporation") provide that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Registrant as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Registrant, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper benefit.

     Under Article VII of the Registrant's Bylaws, as amended (the "Bylaws"), the Registrant is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director. An officer or director may only be indemnified if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful. No officer or director who has been adjudged liable for the improper receipt of a personal benefit is entitled to indemnification.

     Any officer or director who has been wholly successful on the merits or otherwise in an action or proceeding in his official capacity is entitled to indemnification as to expenses by the Registrant. All other determinations in respect of indemnification shall be made by either: (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel selected in accordance with the Bylaws and at the request of the Board; or (iii) the holders of a majority of the Registrant's stock who at such time are entitled to vote for the election of directors.

     The provisions of the Registrant's Bylaws on indemnification are consistent in all material respects with the laws of the State of Georgia, which authorize indemnification of corporate officers and directors.

     The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number   Description of Exhibit
-------  ----------------------
 4.1     Indenture governing the Registrant's 10.375% Senior Notes
         due 2010, among the Registrant, certain U.S. subsidiaries of the Registrant, as Guarantors, and First Union National
         Bank, as Trustee (included as Exhibit 4.5 to the
         Registrant's Form 10-K for the year ended December 30, 2001, previously filed with the Commission and incorporated herein by reference).
 4.2     Purchase Agreement, dated January 11, 2002, among the
         Registrant, the Subsidiary Guarantors, and the Initial
         Purchasers.
 4.3     Registration Rights Agreement, dated as of January 17, 2002, among the Registrant, certain U.S. subsidiaries of the
         Registrant, as Guarantors, Salomon Smith Barney, Inc., and
         First Union Securities, Inc. (included as Exhibit 4.6 to the
         Registrant's Form 10-K for the year ended December 30, 2001, previously filed with the Commission and incorporated herein by reference).
 4.4     Form of exchange note (included in Exhibit 4.1).

Exhibit
Number   Description of Exhibit
-------  ----------------------
*5       Opinion of Kilpatrick Stockton LLP.
 8       Tax Opinion of Kilpatrick Stockton LLP.
10.58    Fourth Amended and Restated Credit Agreement, dated as of
         January 17, 2002, among the Registrant (and certain direct and indirect subsidiaries), the lenders listed therein,
         First Union National Bank, SunTrust Bank, and Citicorp North
         America, Inc. (included as Exhibit 10.6 to the Registrant's
         Form 10-K for the year ended December 30, 2001, previously filed with the Commission and incorporated herein by
         reference).
21       Subsidiaries.
*23.1    Consent of Kilpatrick Stockton LLP (See Exhibit 5).
23.2     Consent of BDO Seidman, LLP.
24       Powers of Attorney (See signature pages).
25       Statement of Eligibility of Trustee under the Trust
         Indenture Act on Form T-1.
99.1     Form of Transmittal Letter.
99.2     Form of Notice of Guaranteed Delivery.

---------------

 *  To be filed by amendment.

(b) Financial Statement Schedules: None.

(c) Reports, Opinions or Appraisals: Not Applicable.

ITEM 22.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Articles of Incorporation or Bylaws or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTERFACE, INC.

                                          By: /s/ Daniel T. Hendrix
                                            ------------------------------------
                                              Daniel T. Hendrix
                                              President and
                                              Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Daniel T. Hendrix                           President, Chief Executive Officer and
---------------------------------------------   Director (Principal Executive Officer)
Daniel T. Hendrix


/s/ Patrick C. Lynch                            Vice President and Chief Financial Officer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Ray C. Anderson                             Chairman of the Board of Directors
---------------------------------------------
Ray C. Anderson


                                                Director
---------------------------------------------
Carl I. Gable


/s/ June M. Henton                              Director
---------------------------------------------
June M. Henton


/s/ Christopher G. Kennedy                      Director
---------------------------------------------
Christopher G. Kennedy
                             (Signatures continue on next page)

Signature                                       Position
---------                                       --------


/s/ J. Smith Lanier, II                         Director
---------------------------------------------
J. Smith Lanier, II


                                                Director
---------------------------------------------
James B. Miller, Jr.


/s/ Thomas R. Oliver                            Director
---------------------------------------------
Thomas R. Oliver


                                                Director
---------------------------------------------
Dianne Dillon-Ridgley


                                                Director
---------------------------------------------
Leonard G. Saulter


/s/ Clarinus C. Th. Van Andel                   Director
---------------------------------------------
Clarinus C. Th. Van Andel

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          BENTLEY PRINCE STREET, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Anthony P. Minite                           President
---------------------------------------------   (Principal Executive Officer)
Anthony P. Minite


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                             (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          BENTLEY MILLS, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Daniel T. Hendrix                           President
---------------------------------------------   (Principal Executive Officer)
Daniel T. Hendrix


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          CHATHAM MARKETING CO.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Derrill Rice                                President
---------------------------------------------   (Principal Executive Officer)
Derrill Rice


/s/ Patrick C. Lynch                            Vice President and Assistant Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          CHATHAM, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Derrill Rice                                President
---------------------------------------------
Derrill Rice                                    (Principal Executive Officer)

/s/ Patrick C. Lynch                            Vice President and Assistant Treasurer
---------------------------------------------
Patrick C. Lynch                                (Principal Financial and Accounting Officer)

/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          COMMERCIAL FLOORING
                                          SYSTEMS, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------
/s/ David L. Prosser                            President
---------------------------------------------
David L. Prosser                                (Principal Executive Officer)

/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------
Patrick C. Lynch                                (Principal Financial and Accounting Officer)

/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          FLOORING CONSULTANTS, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                              Position
---------                                              --------

/s/ David L. Prosser                                   President
-----------------------------------------              (Principal Executive Officer)
David L. Prosser

/s/ Patrick C. Lynch                                   Vice President and Treasurer
-----------------------------------------              (Principal Financial and Accounting
Patrick C. Lynch                                       Officer)

/s/ Daniel T. Hendrix                                  Director
-----------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          GUILIFORD OF MAINE FINISHING
                                          SERVICES, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                              Position
---------                                              --------

/s/ Brian L. DeMoura                                   President
-----------------------------------------              (Principal Executive Officer)
Brian L. DeMoura

/s/ Patrick C. Lynch                                   Vice President and Assistant Treasurer
-----------------------------------------              (Principal Financial and Accounting
Patrick C. Lynch                                       Officer)

/s/ Daniel T. Hendrix                                  Director
-----------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          GUILIFORD OF MAINE MARKETING CO.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                             Position
---------                                             --------

/s/ Margaret Dunford                                  President
---------------------------------------------------   (Principal Executive Officer)
Margaret Dunford


/s/ Patrick C. Lynch                                  Vice President and Assistant Treasurer
---------------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                                 Director
---------------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          GUILIFORD OF MAINE, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Brian L. DeMoura                            President
---------------------------------------------   (Principal Executive Officer)
Brian L. DeMoura


/s/ Patrick C. Lynch                            Vice President and Assistant Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTEK MARKETING CO.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Raymond Ogden                               President
---------------------------------------------   (Principal Executive Officer)
Raymond Ogden


/s/ Patrick C. Lynch                            Vice President and Assistant Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTEK, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Raymond Ogden                               President
---------------------------------------------   (Principal Executive Officer)
Raymond Ogden


/s/ Patrick C. Lynch                            Vice President and Assistant Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTERFACE AMERICAS HOLDINGS, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------
/s/ John R. Wells                               President
---------------------------------------------   (Principal Executive Officer)
John R. Wells


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTERFACE AMERICAS, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------
/s/ John R. Wells                               President
---------------------------------------------   (Principal Executive Officer)
John R. Wells


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTERFACE AMERICAS RE:SOURCE
                                          TECHNOLOGIES, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ John R. Wells                               President
---------------------------------------------   (Principal Executive Officer)
John R. Wells


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTERFACE ARCHITECTURAL
                                          RESOURCES, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ James A. Johnson                            President
---------------------------------------------   (Principal Executive Officer)
James A. Johnson


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTERFACE FABRICS GROUP, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Brian L. DeMoura                            President
---------------------------------------------   (Principal Executive Officer)
Brian L. DeMoura


/s/ Patrick C. Lynch                            Vice President and Assistant Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTERFACE FLOORING SYSTEMS, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Gregory E. Colando                          President
---------------------------------------------   (Principal Executive Officer)
Gregory E. Colando


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTERFACE LICENSING COMPANY

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                          Position
---------                                          --------
/s/ Daniel T. Hendrix                              President
------------------------------------------------   (Principal Executive Officer)
Daniel T. Hendrix

/s/ Patrick C. Lynch                               Vice President and Treasurer
------------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch

/s/ Daniel T. Hendrix                              Director
------------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTERFACE OVERSEAS HOLDINGS, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Robert A. Coombs                            President
---------------------------------------------   (Principal Executive Officer)
Robert A. Coombs

/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch

/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTERFACE ROYALTY COMPANY

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Daniel T. Hendrix                           President
---------------------------------------------   (Principal Executive Officer)
Daniel T. Hendrix


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          PANDEL, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ John R. Wells                               President
---------------------------------------------   (Principal Executive Officer)
John R. Wells


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          PRINCE STREET ROYALTY COMPANY

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Daniel T. Hendrix                           President
---------------------------------------------   (Principal Executive Officer)
Daniel T. Hendrix


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          QUAKER CITY INTERNATIONAL, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ David L. Prosser                            President
---------------------------------------------   (Principal Executive Officer)
David L. Prosser


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          RE:SOURCE AMERICAS ENTERPRISES, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                              Position
---------                                              --------

/s/ David L. Prosser                                   President
-----------------------------------------              (Principal Executive Officer)
David L. Prosser

/s/ Patrick C. Lynch                                   Vice President and Treasurer
-----------------------------------------              (Principal Financial and Accounting
Patrick C. Lynch                                       Officer)

/s/ Daniel T. Hendrix                                  Director
-----------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          RE:SOURCE MASSACHUSETTS FLOOR
                                          COVERING, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                              Position
---------                                              --------

/s/ David L. Prosser                                   President
-----------------------------------------              (Principal Executive Officer)
David L. Prosser

/s/ Patrick C. Lynch                                   Vice President and Treasurer
-----------------------------------------              (Principal Financial and Accounting
Patrick C. Lynch                                       Officer)

/s/ Daniel T. Hendrix                                  Director
-----------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          RE:SOURCE NEW JERSEY, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                              Position
---------                                              --------

/s/ David L. Prosser                                   President
-----------------------------------------              (Principal Executive Officer)
David L. Prosser

/s/ Patrick C. Lynch                                   Vice President and Treasurer
-----------------------------------------              (Principal Financial and Accounting
Patrick C. Lynch                                       Officer)

/s/ Daniel T. Hendrix                                  Director
-----------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          RE:SOURCE NEW YORK, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                              Position
---------                                              --------

/s/ David L. Prosser                                   President
-----------------------------------------              (Principal Executive Officer)
David L. Prosser

/s/ Patrick C. Lynch                                   Vice President and Treasurer
-----------------------------------------              (Principal Financial and Accounting
Patrick C. Lynch                                       Officer)

/s/ Daniel T. Hendrix                                  Director
-----------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          RE:SOURCE WASHINGTON, D.C., INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ David L. Prosser                            President
---------------------------------------------   (Principal Executive Officer)
David L. Prosser


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          SUPERIOR/REISER FLOORING RESOURCES,
                                          INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ David L. Prosser                            President
---------------------------------------------   (Principal Executive Officer)
David L. Prosser


/s/ Patrick C. Lynch                            Vice President and Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          TOLTEC FABRICS, INC.

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Barbara Nymark                              President
---------------------------------------------   (Principal Executive Officer)
Barbara Nymark


/s/ Patrick C. Lynch                            Vice President and Assistant Treasurer
---------------------------------------------   (Principal Financial and Accounting Officer)
Patrick C. Lynch


/s/ Daniel T. Hendrix                           Director
---------------------------------------------
Daniel T. Hendrix

                      (Signatures continue on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2002.

                                          INTERFACE REAL
                                          ESTATE HOLDINGS, LLC

                                          By: BENTLEY PRINCE STREET, INC.,
                                              AS SOLE MEMBER

                                          By: /s/ Patrick C. Lynch
                                            ------------------------------------
                                              Patrick C. Lynch
                                              Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2002 by the following persons in the capacities and on the dates indicated.

Signature                                       Position
---------                                       --------

/s/ Anthony P. Minite                           President of Bentley Prince Street, Inc.
---------------------------------------------   (Principal Executive Officer)
Anthony P. Minite


/s/ Patrick C. Lynch                            Vice President and Treasurer of Bentley
---------------------------------------------   Prince Street, Inc.
Patrick C. Lynch                                (Principal Financial and Accounting Officer)


/s/ Daniel T. Hendrix                           Director of Bentley Prince Street, Inc.
---------------------------------------------
Daniel T. Hendrix

                                 EXHIBIT INDEX

Exhibit
Number    Description of Exhibit
-------   ----------------------
   4.1    Indenture governing the Registrant's 10.375% Senior Notes
          due 2010, among the Registrant, certain U.S. subsidiaries of the Registrant, as Guarantors, and First Union National
          Bank, as Trustee (included as Exhibit 4.5 to the
          Registrant's Form 10-K for the year ended December 30, 2001, previously filed with the Commission and incorporated herein by reference).
   4.2    Purchase Agreement, dated January 11, 2002, by and among
          Interface, Inc., the Subsidiary Guarantors, and the Initial
          Purchasers.
   4.3    Registration Rights Agreement, dated as of January 17, 2002, among the Registrant, certain Guarantors, Salomon Smith
          Barney, Inc., and First Union Securities, Inc. (included as
          Exhibit 4.6 to the Registrant's Form 10-K for the year ended
          December 30, 2001, previously filed with the Commission and incorporated herein by reference).
   4.4    Form of exchange note (included in Exhibit 4.1).
  *5      Opinion of Kilpatrick Stockton LLP.
   8      Tax Opinion of Kilpatrick Stockton LLP.
  10.58   Fourth Amended and Restated Credit Agreement, among the
          Registrant (and certain direct and indirect subsidiaries),
          First Union National Bank, SunTrust Bank, and Citicorp North
          America, Inc. (included as Exhibit 10.6 to the Registrant's
          Form 10-K for the year ended December 30, 2001, previously filed with the Commission and incorporated herein by
          reference).
  21      Subsidiaries.
 *23.1    Consent of Kilpatrick Stockton LLP (See Exhibit 5).
  23.2    Consent of BDO Seidman, LLP.
  24      Powers of Attorney (See signature pages).
  25      Statement of Eligibility of Trustee under the Trust
          Indenture Act on Form T-1.
  99.1    Form of Transmittal Letter.
  99.2    Form of Notice of Guaranteed Delivery.

---------------

  *  To be filed by amendment.